UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment __)

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CLIFFS NATURAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 10, 2014
Dear Shareholder,
We are pleased to invite you to attend the 2014 Annual Meeting of Shareholders of Cliffs Natural Resources Inc. The following 2014 Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business that will be conducted at the meeting. You can find financial and other information about Cliffs in the accompanying Annual Report for the fiscal year ended December 31, 2013. These and other materials are also available on Cliffs’ investor relations website, http://ir.cliffsnaturalresources.com.
The Board of Directors recommends the approval of the proposals being presented by the Board of Directors at the 2014 Annual Meeting of Shareholders as being in the best interest of Cliffs and its shareholders. We urge you to read the Proxy Statement and give these proposals your careful attention.
The Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting of Shareholders and is soliciting proxies for only the nine nominees named herein.
You should know that Casablanca Capital LP, a Delaware limited partnership (together with its affiliates, “Casablanca”), has stated that it intends to nominate a slate of six nominees for election as directors at the 2014 Annual Meeting of Shareholders in opposition to the nine nominees recommended by the Board of Directors.
The Board of Directors does not endorse the election of any of Casablanca’s nominees and strongly urges you to vote FOR ALL of the nine nominees recommended by the Board of Directors. You may receive solicitation materials from Casablanca or certain entities or individuals affiliated with Casablanca, including a proxy statement and a gold proxy card. We believe that Casablanca's director nominations are intended to pressure Cliffs to adopt Casablanca's previously proposed strategic plans, which the Board does not believe are in the best interests of Cliffs' shareholders. We believe that the nine nominees proposed by the Board are better equipped to serve Cliffs and all of its shareholders than the Casablanca nominees.
Because the Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting of Shareholders, we expect that two nominees that were not nominated by the Board of Directors will be elected at the 2014 Annual Meeting of Shareholders. At this time, Casablanca is the only shareholder that has notified Cliffs of its intention to nominate directors for election at the 2014 Annual Meeting of Shareholders. Therefore, the Board of Directors expects that the remaining two board seats will be filled by two of the Casablanca nominees. Even if you vote FOR ALL of our nine Director nominees on the WHITE proxy card, we expect that at least two nominees that are nominated by Casablanca and/or another shareholder will be elected as directors at the 2014 Annual Meeting of Shareholders. The Board of Directors strongly urges you to vote FOR ALL of the nine nominees recommended by the Board of Directors. If cumulative voting is in effect with respect to the election of directors, which we currently anticipate will be the case, the named proxies intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees of the Board of Directors as possible.
Your vote is important regardless of the number of shares you own. The Board of Directors unanimously recommends that you vote FOR ALL of our nine Director nominees on the WHITE proxy card. I urge you to vote as soon as possible by telephone, by Internet or by signing, dating, marking and returning the enclosed WHITE proxy card by mail, even if you plan to attend the 2014 Annual Meeting of Shareholders.
The Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Casablanca. If you previously have submitted a gold proxy card sent to you by Casablanca, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or by signing, dating, marking and returning the enclosed WHITE proxy card. Only your latest-dated proxy will count.
We look forward to seeing you at the 2014 Annual Meeting of Shareholders. Thank you for being a shareholder and for the trust you have in our Company.

Sincerely,

Gary B. Halverson
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Be Held On July 29, 2014
11:30 a.m. Cleveland time
North Point, 901 Lakeside Avenue, Cleveland Ohio 44114
The 2014 Annual Meeting of Shareholders of Cliffs Natural Resources Inc., or Cliffs, will be held at North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 at 11:30 a.m. EDT on Tuesday, July 29, 2014 for the purposes of considering and acting upon:

(1)	The election of 11 directors to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2)	The approval of the 2014 Nonemployee Directors' Compensation Plan;

(3)	The approval, on an advisory basis, of our named executive officers' compensation;

(4)	The approval of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;

(5)	The ratification of the appointment of Deloitte & Touche LLP as Cliffs’ independent registered public accounting firm to serve for the 2014 fiscal year; and

(6)	Any other matters that may properly come before such meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on June 2, 2014 as the record date for determining the shareholders entitled to notice of, and to vote at, the 2014 Annual Meeting of Shareholders or any adjournments thereof.
If you are a holder of our common shares or of our depositary shares, each of which represents 1/40th of a share of our 7.00% Series A mandatory convertible preferred stock, Class A, a WHITE proxy card is enclosed. Please vote your proxy promptly by Internet, telephone or mail as directed on the enclosed WHITE proxy card in order that your shares may be voted at the 2014 Annual Meeting of Shareholders.
The Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting of Shareholders and is soliciting proxies for only the nine nominees named herein.
You should know that Casablanca Capital LP, a Delaware limited partnership (together with its affiliates, “Casablanca”), has stated that it intends to nominate a slate of six nominees for election as directors at the 2014 Annual Meeting of Shareholders in opposition to the nine nominees recommended by the Board of Directors.
The Board of Directors does not endorse the election of any of Casablanca’s nominees and strongly urges you to vote FOR ALL of the nine nominees recommended by the Board of Directors. You may receive solicitation materials from Casablanca or certain entities or individuals affiliated with Casablanca, including a proxy statement and a gold proxy card. We believe that Casablanca’s nominees have, by virtue of their participation in Casablanca’s proxy solicitation, endorsed Casablanca’s agenda and stated plans for the Company and would be reasonably likely to effectuate such agenda and plans in the event that they were elected and were to constitute a majority of the members of Cliffs’ Board of Directors. Therefore, we believe that Casablanca's director nominations are intended to pressure Cliffs to adopt Casablanca's previously proposed strategic plans, which the Board of Directors does not believe are in the best interests of Cliffs' shareholders. We believe that the nine nominees proposed by the Board of Directors are better equipped to serve Cliffs and all of its shareholders than the Casablanca nominees.
Because the Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting of Shareholders, we expect that two nominees that were not nominated by the Board of Directors will be elected at the 2014 Annual Meeting of Shareholders. At this time, Casablanca is the only shareholder that has notified Cliffs of its intention to nominate directors for election at the 2014 Annual Meeting of Shareholders. Therefore, the Board of Directors expects that the remaining two board seats will be filled by two of the Casablanca nominees. Even if you vote FOR ALL of our nine Director nominees on the WHITE proxy card, we expect that at least two nominees that are nominated by Casablanca and/or another shareholder will be elected as directors at the 2014 Annual Meeting of Shareholders. If cumulative voting is in effect with respect to the election of directors, which we currently anticipate will be the case, the named proxies intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees of the Board of Directors as possible.
Your vote is important regardless of the number of shares you own. The Board of Directors unanimously recommends that you vote FOR ALL of our nine director nominees on the WHITE proxy card. I urge you to vote as soon as possible by telephone, by Internet or by signing, dating, marking and returning the enclosed WHITE proxy card by mail, even if you plan to attend the meeting.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 3

The Board of Directors strongly urges you not to sign or return any gold proxy card sent to you by or on behalf of Casablanca. If you have previously submitted a gold proxy card sent to you by Casablanca, you can revoke that proxy by using the enclosed WHITE proxy card to vote your shares today by telephone, by Internet or by signing, dating, marking and returning the enclosed WHITE proxy card. Only your latest-dated proxy will count.
June 10, 2014

Very truly yours,

James D. Graham
Vice President, Chief Legal Officer & Secretary

YOUR VOTE IS IMPORTANT. YOU CAN VOTE BY TELEPHONE, BY INTERNET,
BY MAILING THE ENCLOSED WHITE PROXY CARD OR BY BALLOT IN PERSON AT THE MEETING.
The proxy statement and Cliffs’ 2013 Annual Report for the 2013 fiscal year are available at
www.viewproxymaterials.com/cliffs.
These materials also are available on Cliffs’ Investor Relations website at http://ir.cliffsnaturalresources.com under “Financial Information,” then “Proxy Materials.” If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, trustee, nominee or other shareholder of record to vote your shares and, if you would like to attend the 2014 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee, nominee or other shareholder of record that holds the shares on your behalf.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 4

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 5

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 6

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information.
Annual Meeting of Shareholders (pages 3, 13)

Time and Date:	Tuesday, July 29, 2014 at 11:30 a.m. EDT
Place:	North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114
Record Date:	June 2, 2014
Voting:
Shareholders of record are entitled to vote by Internet at www.firstcoastresults.com/cliffs; telephone at 800-223-9572; completing and returning the enclosed WHITE proxy card by mail; or attending the 2014 Annual Meeting in person (beneficial holders must obtain a legal proxy from their broker, banker, trustee, nominee or other shareholder of record granting the right to vote).

Voting Matters (page 10)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR ALL Director Nominees	21
Approve the 2014 Nonemployee Directors' Compensation Plan	FOR	30
Approve, on an Advisory Basis, our Named Executive Officers' Compensation	FOR	70
Approve the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan	FOR	71
Ratification of Independent Registered Public Accounting Firm	FOR	79
Say-on-Pay Implications (page 38)
Because Cliffs did not receive extremely strong support in 2013 for its executive compensation programs (with only 66.3 percent of votes cast approving our advisory vote in May 2013), which was in sharp contrast to the strong support received in prior years, we engaged in shareholder outreach with two of our largest shareholders who had voted against our Say-on-Pay proposal in 2013. A key takeaway from the dialogue was that our poor share price performance was a significant contributing factor to the shareholders' decisions to vote "against" Say-on-Pay in 2013. In addition, in early 2014, we reached out to our top 25 shareholders and spoke with a number of them, representing ownership of over 15 percent of our common shares outstanding. The input we received was shared with the Compensation and Organization Committee, which we refer to as our Compensation Committee, and considered when conducting its review of executive pay programs.
Based in part on shareholder feedback, and although the Company believes that the Say-on-Pay vote result in 2013 was due primarily to poor share price performance and high severance payments during fiscal 2012, in September 2013, the Compensation Committee implemented the following corporate governance enhancements to the executive compensation program because of its ongoing efforts to ensure a strong alignment between executive compensation, shareholder return and Company performance:

•
The vesting of all future equity grants beginning in late 2013 is subject to "double-trigger" change in control equity acceleration, rather than "single-trigger" acceleration (in other words, double-trigger provides that, generally, equity is accelerated only following a qualifying termination of employment associated with a change in control or a failure to assume, continue or replace the awards in connection with the change in control); and

•
We increased the required share ownership multiple of base salary from 4.5x to 6x for the CEO and COO under our Share Ownership Guidelines. We also increased the required share ownership multiple of base salary from 2.5x to 3x for senior and executive vice presidents under these same guidelines.

2013 Business Results (page 38)
Cliffs' 2013 full-year consolidated revenues were $5.7 billion, a three percent decrease from 2012. Full-year cost of goods sold decreased year over year three percent to $4.5 billion. We paid down approximately $1 billion in long-term debt, primarily through the proceeds raised from an equity offering, cash from operations and proceeds collected from equipment loan financing. For the full year, we generated $1.1 billion in cash flow from operations and ended the year with $336 million of cash and cash equivalents on our balance sheet.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 7

Director Nominees recommended by the Cliffs Board (page 25)

Name	Age	Director since	Experience/Qualification	Independent		Committee Memberships (1)	Other Company Boards
				Yes	No
Gary B. Halverson	56	2013	President & CEO, Cliffs Natural Resources Inc.		X	• None
Barry J. Eldridge	68	2005	Former Managing Director and CEO, Portman Limited	X		• S&S* • Comp	• Sundance Resources Ltd.
Mark E. Gaumond	63	2013	Former Senior Vice Chair - Americas, Ernst & Young LLP	X		• Audit • Comp	• Booz Allen Hamilton • Rayonier, Inc.
Susan M. Green	54	2007	Former Deputy General Counsel, U.S. Congressional Office of Compliance	X		• Audit • GNC
Janice K. Henry	63	2009	Former SVP & CFO, Martin Marietta Materials, Inc.	X		• Audit* • Comp	• W.R. Grace & Co.
Stephen M. Johnson	62	2013	Former Chairman, President & CEO of McDermott International, Inc.	X		• Audit • GNC
James F. Kirsch	56	2010	Chairman, Cliffs Natural Resources Inc. and Former President & CEO, Ferro Corporation	X (2)		• None
Richard K. Riederer	70	2002	CEO, RKR Asset Management	X		• GNC* • S&S	• First American Funds
Timothy W. Sullivan	60	2013	Former Chairman & CEO, Gardner Denver Inc.	X		• Comp* • S&S	• Aurora HealthCare Inc. • Northwestern Mutual Life Insurance Company
* denotes committee chair

(1)	Full committee names are as follows: Audit - Audit Committee; Comp - Compensation and Organization Committee; GNC - Governance and Nominating Committee; S&S - Strategy and Sustainability Committee.

(2)
Mr. Kirsch was elected as Cliffs' non-executive Chairman in July 2013. Mr. Kirsch became interim executive Chairman of the Board in January 2014. On May 23, 2014, Mr. Kirsch once again became Cliffs' non-executive Chairman.

The Board of Directors, which we refer to as our Board or the Cliffs Board, does not currently intend to nominate Susan M. Cunningham or Andrés R. Gluski for re-election as a director of Cliffs at the 2014 Annual Meeting of Shareholders (or 2014 Annual Meeting), and does not currently intend to nominate replacement candidates. The Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting and is soliciting proxies for only the nine nominees named herein. Please refer to the section below captioned “Election of Directors” for additional information.
Compensation Discussion and Analysis (page 37)
Impact of Company Performance on 2013 Compensation and Key Practices and Policies (page 39)
The following actions or practices demonstrate in practice our 2013 compensation objective of aligning our incentive plan outcomes with actual business and share price results over the short and long term:

•	Executive Management Incentive Plan, or EMPI Plan, paid out based on performance and in accordance with its terms at 102.2 percent of target for 2013.

•	Performance shares for the 2011 - 2013 performance period did not pay out.

•	An incentive compensation clawback policy applicable to our executive officers was adopted by the Board in November 2012.

•	Suspension of the performance-based contribution under the 401(k) Savings Plan, which began in fiscal year 2012, continued in 2013.

•	Suspension of an additional individual EMPI opportunity, which was equal to 10 percent of an individual's target EMPI opportunity. A similar program also was canceled for all salaried employees.

•	Elimination of tax gross-ups on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits effective January 2012.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 8

•	Elimination of all industry service credits related to the supplemental retirement plan benefit for all future hires effective April 2012.

•
Maintenance of a long-standing insider trading policy that prohibits executive officers from profiting from short- and long-term speculative swings in the value of our shares, including but not limited to short sales, put and call options, and hedging transactions.

•	Maintenance of an insider trading policy that also prohibits any officer or director pledging Cliffs' securities.

•	Retention of an independent compensation consultant to advise the Compensation Committee and keep it apprised of evolving market practices.

•	Maintenance of Share Ownership Guidelines that require our officers and directors to own a certain dollar amount of our common shares.

•	Held annual Say-on-Pay vote.

•	Offering of minimal non-compensatory perquisites and benefits for our executive officers.

•	Conduct annual compensation-related risk review.
2013 Executive Compensation Summary (page 55)
The numbers in the following table showing 2013 compensation of our named executive officers were determined in the same manner as the numbers in the corresponding columns in the 2013 Summary Compensation Table (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the Summary Compensation Table under the rules of the Securities and Exchange Commission, or SEC (this table should not be viewed as a substitute for the 2013 Summary Compensation Table):

Name	Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Total* ($)
Gary B. Halverson	President & CEO	118,750	600,000	1,648,350	139,162	2,506,262
Terrance M. Paradie	Executive Vice President & Chief Financial Officer	415,000	—	432,452	269,808	1,117,260
P. Kelly Tompkins	Executive Vice President, External Affairs & President, Global Commercial	484,125	—	1,091,597	364,241	1,939,963
Donald J. Gallagher	Former Executive Vice President & President, Global Commercial	559,350	—	726,482	470,120	1,755,952
Colin Williams	Senior Vice President, Asia Pacific Iron Ore	449,924	—	410,573	325,512	1,186,009
William Hart	Former Senior Vice President & Chief Strategy and Marketing Officer	430,320	—	262,180	311,660	1,004,160
Joseph A. Carrabba	Former Chairman, President & CEO	937,500	—	2,625,102	—	3,562,602
Laurie Brlas	Former Executive Vice President & President, Global Operations	355,917	—	783,376	—	1,139,293
* The amounts for Messrs. Halverson and Carrabba and Ms. Brlas reflect their actual length of service during 2013; however, this table does not include severance-related payments.
Auditors (page 79)
As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent auditor for 2014.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 9

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
1.    What proposals are to be presented at the meeting?
The purpose of the meeting is to: (1) elect 11 directors; (2) consider the proposal to approve the 2014 Nonemployee Directors’ Compensation Plan; (3) consider the proposal to approve, on an advisory basis, Cliffs’ named executive officers' compensation; (4) consider the proposal to approve the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan; (5) consider the proposal to ratify the appointment of Deloitte & Touche LLP as Cliffs’ independent registered public accounting firm to serve for the 2014 fiscal year; and (6) conduct such other business as may properly come before the meeting.

2.	Why is the Board of Directors nominating a slate of nine directors for the available 11 seats at the 2014 Annual Meeting?
The Board has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting and is soliciting proxies for only the nine nominees named herein. If cumulative voting rights are in effect for the election of directors, allocating 11 votes among the nine director nominees named herein will ensure that the maximum number of such nominees are elected at the 2014 Annual Meeting.
Based on its discussions with various shareholders and the practical effect of cumulative voting on the election of directors, the Board of Directors currently believes that it is in the best interest of all Cliffs shareholders for the Board of Directors to nominate a slate of nine directors. The Cliffs Board does not currently intend to nominate Susan M. Cunningham or Andrés R. Gluski for re-election as a director of Cliffs at the 2014 Annual Meeting, and does not currently intend to nominate replacement candidates. Because the Board of Directors has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting of Shareholders, we expect that two nominees that were not nominated by Cliffs will be elected at the 2014 Annual Meeting. At this time, Casablanca Capital LP, a Delaware limited partnership (together with its affiliates, "Casablanca"), is the only shareholder that has notified Cliffs of its intention to nominate directors for election at the 2014 Annual Meeting. Therefore, the Board of Directors expects that the remaining two board seats will be filled by two of the Casablanca nominees. Please refer to the section below captioned “Election of Directors” for additional information.
3.    Who is soliciting my vote?
In this proxy statement, the Board of Directors of Cliffs is soliciting your vote for matters being submitted for shareholder approval at the 2014 Annual Meeting. Giving us your proxy means that you authorize the proxy holders identified on the WHITE proxy card to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You also may abstain from voting. If you sign and return the enclosed WHITE proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendation of the Cliffs Board, including in favor of Cliffs’ nominees for election to the Board. If any other matters are properly presented at the 2014 Annual Meeting for consideration, the persons named as proxies in the enclosed WHITE proxy card will vote as recommended by the Cliffs Board or, if no recommendation is given, in their own discretion.
4.    How does the Cliffs Board recommend that I vote?
The Cliffs Board of Directors unanimously recommends that you vote using the WHITE proxy card:

•	FOR ALL of the nine individuals nominated by the Cliffs Board for election as directors. The Cliffs Board unanimously recommends that you NOT vote for any members of the Casablanca slate of nominees;

•	FOR the approval of the 2014 Nonemployee Directors’ Compensation Plan;

•	FOR the approval, on an advisory basis, of Cliffs’ named executive officers' compensation;

•	FOR the approval of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Cliffs’ independent registered public accounting firm to serve for the 2014 fiscal year.

5.	What are the possible effects if all six of Casablanca's nominees are elected to the Cliffs Board of Directors?
Pursuant to the indenture governing Cliffs' outstanding senior notes, Cliffs is required to offer to repurchase its outstanding notes if it experiences a “change of control” and corresponding ratings downgrade below investment grade. Under the indenture governing Cliffs' outstanding senior notes, a “change of control” occurs on the first day on which a majority of the members of Cliffs Board of Directors are not “continuing directors.” A “continuing director” is a member of Cliffs Board of Directors who (a) was a member of Cliffs Board of Directors on the date of the issuance of the notes, or (b) was nominated for election, elected or appointed to Cliffs Board of Directors with the approval of a majority of the “continuing

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 10

directors” who were members of Cliffs Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director). Pursuant to the indenture governing Cliffs' outstanding senior notes, the corresponding ratings downgrade below investment grade will only occur if each rating agency making the reduction in rating publicly announces (or confirms or informs the trustee of the notes at Cliffs’ request) that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the “change of control.” The Cliffs Board will consider whether Casablanca’s nominees should be approved for purposes of its senior notes indenture in due course should Casablanca continue to seek to nominate a majority of the directors to the Cliffs Board. The Cliffs Board’s review will include, among other things, Casablanca’s definitive proxy statement when it becomes available. If the Cliffs Board determines to approve Casablanca’s nominees, this would have the effect of making Casablanca’s nominees “continuing directors” under the senior notes indenture, which, in turn, would mean that their election to the Board would not trigger the change of control clause in the indenture.
Under the terms of the Participant Long-Term Incentive Grant Agreements entered into prior to September 2013, Cliffs’ award recipients are entitled to certain benefits upon the occurrence of a “change in control,” regardless of whether the employment of the award recipient is terminated. Effective September 2013 upon a “change in control,” all future equity granted to participants will be subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediately vesting and payout (or immediate vesting and payout if such assumed, replaced or continued awards are not provided). For this purpose, a “change in control” generally occurs if a majority of members of the Cliffs Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board of Directors prior to the date of the appointment or election. Please refer to the section below captioned “Potential Payments Upon Termination or Change in Control-Additional Payments Upon Change in Control (Without Termination)” for additional information regarding this impact on Cliffs' named executive officers (or NEOs).

6.	What is the difference between a “shareholder of record” and a “beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Wells Fargo Shareowner Services, our transfer agent, you are a “shareholder of record” or registered holder. If your shares are held through a bank, broker, nominee or other shareholder of record, you are considered the “beneficial owner” of those shares.
7.    What information will be sent to shareholders?
This proxy statement, the accompanying WHITE proxy card and our 2013 Annual Report will be mailed on or about June 10, 2014 to our shareholders of record as of June 2, 2014, which we refer to as the Record Date.
8.    Who is entitled to vote at the meeting?
The Record Date for this meeting is June 2, 2014. On that date, we had outstanding 153,181,241 common shares, $0.125 par value, and 731,223 shares of our 7.00% Series A mandatory convertible preferred stock, Class A, no par value, which we refer to as our mandatory convertible preferred stock, which are represented by 29,248,925 depositary shares (each of which represents 1/40th of a share of our mandatory convertible preferred stock). All common shareholders and mandatory convertible preferred stock, shareholders are entitled to vote.
Because each depositary share represents a 1/40th interest in a share of the mandatory convertible preferred stock, holders of depositary shares are entitled to the equivalent of 1/40th of a vote of a share of our mandatory convertible preferred stock per depositary share. Wells Fargo Bank, N.A. acts as the bank depositary with respect to the depositary shares. The bank depositary will provide the notice of the 2014 Annual Meeting to the record holders of the depositary shares. Each record holder of depositary shares on the Record Date may instruct the bank depositary as to how to vote the amount of our mandatory convertible preferred stock represented by such holder’s depositary shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of our mandatory convertible preferred stock represented by such depositary shares in accordance with these instructions. The bank depositary will abstain from voting shares of our mandatory convertible preferred stock to the extent it does not receive specific instructions from the holders of depositary shares.
9.     How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.

•
Over the Internet. After reading the proxy materials and with your WHITE proxy card in front of you, you may use a computer to access the website www.firstcoastresults.com/cliffs. You will be prompted to enter your control number from your WHITE proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•
By telephone. After reading the proxy materials and with your WHITE proxy card in front of you, you may call (800) 223-9672 using a touch-tone telephone. You will be prompted to enter your control number from your WHITE proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•
By mail. If you received a paper copy of the WHITE proxy card by mail, after reading the proxy materials, you may sign, date and mark your WHITE proxy card and return it in the prepaid and addressed envelope provided.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 11

The Internet and telephone voting procedures have been setup for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank or Broker. If your shares are held by a bank, broker, depositary, trustee, nominee or other shareholder of record, that entity will provide separate voting instructions.
If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to a proposal that is not a routine matter, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions only on certain “routine” matters. As a result of Casablanca’s stated intention to nominate alternative director nominees, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials. WE STRONGLY ENCOURAGE YOU TO PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTE WILL BE COUNTED.
If you have questions or need assistance voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc. by any of the methods below:

D.F. King & Co., Inc.
Mail:	48 Wall Street, 22nd Floor, New York, NY 10038
Phone:	Toll Free (800) 487-4870
Collect (212) 269-5550
Email:	cliffs@dfking.com

10.	Has Cliffs been notified that a shareholder intends to propose its own director nominees at the meeting in opposition to the Board of Directors’ nominees?
Yes. Casablanca has notified Cliffs that it intends to nominate six nominees for election as directors at the 2014 Annual Meeting in opposition to the Cliffs Board's recommended nine nominees. The Cliffs Board unanimously recommends that you vote FOR ALL of the nine director nominees recommended by the Cliffs Board by using the enclosed WHITE proxy card accompanying these proxy materials. The Cliffs Board strongly urges you not to sign or return any proxy card sent to you by or on behalf of Casablanca.
Casablanca’s nominees have not been endorsed by the Board. Cliffs is not responsible for the accuracy of any information provided by or relating to Casablanca contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Casablanca or any other statements that Casablanca may otherwise make.

11.	What should I do if I receive a gold proxy card from Casablanca?
The Board urges you NOT to sign or return any gold proxy card sent to you by or on behalf of Casablanca. Voting against Casablanca’s nominees on its proxy card is not the same as voting for the Cliffs Board’s nominees, because a vote against Casablanca’s nominees on its proxy card will revoke any previous proxy card submitted by you. If you have voted previously using the gold proxy card sent to you by or on behalf of Casablanca, you can change your vote by executing the WHITE proxy card or by voting by telephone or Internet by following the instructions shown on the WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please contact our proxy solicitor, D.F. King & Co. Inc., toll free at (800) 487-4870, call collect at (212) 269-5550 or email at cliffs@dfking.com.
Because the Board has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting, two nominees that were not nominated by Cliffs will be elected at the 2014 Annual Meeting. At this time, Casablanca is the only shareholder that has notified Cliffs of its intention to nominate directors for election at the 2014 Annual Meeting. Therefore, the Board expects that the remaining two board seats will be filled by two of the Casablanca nominees. Even if you vote FOR ALL of our nine Director nominees on the WHITE proxy card, we expect that at least two nominees that are nominated by Casablanca and/or another shareholder will be elected as directors at the 2014 Annual Meeting.
12.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the vote by (i) executing and submitting a revised proxy; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting in person at the meeting. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy. Only your latest dated proxy will count.
13.     What vote is required to approve each proposal?
Each common share entitles its owner to one vote except with respect to the election of directors under cumulative voting. With respect to the election of directors under cumulative voting, each shareholder has the right to vote in person or by proxy the number of shares registered in his or her name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his or her shares, or to distribute the votes so cumulated among as many candidates as he or she may desire. Although the Board has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting, each shareholder of Cliffs common stock will still have 11 votes per share with respect to the election of directors.
With respect to Proposal 1, the 11 nominees receiving a plurality vote of the shares will be elected. In the event that cumulative voting is in effect, which we currently anticipate will be the case, the 11 nominees receiving the highest number of votes shall be elected. Because Casablanca

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has proposed six nominees for election at the 2014 Annual Meeting, the number of director nominees will exceed the number of directors to be elected, and, consequently, Cliffs' majority voting policy would not apply to this election. Otherwise, under our majority voting policy (adopted by the Cliffs Board) in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance and Nominating Committee and our Board.
With respect to Proposal 2, the approval of the 2014 Nonemployee Directors' Compensation Plan will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2014 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 3, the approval, on an advisory basis, of our named executive officers' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2014 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 4, approval of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2014 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 5, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2014 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2014 Annual Meeting and entitled to vote on the proposal.

MEETING INFORMATION
The accompanying proxy is solicited by the Board of Directors of Cliffs Natural Resources Inc., or Cliffs or the Company, for use at the Annual Meeting of Shareholders to be held on July 29, 2014, which we refer to as our 2014 Annual Meeting, and any adjournments or postponements thereof. This proxy statement, the accompanying WHITE proxy card and our 2013 Annual Report will be mailed on or about June 10, 2014 to our shareholders of record as of the Record Date.
Voting Rights
Shareholders of record on the Record Date are entitled to vote at the meeting. On the Record Date, there were outstanding 153,181,241 common shares and 731,223 shares of our mandatory convertible preferred stock, which are represented by 29,248,925 depositary shares (each of which represents 1/40th of a share of our mandatory convertible preferred stock), entitled to vote at the meeting. The common shares and mandatory convertible preferred stock will vote together as a single class. A majority of the common shares and shares of mandatory convertible preferred stock entitled to vote must be represented at the 2014 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2014 Annual Meeting. As stated on page 21, we have received notice of a shareholder's desire to exercise cumulative voting in the election of directors. If cumulative voting is invoked and in effect with respect to the election of directors, which we currently anticipate will be the case, each shareholder will be able to allocate among the director nominees the total number of votes equal to the number of director positions to be filled multiplied by the number of common shares and/or shares of mandatory convertible preferred stock held by such shareholder (for example, because there are 11 directors to be elected at the 2014 Annual Meeting, a shareholder will be able to choose to vote each of its shares 11 times for a single director). Cumulative voting is described in more detail below under “Cumulative Voting”. You may submit a proxy by telephone, by Internet or by mail, as explained on your WHITE proxy card.
Voting of Proxies
The common shares and shares of mandatory convertible preferred stock represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by proxies on which no specification has been made will be voted: FOR ALL of the nine nominees for director named herein or such substitute nominees as the Board may designate (or if cumulative voting is in effect, which we currently anticipate will be the case, to elect as many of such nominees as possible); FOR the new Nonemployee Director Compensation Plan; FOR the approval, on an advisory basis, of our named executive officers' compensation; FOR the Cliffs Natural Resources Amended and Restated 2012 Incentive Equity Plan; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2014 fiscal year; and, at the discretion of the persons named as proxies, on all other matters that may properly come before the 2014 Annual Meeting.
Cumulative Voting
Under Ohio law, if a shareholder desires cumulative voting for the election of directors, then the shareholder must provide written notice to the President, a Vice President or the Secretary of Cliffs at least 48 hours before the meeting. The notice must state that the shareholder desires that the voting at the election of directors be cumulative. As stated on page 21, the Company has received such a notice from a shareholder. Other shareholders also may deliver such a notice any time at least 48 hours before the meeting.
For voting at the election of directors to be cumulative, an announcement of Cliffs' receipt of the shareholder’s intent to exercise cumulative voting rights must be made when the annual meeting is convened by the Chairman of the Board, the Secretary or by or on behalf of a shareholder giving proper notice. Each shareholder that has delivered proper notice will be eligible to make the requisite announcement at the meeting and trigger cumulative voting. We cannot predict whether any eligible shareholder will make such an announcement. In some instances, an eligible shareholder will elect not to make such an announcement (even after having earlier given proper notice) for reasons of the shareholder’s own choosing.

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Even if no eligible shareholder elects to make an announcement and trigger cumulative voting, the chairperson or secretary of Cliffs may make such an announcement at the meeting if Cliffs chooses. Cliffs has not yet made a determination as to whether its Chairman or Secretary will do so if the circumstance arises. Cliffs’ determination as to whether it will make such an announcement and trigger cumulative voting in such a circumstance will depend on which method of voting it believes will result in the election of the greatest number of the nominees for directors named on page 21 based on the proxies it receives before the 2014 Annual Meeting.
For the reasons stated above, it is not yet certain whether cumulative voting will be in effect at the 2014 Annual Meeting, and it may not be certain until the time that the meeting is convened. If and when a proper notice is announced at the 2014 Annual Meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. Although the Board has nominated a slate of only nine directors for the available 11 seats at the 2014 Annual Meeting, each shareholder of Cliffs common stock will still have 11 votes per share. For example, if a shareholder owns 100 common shares, because there are 11 directors to be elected at the 2014 Annual Meeting, such shareholder may allocate 1,100 “FOR” votes (11 times 100) to one director nominee or distribute such votes among two or more of the director nominees to be voted on at the 2014 Annual Meeting as such shareholder chooses. If the election of directors is by cumulative voting, the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment in order to elect as many of the nominees for directors named on page 21 as possible. The Board of Directors strongly urges you to vote FOR ALL of the nine nominees recommended by the Board of Directors. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions.
Counting Votes
The results of shareholder voting will be tabulated by the independent inspector of elections appointed for the 2014 Annual Meeting, IVS Associates, Inc. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2014 Annual Meeting.
Abstentions and broker non-votes will have no effect with respect to the election of directors. Abstentions will have the effect of votes against Proposals 2, 3, 4 and 5. Broker non-votes will have no effect with respect to Proposals 2, 3 and 4.
Proxy Solicitation
Cliffs will bear the cost of solicitation of proxies. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions and we will reimburse them for their expenses in so doing.
We have engaged D.F. King & Co. Inc. to assist in the solicitation of proxies for fees and disbursements not expected to exceed $1.35 million in the aggregate. Our expenses related to the solicitation of shareholders and legal fees being paid to outside counsel (excluding the amount normally expended for a solicitation for an election of directors in the absence of a contest and salaries and wages of regular employees and officers) currently are expected to be in the range of approximately $2 to 5 million depending on various outcomes, of which approximately $1.75 million has been incurred to date. This estimated range of expenses related to the solicitation and legal fees excludes costs of litigation (other than litigation incidental to the solicitation). Proxies may be solicited personally, by mail, by telephone, by email or via the Internet.
Householding
We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you are the beneficial owner, but not the record holder, of Cliffs shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other shareholders sharing an address notify your nominee that you want to receive separate copies. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, either now or in the future, should submit this request by writing to our Secretary at Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or calling our Investor Relations department at (800) 214-0739, and they will be delivered promptly. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

CORPORATE GOVERNANCE
Board Leadership Structure
Consistent with its ongoing commitment to best practices in corporate governance, in July 2013, our Board separated the roles of Chairman of the Board and chief executive officer, or CEO, in accordance with the recommendation of academic papers, practitioner-oriented literature and corporate governance guidance. James F. Kirsch, an independent director, was appointed as non-executive Chairman of the Board on July 9, 2013. Previously, Joseph A. Carrabba was the Chairman of our Board and also served as our President and CEO. Our Corporate Governance Guidelines state that when the Chairman is a Cliffs' executive a Lead Director needs to be appointed. As a result, the Board had appointed

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 14

Francis R. McAllister as our Lead Director, a position he held for nine years until he resigned from the Board in June 2013, at which time the Board appointed Mr. Kirsch as our Lead Director.
Under this leadership structure, the Chairman is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. During his tenure in the combined role, Mr. Carrabba had the benefit of Cliffs’ personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. He worked closely with the Lead Director in setting meeting agendas and in ensuring that essential information was communicated effectively to the Board. Once Mr. Kirsch became Chairman, he also had the benefit of being on site and working directly with our management.
Pursuant to our Corporate Governance Guidelines, the Chairman's responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the President/CEO; meeting separately at least annually with each director; and ensuring that he or she is available for consultation and direct communication, if requested by major shareholders. Mr. Kirsch became interim executive Chairman of the Board on January 1, 2014. Because Mr. Kirsch was not independent while acting in this capacity, our Corporate Governance Guidelines specified that the chair of our Governance and Nominating Committee, Richard K. Riederer, would act as Lead Director, would serve as a liaison between the Chairman and the independent directors, would chair executive session meetings of the independent directors and would evaluate the performance of the independent directors with the Chairman. Accordingly, Mr. Riederer was our Lead Director during this time. In May 2014, Mr. Kirsch once again became the non-executive Chairman of the Board. As the non-executive Chairman, Mr. Kirsch is an independent director and will act as the Lead Director.
Our governance process is discussed in our Corporate Governance Guidelines, which are available on our website at http://www.cliffsnaturalresources.com.
In accordance with the New York Stock Exchange’s, or NYSE, corporate governance listing standards, our non-management directors meet at regularly scheduled executive sessions without management present.
Board’s Role in Risk Oversight
The Board as a whole oversees our enterprise risk management, or ERM, process. The Board executes its risk oversight role in a variety of manners. The full Board regularly discusses the key strategic risks facing Cliffs, and the Board has an annual meeting devoted to strategic planning, including discussion of Cliffs’ principal strategic risks.
In addition, the Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Strategy and Sustainability Committee addresses risk exposures related to the strategic plan, including financial, economic, reputational and hazard risks. The Compensation Committee monitors risks related to development and succession planning for executive officers, and compensation and related policies and programs for executive and non-executive officers and management. The Governance and Nominating Committee handles risks with respect to board organization, membership and structure, director succession planning and corporate governance matters. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Through the ERM process, management is responsible for the day-to-day management of Cliffs’ risks. Cliffs’ Chief Risk Officer leads the administration of the ERM process, which includes the involvement of management in the identification, assessment, mitigation and monitoring of Cliffs’ key risks. The Chief Risk Officer and/or executive management regularly reports to the Board or relevant Committees regarding Cliffs’ key risks and the actions being taken to manage these risks.
The Company believes that its leadership structure supports the risk oversight function of the Board. The Company has separated the roles of Chairman of the Board and President and independent directors chair our committees, which are each involved with risk oversight, and all directors actively participate in the Board’s risk oversight function.
Board Meetings and Committees
During 2013, 14 meetings of the Cliffs Board and a total of 41 meetings of the Cliffs Board committees were held. Our independent directors held 12 meetings in executive session without the presence of Mr. Carrabba through November 2013. Mr. McAllister served as Lead Director beginning May 2004 until his resignation in June 2013, at which time the Board appointed Mr. Kirsch as our Lead Director and then our Chairman of the Board. Messrs. McAllister and Kirsch chaired five and nine of the Board’s executive session meetings, respectively, in 2013. Directors also discharge their responsibilities by reviewing reports to directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and directors regarding matters of interest and concern to Cliffs. In addition, directors have regular access to senior management of Cliffs. The directors attend Audit, Governance and Nominating, Compensation, and Strategy and Sustainability Committee meetings as well as ad hoc committee meetings when needed.
All committees regularly report their activities, actions and recommendations to the Cliffs Board. During 2013, one independent director attended at least 86 percent of the aggregate total of the Cliffs Board and committee meetings while the remaining independent directors attended at least 95 percent of the aggregate total of the Cliffs Board and committee meetings. No director attended less than 75 percent of the aggregate total of the Cliffs Board and committee meetings of which they were members.
Board Committee Membership
The Board of Directors has four standing committees: Audit, Compensation, Governance and Nominating and Strategy and Sustainability. The table below indicates the members of each committee as of July 1, 2013 through today except as noted below.

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Director	Audit	Compensation & Organization	Governance & Nominating	Strategy & Sustainability
Gary B. Halverson
Susan M. Cunningham			✓	✓
Barry J. Eldridge		✓		µ
Mark E. Gaumond (1)	✓	✓
Andrés R. Gluski	✓			✓
Susan M. Green	✓		✓
Janice K. Henry (2)	µ	✓
Stephen M. Johnson (3)	✓		✓
James F. Kirsch ¬ LD (4)
Richard K. Riederer			µ	✓
Timothy W. Sullivan		µ		✓
¬ Chairman of the Board        LD Lead Director         µ Committee Chair     ✓ Member

(1)	Mr. Gaumond has been a member of the Audit Committee and the Compensation Committee since his election to the Board effective in July 2013.

(2)	Ms. Henry became chair of the Audit Committee in April 2013 when Richard A. Ross resigned from the Board.

(3)	Mr. Johnson has been a member of the Audit Committee and the Governance and Nominating Committee since his election to the Board effective October 1, 2013.

(4)
Mr. Kirsch became our Lead Director when Francis McAllister retired from the Board in June 2013. Mr. Kirsch was elected as Cliffs' non-executive Chairman in July 2013. Mr. Kirsch became interim executive Chairman of the Board in January 2014. On May 23, 2014, Mr. Kirsch once again became Cliffs' non-executive Chairman of the Board and Lead Director.

Audit Committee. The Audit Committee reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting; reviews significant accounting matters; reviews quarterly unaudited financial information prior to public release; approves the audited financial statements prior to public distribution; approves our assertions related to internal controls prior to public distribution; reviews any significant changes in our accounting principles or financial reporting practices; reviews, approves and retains the services performed by our independent registered public accounting firm; has the authority and responsibility to evaluate our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence; annually selects and retains our independent registered public accounting firm to examine our financial statements; approves management’s appointment, termination or replacement of the Chief Risk Officer; and conducts a legal compliance review at least annually. The members of the Audit Committee are independent under applicable SEC rules and the NYSE listing standards. The Cliffs Board has identified Messrs. Gaumond and Johnson and Ms. Henry, as well as Mr. Gluski, who is currently serving as a director but is not expected to be nominated for re-election, as audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K of the SEC rules). No member of the Audit Committee serves on the audit committees of more than three public companies. The Audit Committee held 10 meetings during 2013. The charter of the Audit Committee is available at http://www.cliffsnaturalresources.com.
Governance and Nominating Committee. The Governance and Nominating Committee is involved in determining director compensation and reviews and administers our director compensation plans; monitors the Board governance process and provides counsel to the CEO on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board’s Nominating Committee and Proxy Committee in the election of directors. The Governance and Nominating Committee held five meetings during 2013. The charter of the Governance and Nominating Committee is available at http://www.cliffsnaturalresources.com.
As noted above, the Governance and Nominating Committee is involved in determining compensation for our directors. The Governance and Nominating Committee reviews and administers our director compensation plans, and makes recommendations to the Board with respect to compensation plans and equity-based plans for directors. The Governance and Nominating Committee annually reviews director compensation in relation to comparable companies and other relevant factors. Any change in director compensation must be approved by the Cliffs Board. From time to time, the Governance and Nominating Committee or the Cliffs Board may engage the services of a compensation consultant to provide information regarding director compensation at comparable companies.
Compensation and Organization Committee. The Compensation Committee recommends to the Cliffs Board the election and compensation of officers; administers our executive compensation plans for officers; reviews management development; evaluates the performance of the CEO and the other executive officers; and obtains the advice of outside experts with regard to compensation matters. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.
The Compensation Committee obtains analysis and advice from an external compensation consultant to assist with the performance of its duties under its charter. The Compensation Committee directly retained Semler Brossy Consulting Group, or Semler Brossy, for 2013, and Semler Brossy helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities. In this regard, Semler Brossy advised and assisted the Compensation Committee in determining the appropriate objectives and goals of our executive compensation programs; in designing compensation programs that fulfill those objectives and goals; in seeking to align executive compensation programs with shareholder interests; in evaluating the effectiveness of our compensation programs; in identifying appropriate pay positioning strategies and pay levels in our executive compensation programs; and in identifying mining industry and general

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industry peers and identifying compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.
The Compensation Committee makes all decisions regarding the President/CEO’s compensation, subject to ratification by the independent members of the Board, after consulting with its advisors in executive session where no management employees are present. For the other executive officers, the President/CEO is asked by the Compensation Committee to conduct and present an assessment on the achievement of specific goals established for those officers and on Cliffs’ performance, taking into account external market forces and other considerations. While the President/CEO, Chief Financial Officer, or CFO, and Chief Human Resources Officer attend Compensation Committee meetings regularly by invitation, the Compensation Committee is the final decision maker for the compensation of the executive officers. For additional information regarding the operation of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 37 of this proxy statement. The Compensation Committee held seven meetings during 2013. The charter of the Compensation Committee is available at http://www.cliffsnaturalresources.com.
Strategy and Sustainability Committee. The purpose of the Strategy and Sustainability Committee is to oversee Cliffs’ strategic plan, annual management objectives and operations and to oversee and monitor risks relevant to its strategy, as well as operational, safety and environmental risks. The Strategy and Sustainability Committee provides advice and assistance with developing our current and future strategy; provides follow up oversight with respect to the comparison of actual results with estimates for major projects and post-deal integration; ensures that Cliffs has appropriate strategies for managing exposures to economic and hazard risks; assesses Cliffs’ overall capital structure and its capital allocation priorities; assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans; monitors the progress and implementation of Cliffs' strategy; acts in an advisory capacity to the Board and management with respect to Cliffs’ global sustainability strategies and its social license to operate; and reviews the adequacy of Cliffs’ insurance programs. The Strategy and Sustainability Committee held seven meetings in 2013. The charter of the Strategy and Sustainability Committee is available at http://www.cliffsnaturalresources.com.
Identification and Evaluation of Director Candidates
Shareholder Nominees
The policy of the Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Cliffs Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance and Nominating Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.
Board Diversity and Director Qualifications
Although there is no specific board diversity policy in place presently, the Governance and Nominating Committee does consider such factors as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Governance and Nominating Committee and other criteria established by the Cliffs Board, which includes diversity. The Governance and Nominating Committee’s goal in selecting directors for nomination to the Cliffs Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance and Nominating Committee has not reduced the qualifications for service on the Cliffs Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance and Nominating Committee seeks, consistent with the vacancies existing on the Cliffs Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to our Board and any committees thereof. In addition, the Governance and Nominating Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Cliffs Board.
Identifying and Evaluating Nominees for Directors
The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly reviews the appropriate size of the Cliffs Board and whether any vacancies on the Cliffs Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Cliffs Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Cliffs Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance and Nominating Committee considers properly submitted nominations for candidates for the Cliffs Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance and Nominating Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full the Cliffs Board.

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Communications With Directors
Shareholders and interested parties may communicate with the Chairman of the Board, the Lead Director, our non-management directors as a group or the Cliffs Board by writing to the Chairman of the Board at Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attn: Chairman of the Board. As set forth in the Corporate Governance Guidelines, the Chairman of the Board will report to the full Board any communications that are directed at all members of the Cliffs Board.
Business Ethics Policy
We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which applies to all of our directors, officers and employees. The Ethics Code is available on our website at http://cliffsnaturalresources.com in the Corporate Governance section under "Investors." We intend to post amendments to or waivers from our Ethics Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. Reference to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
Independence and Related Party Transactions
Our Board has determined that each of the current directors standing for re-election, other than Mr. Halverson, and all of the current members of the Audit, Governance and Nominating, and Compensation Committees, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. The Board also determined that Messrs. McAllister and Ross, who served as directors during 2013, met these independence standards. Ms. Cunningham and Mr. Gluski, who are currently serving as directors but are not expected to be nominated for re-election, also met these independence standards. The Board also determined that during the time that Mr. Kirsch served as our interim executive Chairman he did not meet these independence standards. Mr. Halverson is our President & CEO, and, as such, is not considered independent. Mr. Halverson does not serve as a member of any of the Cliffs Board committees.
Since January 1, 2013, there have been no transactions or currently proposed transactions, in which Cliffs was or is to be a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or material interest. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
We have a written Related Party Transactions Policy, pursuant to which we only will enter into related party transactions if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. For purposes of our policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000. Under our policy, any related party transactions are reviewed by the Audit Committee at each quarterly committee meeting.
We have entered into indemnification agreements with each current member of the Board. The form and execution of the indemnification agreements were approved by our shareholders at the Annual Meeting convened on April 29, 1987. The indemnification agreements essentially provide that, to the extent permitted by Ohio law, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the indemnification agreements, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the United Steelworkers, or USW pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee (now known as the Governance and Nominating Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013.
DIRECTOR COMPENSATION
The directors who are not Cliffs’ employees receive a combination of cash and equity compensation. The table below sets forth the cash compensation fee schedules for the nonemployee directors in 2013 and what currently is in effect for 2014. In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional compensation for their service as directors. In July 2013, the Board replaced the Lead Director position with a nonemployee Chairman of the Board, who received a quarterly retainer of $125,000 for the remainder of 2013. In January 2014, the nonemployee Chairman became an interim executive Chairman of the Board. In May 2014, the interim executive Chairman of the Board became the non-executive Chairman of the Board.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 18

Board Form of Cash Compensation	2014($)	2013($)
Annual Retainer	100,000	60,000
Board Meeting Fees	Not applicable	2,000	/ meeting
Committee Meeting Fees	Not applicable	1,500	/ meeting
Chairman (non-executive) of the Board Annual Retainer	500,000	500,000
Lead Director Annual Retainer	40,000	40,000
Audit Committee Chair Annual Retainer	20,000	20,000
Compensation and Organization Committee Chair Annual Retainer	12,500	12,500
Annual Retainers for Chairs of Governance and Nominating and Strategy and Sustainability Committees	10,000	10,000
Equity Grants. The directors’ annual equity grants are made under the Nonemployee Directors’ Compensation Plan (as Amended and Restated as of December 31, 2008), which we refer to as the Directors’ Plan. Effective May 8, 2012 and in accordance with the terms of the Directors’ Plan, $85,000 of restricted or unrestricted common shares, as described below, is awarded to each nonemployee director on the annual meeting date, unless otherwise determined by the Board. Nonemployee directors who are under age 69 on the date of the annual meeting receive an automatic annual grant of restricted shares with a three-year vesting requirement. Nonemployee directors who are 69 years of age or older on the date of the annual meeting receive an automatic annual grant of common shares (with no restrictions). Two directors (Messrs. McAllister and Riederer) received their annual equity award in the form of unrestricted shares in May 2013, and one (Mr. Riederer) will receive unrestricted shares in the 2014 annual equity grant. Any directors who joined the Board after the 2013 Annual Meeting received a prorated award of restricted shares pursuant to the Directors’ Plan. Directors receive dividends on their annual equity grants and may elect that all cash dividends with respect to restricted shares be deferred and reinvested in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election will be paid to the director without restriction.
Effect of Share Ownership Guidelines. We have established Director Share Ownership Guidelines and assess each director’s compliance with the guidelines in December of each year. If a nonemployee director meets the guidelines as of that assessment date, the director may elect to receive all or a portion of his or her annual retainer for the following year in cash. If the director does not meet these guidelines, the director is required to receive an equivalent value of a specified portion of the annual retainer in common shares until he or she meets the guidelines. For those directors who were required (or elected) to receive payment of their 2013 annual retainers in the form of common shares, $24,000 of the retainer paid during 2013 was paid in common shares. Whether or not they are required to receive part of their retainer as common shares, nonemployee directors may elect to receive up to 100 percent of their retainer and other fees in common shares. The cash portions of the annual retainers are paid quarterly, and common shares are issued at the beginning of the next fiscal year for the portion of each quarter’s retainer that is paid in common shares. Through 2013, directors were paid fees for attending meetings. However, since it is expected that directors will attend all meetings, effective January 1, 2014, directors will no longer receive meeting fees unless the number of meetings during a particular year are excessive, but rather will receive his or her annual retainer, which will be paid solely in cash.
The Director Share Ownership Guidelines that were in effect as of the December 2012 assessment, and which determined whether or not directors were required to receive a portion of their 2013 retainers in common shares, required each director to hold or acquire common shares having a market value of at least $250,000 within five years of becoming a director. The directors who did not hold the requisite value of common shares (Messrs. Gluski, Kirsch and Ross and Mses. Green and Henry), all of whom have been directors for less than five years, received at least a portion of their retainer in common shares in 2013.
Deferrals. The Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or common shares. If a director elects to defer part of his or her retainer or fees in shares, then the number of shares credited to the director’s account is equal to the portion of the retainer or fee elected to be received in shares, divided by the fair market value of the shares on the first day of the period to which the retainer or fee relates. The portion of a fee that is deferred will be credited following each plan year to the respective director’s account as of the date it would have otherwise been paid. Nonemployee directors may elect to receive deferred shares in lieu of their annual equity award with the same three-year vesting requirements, if applicable. Amounts held in deferred cash accounts earn interest at the end of each quarter based on the Moody’s Corporate Average Bond Yield, or such other rate as may be fixed by the plan administrator. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral accounts, whether cash or shares, together with any deferred dividends, will be paid to the director in the form elected after such director’s death, disability, termination of service or change in control of Cliffs.
Cliffs has a trust agreement with KeyBank National Association relating to the Directors’ Plan in order to fund and pay our deferred compensation obligations under the Directors' Plan.
Proposed 2014 Nonemployee Directors' Compensation Plan. On February 11, 2014, the Board approved, subject to shareholder approval, the 2014 Nonemployee Directors' Compensation Plan, or Proposed Directors' Plan, to replace the Directors' Plan. The Proposed Directors' Plan authorizes up to 300,000 common shares to be issued pursuant to restricted shares, restricted stock units, deferred shares and other awards. See Proposal 2 for additional information about the Proposed Directors' Plan.
Director Compensation for 2013
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2013 all compensation earned by the individuals who served as our nonemployee directors at any time during 2013.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 19

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (3)		Total ($)
S. M. Cunningham	79,000	85,000		—		9,062		173,062
B. J. Eldridge	91,750	85,000		—		9,062		185,812
M. E. Gaumond	45,815	70,562		—		1,326		117,703
A. R. Gluski	78,500	85,000		—		4,491		167,991
S. M. Green	85,000	85,000		—		9,062		179,062
J. K. Henry	103,000	85,000		—		9,984		197,984
S. M. Johnson	23,500	50,767		—		366		74,633
J. F. Kirsch	333,750	835,000	(4)	—		24,850	(5)	1,172,189
F. R. McAllister (6)	70,500	85,000		81	(7)	7,483		163,064
R. K. Riederer	91,000	85,000		—		—		176,000
R. A. Ross (8)	33,000	—		—		428		33,428
T. W. Sullivan	82,950	111,548		—		2,234		196,732

(1)
The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2013 for annual retainer fees, chairman retainers and meeting fees, whether received in required retainer shares, voluntary shares, cash or a combination thereof. Unless otherwise noted below, the amounts indicated were elected to be paid in cash during 2013.

Mr. Eldridge and Ms. Cunningham met the Director Share Ownership Guidelines and elected to continue to receive $24,000 each in common shares. Messrs. Kirsch and Riederer met the Director Share Ownership Guidelines and elected to defer $24,000 in common shares pursuant to the Directors’ Plan.

(2)
The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (or FASB) Accounting Standards Codification (or ASC) Topic 718 for the nonemployee directors’ annual equity awards of either restricted shares or unrestricted shares granted during 2013, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ annual equity award on May 7, 2013 was $21.33 per share ($85,000). Among the nonemployee directors, Mr. McAllister (who was 69 years of age or older on the annual meeting date in May 2013) received 3,985 unrestricted common shares as his annual equity award for 2013 under the Directors’ Plan. Mr. Riederer, who also was 69 years of age or older on the annual meeting date in May 2013, elected to defer his unrestricted shares under the Directors' Plan. Mr. Kirsch elected to defer his 3,985 restricted shares under the Directors’ Plan. Messrs. Kirsch, McAllister and Riederer have elected to defer their dividends on certain of their annual equity awards into additional common shares subject to the same risk of forfeiture as their original grants pursuant to the Directors’ Plan. As of December 31, 2013, the aggregate number of restricted shares subject to forfeiture held by each nonemployee director was as follows: Ms. Cunningham—6,408; Mr. Eldridge—6,408; Mr. Gaumond—4,421; Mr. Gluski—6,698; Ms. Green—6,408; Ms. Henry—6,408; Mr. Johnson—2,440; Mr. Kirsch—0; Mr. Riederer—0; Mr. Sullivan—4,720. As of December 31, 2013, the aggregate number of unvested deferred shares, including dividend reinvestments, allocated to the deferred share accounts of Messrs. Kirsch and Riederer under the Directors’ Plan were 2,953 and 20,635, respectively.

(3)	These amounts reflect dividends earned in 2013 on restricted share awards.

(4)
In addition to his annual equity grant in May 2013 of $85,000, Mr. Kirsch received a grant of 45,760 phantom stock units valued at approximately $750,000 when he became Chairman of the Board in July 2013. The grant date fair value of the phantom stock units on July 9, 2013 was $16.39 per share. The phantom stock units vested on January 2, 2014 and were settled with a cash payment.

(5)	This amount includes approximately $21,400 of housing expenses that Cliffs agreed to pay in 2013 while Mr. Kirsch was non-executive Chairman.

(6)	Mr. McAllister served as a director until June 2013.

(7)	Mr. McAllister recognized above-market earnings in his deferred cash account of $81.

(8)	Mr. Ross served as a director until April 2013.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 20

PROPOSAL 1	ELECTION OF DIRECTORS
The Board has nominated Gary B. Halverson, Barry J. Eldridge, Mark E. Gaumond, Susan M. Green, Janice K. Henry, James F. Kirsch, Stephen M. Johnson, Richard K. Riederer and Timothy W. Sullivan to serve until the next Annual Meeting of Shareholders or until their successors shall be elected. All of the nominees are independent under the NYSE corporate governance rules except for Mr. Halverson. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on May 7, 2013, except for Messrs. Gaumond, Johnson and Halverson, who were nominated by the Governance and Nominating Committee and were elected as directors by unanimous action of the Cliffs Board effective July 8, 2013, October 1, 2013 and November 18, 2013, respectively. The Governance and Nominating Committee engaged a third-party search firm to assist it in identifying candidates to be appointed. The third-party firm conducted a comprehensive search and identified various candidates that it recommended to the Governance and Nominating Committee, who then screened the résumés of several candidates before interviewing and nominating these individuals.
Each of the Board’s nine director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Cliffs Board in its proxy statement and other solicitation materials to be filed with the SEC and distributed to the Company’s shareholders and in other materials in connection with the solicitation of proxies by the Company and its directors, officers, employees and other representatives from shareholders to be voted at the 2014 Annual Meeting. Each such nominee has further consented to serve as a member of the Cliffs Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.
We do not have a formal policy regarding director attendance at our Annual Meeting of Shareholders; however, it is expected that all directors who are standing for re-election will attend the 2014 Annual Meeting unless there are extenuating circumstances for nonattendance. All of our directors who are standing for re-election and already were serving as a director at the time of the 2013 Annual Meeting attended the meeting.
The members and nominees for the Cliffs Board have diversified professional experience in general management, steel manufacturing, construction aggregates, mining, finance, project management, labor, law, natural resource exploration, power generation and distribution, and other fields. There is no family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on the Cliffs Board is 62, ranging from ages 54 to 70. The average years of service of the nominees currently serving on the Cliffs Board is 4.5 years, ranging from less than one year to 11 years of service.
In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our current majority voting policy, any director-nominee that is elected in an uncontested election but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance and Nominating Committee and our Board.
As a result of Casablanca’s stated intention to nominate alternative director nominees, assuming such nominees are in fact proposed for election at the 2014 Annual Meeting, the number of director nominees will exceed the number of directors to be elected, and, consequently, such majority voting policy would not apply to this election.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting” on page 13. The Company has received notice from Casablanca requesting the right to exercise cumulative voting in the election of directors. If cumulative voting rights are in effect for the election of directors, which we currently anticipate will be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. Although the Board has nominated a slate of nine directors for the available 11 seats at the 2014 Annual Meeting, each shareholder of Cliffs common stock will still have 11 votes per share with respect to the election of directors. For example, if you own 100 common shares, because there are 11 directors to be elected at the 2014 Annual Meeting, you may allocate 1,100 ‘‘FOR’’ votes (11 times 100) to one director nominee or distribute such votes among two or more of the director nominees to be voted on at the 2014 Annual Meeting as you choose. You may not, however, cumulate your votes against a nominee. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the 2014 Annual Meeting. If you hold shares through a bank, broker, trustee, nominee or other shareholder of record and wish to cumulate votes, you should contact your bank, broker, trustee, nominee or other shareholder of record.
If you return a WHITE proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of Gary B. Halverson, Barry J. Eldridge, Mark E. Gaumond, Susan M. Green, Janice K. Henry, Stephen M. Johnson, James F. Kirsch, Richard K. Riederer and Timothy W. Sullivan (collectively, the “Cliffs Nominees”). If cumulative voting rights are in effect, all shares represented by properly executed WHITE proxies will be divided evenly among the Cliffs Nominees, except that if dividing the votes evenly would not be effective to elect each of the Cliffs Nominees, votes will be cumulated in accordance with the best judgment of the persons appointed by your proxy in order to elect as many of the Cliffs Nominees as possible, except that none of your votes will be cast for any director nominee as to whom you instruct that your votes be withheld. Cumulative voting would apply only to the election of directors.
Casablanca has stated that it intends to nominate six candidates for election to the Cliffs Board of Directors at the 2014 Annual Meeting. The Board believes that Casablanca’s nominees have, by virtue of their participation in Casablanca’s proxy solicitation, endorsed Casablanca’s agenda and stated plans for the Company and would be reasonably likely to effectuate such agenda and plans in the event that they were elected and were to constitute a majority of the members of Cliffs’ Board of Directors. Therefore, the Board believes that Casablanca's director nominations are intended to pressure Cliffs to adopt Casablanca's previously proposed strategic plans, which the Board does not believe are in the best interests of Cliffs' shareholders. The Board believes that the nine nominees proposed by the Board are better equipped to serve Cliffs and all of its shareholders than the Casablanca nominees.
The Cliffs Board of Directors has not nominated Susan M. Cunningham or Andrés R. Gluski for re-election as a director of Cliffs at the 2014 Annual Meeting, and the Cliffs Board has not nominated replacement candidates. The Cliffs Board reserves the right to nominate Susan M.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 21

Cunningham, Andrés R. Gluski or another individual in lieu of one of the Board’s current nine nominees should the Board determine it is in the shareholders’ best interest to do so. If such determination is made, the Company will supplement the proxy statement to disclose all information required about such nominee’s candidacy. As discussed above, if cumulative voting rights are in effect for the election of directors, which we currently anticipate will be the case, all shares represented by properly executed WHITE proxies will be divided evenly among the Cliffs Nominees, except that if dividing the votes evenly would not be effective to elect each of the Cliffs Nominees, votes will be cumulated in accordance with the best judgment of the persons appointed. The Board has nominated a slate of nine directors for the available 11 seats. If cumulative voting rights are in effect for the election of directors, allocating 11 votes between the nine Cliffs Nominees will ensure that the maximum number of Cliffs Nominees are elected at the 2014 Annual Meeting. The Board expects that the remaining two board seats will be filled by two of the Casablanca nominees. THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY CASABLANCA.
The Board recommends a vote FOR ALL of the nine Cliffs Nominees listed on the following pages.
Background of Solicitation
During late-December 2013, the Chairman of Cliffs’ Board and members of Cliffs’ senior management team and investor relations were contacted by representatives of Casablanca requesting to discuss Cliffs’ business and financial performance. In response to these requests, and as part of Cliffs’ normal shareholder policy of engaging with investors and analysts, Cliffs’ Chairman and members of senior management and investor relations met with representatives of Casablanca in Cleveland. Following the Cleveland meeting and in response to Casablanca’s request, Cliffs’ Chairman, COO and Executive Vice President - External Affairs met with representatives of Casablanca in New York City in mid-January 2014. In addition, representatives of Cliffs spoke with Casablanca representatives telephonically on multiple occasions during the month of January.
On January 27, 2014, Cliffs received a letter from Casablanca advocating for certain corporate actions to be taken by Cliffs at the same time such letter was released to the press. The letter was subsequently filed as an exhibit to Casablanca’s Schedule 13D on January 28, 2014, reporting ownership of approximately 5.2 percent of Cliffs’ outstanding common shares.
On January 28, 2014, Cliffs issued a statement acknowledging receipt of the letter from Casablanca and the ongoing dialogue with Casablanca’s representatives.
On February 12, 2014, Cliffs received a letter from Casablanca informing Cliffs of Casablanca’s intention to nominate candidates for election to the Board at the 2014 Annual Meeting. The letter did not name the intended candidates, other than Lourenco Goncalves, but stated an intention to nominate candidates constituting at least a majority of the Cliffs Board. On the same date, Casablanca publicly released a statement announcing its intention to nominate a majority of directors and supporting Mr. Goncalves to become Cliffs’ chief executive officer.
Also on February 12, 2014, Cliffs issued a statement commenting on Casablanca’s proposals.
On February 13, 2014, the Cliffs Board met to discuss Casablanca’s statements and requests. Also at this meeting, Cliffs’ Board appointed Gary Halverson to the role of CEO of Cliffs, effective immediately. Also on February 13, 2014, Cliffs announced their full-year 2013 financial results.
On February 14, 2014, Cliffs issued an open letter to shareholders outlining its strategic, operational and financial priorities and noting Cliffs’ continued willingness to engage in discussions with Casablanca in order to avoid a costly and distracting public dispute.
On March 3, 2014, the Cliffs Board met to discuss Casablanca’s statements and requests, and to explore options in order to reach an agreement with Casablanca without the distraction and expense of a proxy contest. The Board authorized James Kirsch, Cliffs’ Chairman, to contact representatives of Casablanca in order to propose a solution that would involve Casablanca being granted the right to designate certain nominees for election to the Cliffs Board.
Later that day, Mr. Kirsch spoke telephonically with Donald Drapkin, chairman of Casablanca, and Douglas Taylor, CEO of Casablanca. During this conversation, Mr. Kirsch informed the Casablanca representatives that Cliffs was willing to grant Casablanca the right to appoint an independent director to the Cliffs Board. The Casablanca representatives informed Mr. Kirsch that they did not consider such offer acceptable. During this conversation, Mr. Drapkin suggested that Cliffs postpone the record date for the 2014 Annual Meeting.
On March 4, 2014, Mr. Kirsch again spoke with Mr. Drapkin. During this conversation, Mr. Kirsch informed him that Cliffs would be willing to permit Casablanca to appoint two independent directors to the Cliffs Board and that it would agree with Casablanca to appoint a third mutually acceptable director to be named at a later date. The Casablanca representative again rejected this proposal.
On March 5, 2014, Casablanca delivered a notice to Cliffs requesting that cumulative voting apply to the election of directors at the 2014 Annual Meeting.
On March 6, 2014, Cliffs received notice from Casablanca of Casablanca’s intention to nominate six directors for election to the Board at the 2014 Annual Meeting, identifying and describing the individual proposed nominees listed in the notice - Mr. Goncalves, Rip Fisher, Patrice Merrin, Joseph Rutkowski, Gabriel Stoliar and Douglas Taylor.
Also on March 6, 2014, the Cliffs Board met to discuss the conversations between Mr. Kirsch and Casablanca, and Casablanca’s nominations and public statements. At this meeting, the Board determined to postpone the record date for the 2014 Annual Meeting in order to provide additional time for Cliffs and Casablanca to attempt to reach a settlement and to permit additional shareholder engagement prior to the annual meeting vote. On March 7, 2014, Cliffs publicly announced the decision to postpone the record date.
On March 14, 2014, Mr. Kirsch and Richard Riederer met with Mr. Drapkin and Mr. Taylor. During this meeting, the parties discussed the possibility of Cliffs reducing the size of its Board to nine members and permitting Casablanca to appoint three independent directors to the Cliffs Board, including Mr. Goncalves. The Casablanca representative indicated that Casablanca would propose a settlement agreement pursuant to those terms.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 22

On March 16, 2014, the Cliffs Board met to discuss the meeting with Mr. Drapkin, Mr. Taylor and Casablanca.
On March 20, 2014, Casablanca’s representative provided Cliffs’ representatives with a copy of a proposed settlement agreement which required Cliffs to reduce the size of its Board to nine members and permit Casablanca to appoint three independent directors to the Cliffs Board, including Mr. Goncalves. Pursuant to the proposed settlement agreement, Mr. Goncalves would become the executive chairman of the Cliffs Board and the chairman of Cliffs’ Strategic Committee. This proposed settlement agreement is the sole settlement offer that Casablanca has made prior to the date of this proxy statement. As explained below, Cliffs rejected the settlement offer.
During March and April 2014, nine members of the Cliffs Board interviewed Mr. Goncalves regarding his strategic vision for Cliffs should he become the executive chairman of the Cliffs Board and the chairman of Cliffs’ Strategic Committee. Based on the interviews between the nine members of the Cliffs Board and Mr. Goncalves, the Cliffs Board determined that it was not in the best interest of shareholders to appoint Mr. Goncalves as executive chairman of the the Cliffs Board or chairman of Cliffs’ Strategy Committee.
On April 21, 2014, Mr. Kirsch spoke telephonically with Mr. Taylor. During this conversation, Mr. Kirsch informed him that the Cliffs Board was unwilling to appoint Mr. Goncalves as executive chairman of the Cliffs Board or chairman of Cliffs’ Strategy Committee. Mr. Kirsch further informed Mr. Taylor that if Casablanca would like to reconfigure the proposed settlement agreement without executive or chairmanship roles, Cliffs would consider such proposal. Casablanca’s representative instructed Mr. Taylor to end the conversation.
On May 13, 2014, the Cliffs Board met to discuss Casablanca’s request for cumulative voting and its intention to nominate six candidates for election to the Cliffs’ Board at the 2014 Annual Meeting. The Cliffs Board considered that it may be in the best interests of Cliffs and its shareholders at this time to nominate a slate of nine directors for the available 11 seats at the 2014 Annual Meeting.
As of May 23, 2014, the Cliffs Board does not currently intend to nominate Susan M. Cunningham or Andrés R. Gluski for re-election as a director of Cliffs at the 2014 Annual Meeting, and the Cliffs Board does not currently intend to nominate replacement candidates.
In making the foregoing determinations the Cliffs Board noted the following:

•
Cliffs’ previous attempts to reach a settlement with Casablanca, including proactively offering to permit Casablanca to appoint two new independent directors to the Board of Directors and a third mutually agreed upon director to be named at a later date, were not accepted by Casablanca;

•
Based on conversations with various shareholders, the Board of Directors believes that certain shareholders are likely to be supportive of Casablanca having minority representation on the Board of Directors;

•
If all six of Casablanca's nominees were elected, Cliffs may be required to (a) offer to repurchase its outstanding notes and (b) pay the NEOs certain benefits, regardless of whether the employment of the NEO is terminated;

•	Cliffs’ Regulations do not include a deadline for nominating a director for election at the 2014 Annual Meeting; and

•
In nominating a nine person slate for an 11 person Board, the Company, assuming that cumulative voting rights are in effect for the election of directors and that no other shareholder nominates a director for election, can offer its shareholders the ability to vote FOR ALL of the nine Cliffs’ Nominees while also permitting Casablanca to obtain representation of two of its nominees on the Board under the plurality voting standard.

On May 29, 2014, the Company issued a press release responding to an assertion by Casablanca that the Cliffs Board breached its fiduciary duties because it had not yet approved the nominees proposed by Casablanca in order to avoid the possible trigger of a change of control under the indenture governing Cliffs’ senior notes. In the Company’s press release, the Company stated that, “, it would consider whether Casablanca’s nominees should be approved for purposes of its senior notes indenture in due course should Casablanca continue to seek to nominate a majority of the directors to the Cliffs Board. The Cliffs Board’s review will include, among other things, Casablanca’s definitive proxy statement, when it becomes available. If the Cliffs Board determines to approve Casablanca’s nominees, this would have the effect of making Casablanca’s nominees “continuing directors” under the senior notes indenture, which, in turn, would mean that their election to the Board would not trigger the change of control clause in the indenture.
Certain Litigation
In May 2014, alleged purchasers of the Company’s common stock filed two putative class action lawsuits in the United States District Court for the Northern District of Ohio against the Company, three former officers of the Company (one of whom is also a former director), and one current officer of the Company. The actions are captioned Department of the Treasury of the State of New Jersey and Its Division of Investment v. Cliffs Natural Resources, Inc. et al., No. 1:14-CV-1031 and Weinstock v. Cliffs Natural Resources, Inc. et al., No. 1:14-CV-1106. Both actions allege that the defendants violated the federal securities laws by making false or misleading statements or omissions during the period of March 14, 2012 to March 26, 2013, regarding operations at the Company’s Bloom Lake mine in Quebec, Canada, and the impact of those operations on the Company’s finances and outlook, including sustainability of the dividend, and that the alleged misstatements caused the Company’s shares to trade at artificially inflated prices. Both lawsuits seek an award of monetary damages to the putative class in an unspecified amount, along with costs of suit and attorneys’ fees. The defendants believe that the allegations against them lack merit and intend to defend the lawsuits vigorously.
On June 4, 2014, an alleged shareholder of the Company filed an action in the Cuyahoga County, Ohio, Court of Common Pleas asserting claims purportedly on the Company’s behalf against various current and former officers and directors of the Company. The action, captioned Black v. Carrabba et al., No. CV-14-827803, alleges that the defendants violated their fiduciary duties to the Company by, among other things, disseminating false and misleading information regarding operations at the Company’s Bloom Lake mine in Quebec, Canada, and the impact of those operations on the Company’s finances and outlook, including sustainability of the dividend, failing to maintain internal controls, and failing to appropriately oversee and manage the Company. The complaint also alleges unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets against all defendants grounded, in part, in the alleged failure of the Company’s directors to “approve” Casablanca’s nominees for election to the Cliffs Board, for purposes of avoiding the triggering of a change of control provision in the indenture governing the Company’s outstanding senior notes, and approval of separation payments to four former executives. The complaint seeks damages, restitution, and equitable relief against the defendants and in favor of the Company, along with costs of suit and attorneys’ fees.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 23

Also on June 4, 2014, an alleged shareholder filed an action captioned Rosen v. Halverson et al., No. CV-14-827757 in the Court of Common Pleas of Cuyahoga County, Ohio, naming as defendants the current members of the Cliffs Board. The complaint, brought on behalf of a putative class of holders of the Company’s common stock, alleges that the defendants breached fiduciary duties owed to shareholders by not “approving” Casablanca’s nominees for election to the Cliffs Board, for purposes of avoiding the triggering of a change of control provision in the indenture governing Cliffs’ outstanding senior notes. The complaint further alleges that the defendants breached fiduciary duties by making incomplete or misleading disclosures to shareholders regarding those change of control provisions and their possible effect and significance. The complaint seeks declaratory and injunctive relief, including rescission of proxies submitted in favor of the Company’s nominees to the Cliffs Board and an injunction against the holding of the shareholder vote pending the current Board’s “approval” of Casablanca’s nominees for purposes of the change of control provision and the issuance of corrective disclosures to shareholders. The plaintiff has filed a motion for a preliminary injunction.
On June 6, 2014, an alleged shareholder of the Company filed a putative class action in the United States District Court for the Northern District of Ohio naming as defendants the Company and the current members of the Cliffs Board. The action, captioned Pope v. Cliffs Natural Resources Inc., et al., No. 1:14-cv-01234, alleges breaches of fiduciary duty similar to those alleged in the Rosen v. Halverson matter and seeks similar declaratory and injunctive relief. The plaintiff has filed a motion for temporary restraining order and preliminary injunctive relief.
With respect to the Pope v. Cliffs Natural Resources Inc. and Rosen v. Halverson actions, the Company notes that on May 29, 2014, the Company issued a press release stating that it would consider whether Casablanca’s nominees should be approved for purposes of its senior notes indenture in due course should Casablanca continue to seek to nominate a majority of the directors to the Cliffs Board. The Cliffs Board’s review will include, among other things, Casablanca’s definitive proxy statement when it becomes available. If the Cliffs Board determines to approve Casablanca’s nominees, this would have the effect of making Casablanca’s nominees “continuing directors” under the senior notes indenture, which, in turn, would mean that their election to the Board would not trigger the change of control clause in the indenture.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 24

Information Concerning Director Nominees

Barry J. Eldridge
First Became Director: 2005; Independent
Age 68

Currently retired. Mr. Eldridge previously served as the managing director and chief executive officer of Portman Limited, an international iron ore mining company in Australia, from October 2002 through April 2005. Mr. Eldridge formerly served as chairman of Vulcan Resources Ltd. from 2005 to 2008, chairman of Millennium Mining Pty. Ltd. from 2007 to 2008 and chairman of Mundo Minerals Limited until 2012. He currently serves as a director of Sundance Resources Ltd. All of these companies are or were listed on the Australian Stock Exchange.

As a former executive of an international mining company and former chairman of various Australian mining companies, Mr. Eldridge brings to the Board a wealth of international management experience as well as business perspectives specific to the Australian coal and iron mining industry, which is one of Cliffs’ strategic focuses.
Committee Assignments:
Strategy and Sustainability Committee (Chair) and Compensation and Organization Committee
Mr. Eldridge’s extensive international mining and exploration expertise is an asset to our Strategy and Sustainability Committee, particularly when evaluating new strategic opportunities. His management experience both on boards of other companies and as a former executive facilitates his ability to lead as Chair of the Strategy and Sustainability Committee and strengthens the Compensation Committee through his understanding of compensation strategies necessary to retain and attract international exploration and mining talent.

Mark E. Gaumond
First Became Director: 2013; Independent
Age 63

Currently retired. Mr. Gaumond previously served as the Senior Vice Chair - Americas of Ernst & Young LLP, a global leader in assurance, tax, transaction and advisory services, from 2006 to 2010. Previously he served as Ernst & Young's Managing Partner, San Francisco from 2003 to 2006 and as an audit partner on several major clients. Prior to joining Ernst & Young, Mr. Gaumond was a partner with a 27-year career with Arthur Andersen LLP. Mr. Gaumond serves on the Boards of Directors and Audit Committees of Rayonier, Inc. and Booz Allen Hamilton Holding Corporation. He is also a director and president of the Fishers Island Development Corporation and a director of the Walsh Park Benevolent Corporation. He is a former trustee of the California Academy of Sciences.

Mr. Gaumond has more than 35 years of managerial, financial and accounting experience working extensively with senior management, audit committees and board of directors of public companies. His experience in financial accounting and reporting, compliance and internal controls, and public company audit committee experience allow him to contribute to our Board's oversight of the Company's overall financial performance, reporting and controls.
Committee Assignments:
Audit Committee and Compensation and Organization Committee
Mr. Gaumond’s extensive financial reporting and accounting background combined with his organizational management skills strengthens our Audit Committee and Compensation Committee. The Board has identified Mr. Gaumond as a financial expert under SEC regulations.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 25

Susan M. Green
First Became Director: 2007; Independent
Age 54

Currently retired. Ms. Green previously served as deputy general counsel, U.S. Congressional Office of Compliance from November 2007 through September 2013. She originally was proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement.
Ms. Green has served as both a labor organizer and as an attorney representing organized labor. She also has worked in the Legislative and Executive Branches of the federal government, including six years as deputy general counsel of the Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, and her prior position as chief labor counsel for then-Senator Edward M. Kennedy, as well as several positions in the U.S. Department of Labor during the Administration of President Bill Clinton. She brings her diverse experiences as a labor attorney and an alternative point of view to our Board. As someone who has represented organized labor, she is able to advocate the views of the majority of our North American workforce.
Committee Assignments:
Audit Committee and Governance and Nominating Committee
Ms. Green’s labor and governmental background brings practical experience to both committees.

Gary B. Halverson
First Became Director: 2013; Management
Age 55
President (since November 2013) and Chief Executive Officer (since February 2014) of Cliffs

Mr. Halverson was elected as president & chief operating officer of Cliffs effective November 18, 2013 and as chief executive officer of Cliffs effective February 13, 2014. Prior to joining Cliffs, Mr. Halverson served as interim chief operating officer from September 2013 to November 2013, as president-North America from December 2011 to November 2013 and as president-Australia Pacific from December 2008 to December 2011 for Barrick Gold Corporation Inc., an international gold mining company.

Mr. Halverson was nominated by the Governance and Nominating Committee and was elected as a director by unanimous action of the Cliffs Board effective November 18, 2013. Mr. Halverson brings a global mining perspective with experience in a variety of minerals, including gold, copper and nickel, to the Board. Recently, he provided leadership for the largest gold region in the world at Barrick Gold Corporation Inc. Through his experience in various capacities in mining operations internationally, he has managed large annual operating budgets and capital projects. These experiences include a wide range of underground and open-pit mines from the construction and development phases through the end-of-life stage.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 26

Janice K. Henry
First Became Director: 2009; Independent
Age 63

Currently retired. Ms. Henry previously served as senior vice president from 1998 through June 2006, chief financial officer from 1994 to June 2005 and treasurer from 2002 to March 2006 of Martin Marietta Materials, Inc., or Martin Marietta, a producer of construction aggregates serving the public infrastructure, commercial and residential construction markets in the United States. Ms. Henry served in a consulting capacity for Martin Marietta from July 2006 through June 2009. Ms. Henry was a director of North American Galvanizing & Coatings, Inc. from February 2008 through August 2010. In January 2012, Ms. Henry became a director of W.R. Grace & Co., a global specialty chemicals and materials company, and serves on its audit and compensation committees. Since October 2009, Ms. Henry has been a member of The Charles Stark Draper Laboratory, Inc., a nonprofit corporation, which engages in activities that contribute to the support and advancement of scientific research, technology and development.

Ms. Henry’s background with Martin Marietta brings significant accounting, financial, SEC reporting, risk analysis and audit experience to our Board. As a former director on the boards of Inco Limited and North American Galvanizing & Coatings, Inc., Ms. Henry contributes her board-level experience and background in mining and basic materials.
Committee Assignments:
Audit Committee (Chair) and Compensation and Organization Committee
Ms. Henry’s extensive financial reporting and accounting background provides the additional expertise required for audit committees of public companies. The Cliffs Board has determined that she is a financial expert (as that term is defined in SEC regulations) on the Audit Committee. Additionally, her financial background complements the activities of the Compensation Committee and she is an important link between the Audit and Compensation Committees.

Stephen M. Johnson
First Became Director: 2013; Independent
Age 62

Currently retired. Mr. Johnson previously served as chairman, president and CEO of McDermott International, Inc., a U.S.-based engineering and construction company focused exclusively on the upstream offshore oil and gas sector with global operations, from July 2010 through December 2013. Mr. Johnson was elected chairman of McDermott’s board of directors in May 2011. Previously, Mr. Johnson served as president and chief executive officer of its subsidiary, J. Ray McDermott, S.A., from January 2010 to July 2010 and as president and chief operating officer of McDermott International, Inc. from April 2009 to December 2009. Before joining McDermott, he held the position of Senior Executive Vice President and Member, Office of the Chairman at Washington Group International, prior to its sale to URS Corporation.

Having served as a chairman and CEO of a public engineering and construction company, Mr. Johnson presents to our Board valuable insight into operational management issues crucial to a large public company and relating to large development projects.
Committee Assignments:
Audit Committee and Governance and Nominating Committee
As a former chairman, president and CEO of a NYSE-listed company, he understands the financial reporting requirements of a public company and is well versed in the mechanics of corporate governance issues.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 27

James F. Kirsch
First Became Director: 2010; Independent
Age 56
Non-Executive Chairman of Cliffs since May 2014

Mr. Kirsch previously served as chairman, president and CEO of Ferro Corporation, or Ferro, a global supplier of technology-based materials for a broad range of manufacturers, until November 2012. Mr. Kirsch was elected chairman of Ferro’s board of directors in December 2006 and appointed CEO and a director of Ferro in November 2005. Mr. Kirsch joined Ferro in October 2004 as its president and chief operating officer. Prior to joining Ferro from 2002 through 2004, Mr. Kirsch served as president of Premix Inc. and Quantum Composites, Inc., manufacturers of thermoset molding compounds, parts and subassemblies for the automotive, aerospace, electrical and HVAC industries. From 2000 through 2002, he served as president and director of Ballard Generation Systems, a company engaged in the design, development, manufacture and sale of clean energy fuel cell products, and vice president for Ballard Power Systems in Burnaby, British Columbia, Canada.

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations. As a former chairman, president and CEO of a NYSE-listed company, he brings additional chairmanship and CEO experience to the Cliffs Board and the committees on which he serves.
Mr. Kirsch, as a former chairman and CEO of a public company with global operations, contributes to the Board a full range of strategic management expertise and a broad understanding of the issues facing an international business. Mr. Kirsch was elected as Cliffs' non-executive Chairman in July 2013. Mr. Kirsch became interim executive Chairman of the Board in January 2014. On May 23, 2014, Mr. Kirsch once again became Cliffs' non-executive Chairman.

Richard K. Riederer
First Became Director: 2002; Independent
Age 70
Chief Executive Officer of RKR Asset Management, a consulting organization, since June 2006

Mr. Riederer served as president and CEO from January 1996 through February 2001 of Weirton Steel Corporation, a North American steel producing company. Mr. Riederer has been a director of First American Funds since September 2001. He also serves on the Board of Trustees of Franciscan University of Steubenville.

Mr. Riederer’s long career in the steel industry as well as his experience as CEO and chief financial officer of Weirton Steel Corporation brings executive management, accounting and finance and financial reporting expertise to the Cliffs Board as well as an in-depth knowledge of the North American steel industry, including through his service as past chairman of North American Iron & Steel Institute is invaluable.
Committee Assignments:
Governance and Nominating Committee (Chair) and Strategy and Sustainability Committee
Mr. Riederer’s strong sense of leadership and knowledge of the steel industry supports the purpose of our Strategy and Sustainability Committee. His experience as a former and current director on other boards enhances his role as Chair of the Governance and Nominating Committee.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 28

Timothy W. Sullivan
First Became Director: 2013; Independent
Age 60

Mr. Sullivan previously served as Chairman and CEO of Gardner Denver Inc., a manufacturer of products for energy, industrial and medical applications, from July 2013 to June 2014. Mr. Sullivan served as executive advisor to CCMP Capital Advisors LLC, a private equity firm, from 2012 to 2013. He also served as president, CEO and a director of Bucyrus International Inc., a surface and underground mining equipment company from 2004 until 2011 and president from 2000 to 2004.  In 2012, he served as a special consultant to Wisconsin Governor Scott Walker and he chaired the Governor's Council on Workforce Investment and the College of Workforce Readiness Council.  He currently chairs the Wisconsin Mining Association and he is a director of

Aurora Health Care, Inc. and Northwestern Mutual Life Insurance Company. As a former president and CEO of a company that manufactures mining equipment, Mr. Sullivan brings to the Board a unique perspective about the mining industry.
Committee Assignments:
Compensation and Organization Committee (Chair) and Strategy and Sustainability Committee
As a former CEO, Mr. Sullivan has significant leadership experience and strategic management expertise, and he understands the compensation strategies necessary to attract and retain talented employees.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 29

PROPOSAL 2	APPROVE 2014 NONEMPLOYEE DIRECTORS’ COMPENSATION PLAN
General
On February 11, 2014, upon recommendation by the Governance and Nominating Committee, the Cliffs Board unanimously approved and adopted, subject to the approval of Cliffs’ shareholders at the 2014 Annual Meeting, the 2014 Nonemployee Directors' Compensation Plan, or Proposed Directors' Plan.
If approved by our shareholders, the Proposed Directors' Plan will replace in its entirety the Cliffs Natural Resources Inc. Nonemployee Directors' Compensation Plan, as amended, or Directors' Plan. If the Proposed Directors' Plan is approved by our shareholders, it will become effective on December 1, 2014, and no further awards will be granted under the Directors' Plan after that date. All outstanding equity grants under the Directors' Plan will continue in effect in accordance with their terms and the annual equity grants awarded to directors on the date of the 2014 Annual Meeting would be pursuant to the Directors' Plan but will reduce the number of shares available under the Proposed Directors' Plan on a one-for-one basis. If the Proposed Directors' Plan is not approved by shareholders, the Proposed Directors' Plan will be null and void and the Directors' Plan will remain in effect and will be available for issuance of awards. As of May 19, 2014, 32,462 common shares remained available for issuance as awards under the Directors' Plan.
Our principal reasons for adopting the Proposed Directors' Plan are to obtain authorization of the number of common shares available for issuance, to limit on an annual basis the compensation amount that may be awarded to directors and to simplify the administration of the plan. The Proposed Directors' Plan authorizes up to 300,000 common shares to be issued pursuant to (1) restricted shares, (2) restricted stock units, (3) deferred shares and (4) other awards that may be denominated or payable in, valued by or reference to or based on the common shares or factors that may influence the value of the common shares, including cash awards (other awards). These shares may be newly issued common shares or common shares that were reacquired by us in the open market or in private transactions. Shareholder approval of the Proposed Directors' Plan is needed under the NYSE rules. The actual text of the Proposed Directors' Plan is attached to this proxy statement as Annex A. The following description of the Proposed Directors' Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.
Why We Recommend That You Vote for Proposal 2
The Proposed Directors' Plan authorizes the Governance and Nominating Committee to provide equity-based compensation in the form of restricted shares, restricted stock units, deferred shares, dividend equivalents and other awards for the purpose of providing our nonemployee directors with incentives and rewards for performance. Some of the key features of the Proposed Directors' Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain high-quality directors and that the ability to provide equity-based awards under the Proposed Directors' Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our nonemployee directors.
The use of our common shares as part of our compensation program also is important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates nonemployee directors to create shareholder value because the value directors realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our nonemployee directors with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting.
As of May 19, 2014, 32,462 common shares remained available for issuance under the Directors' Plan. If the Proposed Directors' Plan is not approved, we may be compelled to increase significantly the cash component of our nonemployee director compensation, which may not necessarily align directors' compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our shareholders.
The following includes aggregated information regarding the overhang and dilution associated with the Directors' Plan and the potential shareholder dilution that would result if our proposed share authorization under the Proposed Directors' Plan is approved. Please note that we also are seeking approval for a proposed share increase under the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan as described below in Proposal 4, and you may want to take the information set forth in Proposal 4 into consideration when evaluating this Proposal 2 to fully determine the consequences of both that proposed share increase and this proposed share request. The information is as of May 19, 2014. As of that date, there were approximately 153,180,929 of our common shares outstanding.

•	Outstanding full-value awards (restricted shares, unvested deferred shares and dividend equivalents): 65,316 common shares (0.04 percent of our outstanding common shares);

•	Unvested restricted shares awards: 38,996 common shares (0.03 percent of our outstanding common shares);

•	Unvested deferred share awards and dividend equivalents: 19,651 common shares (0.01 percent of our outstanding common shares);

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 30

•	Total common shares subject to outstanding awards, as described above: 65,316 common shares (0.04 percent of our outstanding common shares);

•	Total common shares available for future awards under the Directors' Plan: 32,462 common shares (0.02 percent of our outstanding common shares);

•
The total number of common shares subject to outstanding awards (65,316 common shares) plus the total number of common shares available for future awards under the Directors' Plan (32,462 common shares), represents a current overhang percentage of 0.06 percent (in other words, the potential straight dilution of our shareholders represented by the Directors' Plan);

•
Proposed new common shares requested for future issuance under the Proposed Directors' Plan: 300,000 common shares (0.20 percent of our outstanding common shares - this percentage reflects the simple dilution of our shareholders that would occur if the Proposed Directors' Plan is approved); and

•
The total common shares subject to outstanding awards as of May 19, 2014 (65,316) plus the total common shares available for future awards under the Directors' Plan as of that date (32,462), plus the proposed new common shares available for issuance under the Proposed Directors' Plan (300,000 minus 32,462), represent a total fully-diluted overhang of 365,316 shares (0.24 percent) under the Proposed Directors' Plan (reflecting the fact that any share issued or transferred under the Directors' Plan on or after January 1, 2014 will reduce on a one-for-one basis the number of shares available for issuance under the Proposed Directors' Plan).

Based on the closing price on the NYSE for our common shares on May 19, 2014 of $16.50 per share, the aggregate market value as of that date of the 300,000 new common shares requested for issuance under the Proposed Directors' Plan was $4,950,000.
In 2011, 2012 and 2013, we granted awards under the Directors' Plan covering 13,422 shares, 17,673 shares and 54,360 shares, respectively.
In determining the number of shares to request for approval under the Proposed Directors' Plan, our management team worked with Semler Brossy, the Compensation Committee's independent compensation consultant, and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Proposed Directors' Plan and the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan.
If the Proposed Directors' Plan is approved, we intend to utilize the shares authorized under the Proposed Directors' Plan to continue our practice of incentivizing nonemployee directors through equity grants. We currently anticipate that the shares requested in connection with the approval of the Proposed Directors' Plan will last for about six years based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match historic rates or our share price changes materially. Our Governance and Nominating Committee would retain full discretion under the Proposed Directors' Plan to determine the number and amount of awards to be granted under the Proposed Directors' Plan, subject to the terms of the Proposed Directors' Plan, and future benefits or amounts that may be received by participants under the Proposed Directors' Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we carefully have managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholders' interests, as described above.
In evaluating this Proposal 2, shareholders should consider the factors set forth under "Summary of the Proposed Directors' Plan" below, plus the remaining information in this Proposal 2.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 31

Summary of the Proposed Directors' Plan

Key Provisions	Description
Eligible Participants	Nonemployee directors of Cliffs (currently 10 persons).
Common Shares Subject to the Plan
300,000, less one common share for every common share that is issued or transferred on or after January 1, 2014 under the Directors' Plan; however, any common shares covered by an award or portion of an award granted under the Proposed Directors' Plan that is terminated, forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of common shares available for issuance under the Proposed Directors' Plan. Common shares covered by an award will not be counted as used unless and until they actually are issued and delivered to a participant. In addition, if any award under the Proposed Directors' Plan is paid in cash, the common shares covered by that award will again be available for awards under the Proposed Directors' Plan.

Shares Deducted from the Plan	1:1 for restricted shares, restricted stock units, deferred shares or other awards.
Last Day for Grants	May 13, 2024
Limit on Participant Award	$1 million aggregate value of shares or share-based awards annually to any individual director.
Award Types
Restricted shares and restricted stock units: Restricted shares and restricted stock units may be subject to such restrictions and conditions as the Governance and Nominating Committee determines and all restrictions will expire at such times as the Governance and Nominating Committee specifies, subject to certain limitations set forth in the Proposed Directors' Plan. Restricted stock units may be paid in common shares or cash. Other awards: Other awards granted may be subject to the terms and conditions as the Governance and Nominating Committee determines, subject to certain limitations set forth in the Proposed Directors' Plan. Deferred shares: Each participant may elect to have any awards that are denominated or payable only in common shares converted to deferred shares, which will be credited to a bookkeeping account in the name of the participant. Deferred shares will be subject to the same vesting schedule as the original award and are paid upon the earliest of the participant’s termination of service as a director, death or a change in control. Payments of deferred shares generally are made in a single lump sum, but participants are permitted to elect payment in one, two or three annual installments upon a termination of service. That election must be made at the same time the election to convert the award to deferred shares is made. Deferred shares are paid in cash or in common shares and the participant has no ownership rights in the underlying common shares during the deferral period. Dividend equivalents with respect to deferred shares are credited to the participant’s deferred share account.

Payment of Dividends	Restricted shares will earn dividends and restricted stock units and other awards may earn dividend equivalents at the discretion of the Governance and Nominating Committee.
Transferability of Awards	Except as otherwise provided by the Governance and Nominating Committee, only by will or the laws of descent and distribution or in connection with a domestic relations order.
Administration	The Proposed Directors' Plan will be administered by the Governance and Nominating Committee.
Vesting of Restricted Shares, Restricted Stock Units and Deferred Shares	May permit up to 100% upon termination of service, death, disability or change in control, or as otherwise provided in the evidence of award.
Adjustments
In the event of certain capitalization changes (for example, a stock split, dividend, or combination of shares) or any merger, consolidation, spin-off, split-off, reorganization, liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or other corporate transactions having a similar effect, the Governance and Nominating Committee will adjust equitably the number and kind of shares available and subject to outstanding awards. Moreover, in the event of any such transaction or event or in the event of a change in control, the Governance and Nominating Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Proposed Directors' Plan alternative consideration (including cash) as it may determine to be equitable under the circumstances and may require the surrender of all awards that are replaced, subject to certain legal requirements. The Governance and Nominating Committee may also adjust the maximum number of shares subject to the Proposed Directors' Plan as it deems appropriate in light of any transaction or event described above.

Fractional Shares	Issuance of fractional shares is not required; instead, the Governance and Nominating Committee may eliminate fractions or settle fractions in cash.
Termination or Amendment
Board may amend the Proposed Directors' Plan at any time, but cannot amend the Proposed Directors' Plan if the amendment would increase materially participants' benefits, increase materially the share authorization, modify materially participation requirements or would otherwise require shareholder approval under stock exchange rules or applicable law; in such case, the amendment must receive shareholder approval. In addition, the Governance and Nominating Committee may amend awards without participant consent unless the amendment would impair the rights of the participant. The Board may terminate the Proposed Directors' Plan at any time, but termination will not affect the rights of participants under outstanding awards.

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Tax Withholding
We will withhold any applicable taxes from any distribution or payment to the extent that we believe it is required by law.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the Proposed Directors' Plan based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Proposed Directors' Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. A recipient of shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code of 1986, as amended, or the Code (the “Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Restricted Stock Units and Deferred Shares. No income generally will be recognized upon the award of restricted stock units or deferred shares. The recipient of a restricted stock unit or deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units or deferred shares), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to Cliffs
To the extent that a participant recognizes ordinary income in the circumstances described above, Cliffs will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of the common shares under the Proposed Directors' Plan with the SEC pursuant to the Securities Act of 1933, as amended, or Securities Act, as soon as practicable after approval of the Proposed Directors' Plan by our shareholders.
The affirmative vote of the holders of a majority of the voting power of our common shares and shares of our mandatory convertible preferred stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote on the Proposed Directors' Plan, voting together as a single class, is required to approve the Proposed Directors' Plan.
The Board of Directors unanimously recommends a vote “FOR” Proposal 2 to approve the Cliffs Natural Resources Inc. 2014 Nonemployee Directors' Compensation Plan.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our directors and officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and greater than 10 percent shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received, and written representations by such persons, we believe that, except as otherwise noted below, all of our directors, officers and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2013. On February 26, 2013, a Form 4 for each of Laurie Brlas, Donald Gallagher and Terrence Mee that was reporting their respective vesting of performance shares on February 21, 2013 was filed a day late due to technical filing difficulties. Also on February 26, 2013, a Form 3/A was filed for Terrence Paradie to include restricted stock units that were inadvertently omitted from his original filing on October 9, 2012.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 34

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY
The following table sets forth the amount and percent of common shares that, as of June 2, 2014 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each director named in this proxy statement, by our CEOs, CFO and the other named executive officers as identified in the “2013 Summary Compensation Table” below by such persons, individually and collectively by the directors named in this proxy statement and the other executive officers as a group, and by any person or “group” (as the term is used in the Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent or more of the outstanding common shares. None of our directors, director nominees or executive officers own any of the outstanding shares of mandatory convertible preferred stock as of the Record Date. None of the shares owned by our directors, director nominees or executive officers are pledged as security.

Name of Beneficial Owner	Amount and Nature of “Beneficial Ownership”(1)
	Beneficial Ownership(2)	Investment Power		Voting Power		Percent of Class(3)
		Sole	Shared	Sole	Shared
Directors
Susan M. Cunningham	20,402	20,402	—	20,402	—	—
Barry J. Eldridge	24,103	24,103	—	24,103	—	—
Mark E. Gaumond	5,046	5,046		5,046
Andrés R. Gluski	12,049	12,049	—	12,049	—	—
Susan M. Green	11,680	11,680	—	11,680	—	—
Janice K. Henry	11,200	11,200	—	11,200	—	—
Stephen M. Johnson	2,728	2,728	—	2,728	—	—
James F. Kirsch	10,184	10,184	—	10,184	—	—
Richard K. Riederer	28,760	28,760	—	28,760	—	—
Timothy W. Sullivan	5,823	5,823	—	5,823	—	—
Named Executive Officers
Gary B. Halverson	—	—	—	—	—	—
Terrance M. Paradie	17,417	17,417	—	17,417	—	—
P. Kelly Tompkins	27,986	27,986	—	27,986	—	—
Donald J. Gallagher	121,783	121,783	—	121,783	—	—
Colin Williams	910	910	—	910	—	—
William Hart	—	—	—	—	—	—
Joseph A. Carrabba	6,197	6,197	—	6,197	—	—
Laurie Brlas	86,644	86,644	—	86,644	—	—
All Current Directors and Executive Officers as a group (20 Persons)(4)	267,929	267,929	—	267,929	—	—
Other Persons
Capital World Investors(5) 333 South Hope Street Los Angeles, CA 90071	16,942,143	16,942,143	—	16,942,143	—	11.06%
BlackRock Inc.(6) 40 East 52nd Street New York, NY 10022	12,839,655	12,839,655	—	11,623,720	—	8.38%
The Vanguard Group, Inc.(7) 100 Vanguard Blvd. Malvern, PA 19355	10,305,958	10,112,709	193,249	200,949	—	6.73%
TIAA-CREF Investment Management, LLC Teachers Advisors, Inc.(8) 730 Third Avenue New York, NY 10017	9,172,605	9,172,605	—	9,172,605	—	5.99%
Casablanca Capital LP(9) 450 Park Avenue, Suite 1403 New York, NY 10022	7,957,520	51,000	7,906,520	—	7,906,520	5.19%

(1)
Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 35

with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors, nominees and executive officers and filings made with the SEC or furnished to us by any shareholder.

(2)
The amounts include the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement. The indirect share ownership as of the Record Date is as follows: Mr. Kirsch—8,235; Mr. Riederer—26,205; Mr. Paradie—6,628; Mr. Tompkins—3,917; Mr. Gallagher—108,113; Ms. Brlas—17,301; and all current directors and executive officers as a group (20 Persons)— 204,754. There are no other shares that may be acquired within 60 days.

(3)	Less than one percent, except as otherwise indicated.

(4)	The number of executive officers has decreased since 2013.

(5)	Capital World Investors reported its ownership on Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2014.

(6)	BlackRock Inc. reported its ownership on Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2014.

(7)	The Vanguard Group, Inc. reported its ownership on Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2014.

(8)	TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. reported their combined ownership on a Schedule 13G filed with the SEC on February 14, 2014.

(9)	Casablanca Capital LP reported its ownership on Amendment No. 1 to Schedule 13D filed with the SEC on February 12, 2014.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS
In this section of the proxy statement, we discuss in detail our executive compensation program for 2013 for our named executive officers (or NEOs) consisting of our principal executive officers, our chief financial officer (or CFO), the next three highest paid executive officers employed as of December 31, 2013, and one former executive who served during 2013 and whose compensation would have qualified her as being among the next three highest paid executive officers:

•
Gary B. Halverson, President & Chief Executive Officer. Mr. Halverson was elected President & Chief Operating Officer (or COO) and principal executive officer effective November 18, 2013. He was elected as our Chief Executive Officer (or CEO) effective February 13, 2014.

•	Terrance M. Paradie, Executive Vice President & CFO.

•	P. Kelly Tompkins, Executive Vice President, External Affairs & President, Global Commercial. Mr. Tompkins served as interim principal executive officer from October 21, 2013 until November 18, 2013.

•	Donald J. Gallagher, former Executive Vice President & President, Global Commercial, through December 31, 2013, at which time he retired from Cliffs.

•	Colin Williams, Senior Vice President, Asia Pacific Iron Ore. Mr. Williams' employment with Cliffs is expected to terminate on July 1, 2014.

•	William Hart, former Senior Vice President & Chief Strategy and Marketing Officer. Mr. Hart's employment with Cliffs terminated on March 25, 2014.

•	Joseph A. Carrabba, former Chairman, President & CEO. Mr. Carrabba served as principal executive officer until October 21, 2013.

•	Laurie Brlas, former Executive Vice President & President, Global Operations. Ms. Brlas retired during 2013.

2013 Leadership Transitions
As noted above, we experienced several executive officer transitions during 2013.

•
Effective July 9, 2013, Mr. Carrabba stepped down as Chairman of the Board but remained our President & CEO until he retired effective November 15, 2013. He was our principal executive officer until October 21, 2013.

•	Ms. Brlas retired from her position as Executive Vice President & President, Global Operations effective July 31, 2013.

•	During the transition period from October 21 until November 17, 2013, Mr. Tompkins served as the principal executive officer of Cliffs.

•
Mr. Halverson was nominated by the Governance and Nominating Committee and was elected as a director by unanimous action of the Cliffs Board effective November 18, 2013. Also on November 18, 2013, Mr. Halverson commenced serving as our President & COO and in a principal executive officer capacity. When he was hired, the Board's intent was for him to transition into the CEO role, and Mr. Halverson was elected as Cliffs' CEO on February 13, 2014.

•	Mr. Gallagher, our former Executive Vice President & President, Global Commercial, retired from Cliffs after nearly 33 years of service on December 31, 2013.
As a result of these transitions, our Compensation Discussion and Analysis, or CD&A, and the related compensation tables and narratives cover eight NEOs for 2013 and analyze a variety of compensation decisions and actions, some of which were made specifically with regard to these transition events. Not all of the NEOs participated in or received all of the compensation elements described in this CD&A. For example, Mr. Halverson did not participate in some of the programs, such as the annual grant of performance shares and restricted share units, in which our other NEOs participated. When discussing each compensation element in this CD&A, we will explain the degree to which each NEO participated or was eligible for the program.
Mr. Halverson was offered the following compensation package for joining Cliffs in 2013: annual base salary of $950,000; annual incentive target of 120 percent of his base salary; and an annual long-term incentive target grant value of 375 percent of his base salary. This compensation package will be in effect for fiscal year 2014, with the exception of an increase in his annual incentive target to 140 percent of his base salary, which was approved by the Compensation Committee in May 2014. In 2013, Mr. Halverson received a prorated salary and annual incentive opportunity. Additionally in 2013, Mr. Halverson received a sign-on award of $2.0 million, consisting of cash and equity, as an incentive to join Cliffs and as a partial replacement for forfeited compensation with Mr. Halverson's former employer. This compensation package was developed in consultation with our independent compensation consultant, Semler Brossy, in consideration of market best practices.
The following discussion focuses primarily on compensation actions taken and decisions made during our 2013 fiscal year, but also contains information regarding compensation actions taken and decisions made both before and after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. It includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2013, and provides analysis of these policies and decisions. The discussion gives context for and should be read together with the data presented in the compensation tables, the footnotes and the narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 37

Say-On-Pay Implications
At our Annual Meeting of Shareholders in May 2013, only 66.3 percent of our voting shareholders voted in favor of our annual advisory vote on our NEOs compensation, commonly referred to as “Say-on-Pay”. However, this was in sharp contrast to our May 2012 results, where our shareholders overwhelmingly approved our named executive compensation by voting 97.3 percent in favor. In response to the significantly lower year-over-year results, we identified that, along with others in 2013, two of our top shareholders voted against our Say-on-Pay proposal, which had a substantial impact on the decline in results. It should be noted that both of these top shareholders were also top shareholders in 2012, and both voted "FOR" our Say-on-Pay proposal in that year. Due to the fact we had not made substantial changes to our executive compensation program between 2012 and 2013, management and the Chairman of the Board of Directors engaged in direct face-to-face dialogue with these two shareholders. A key takeaway from the dialogue was that Cliffs' poor share price performance was a significant contributing factor to the shareholders' decisions to reverse their Say-on-Pay support in 2013.
Additionally, as part of a broader shareholder outreach program during early 2014, we reached out to our top 25 shareholders, which collectively held 59 percent of our shares outstanding at December 31, 2013. The purpose of this outreach was to gain insight into and perspective on our executive compensation programs and policies as disclosed in our proxy statement for our 2013 Annual Meeting. Ultimately, in January 2014, we conducted telephone discussions with the holders of approximately 15 percent of our shares outstanding. During these interactions, we also highlighted some of the year-over-year changes in our corporate governance and executive compensation practices. Additionally, we addressed Cliffs' 2013 share price performance and discussed the recent changes with our Board of Directors and executive management. The feedback from these meetings was shared with and considered by management and the Compensation Committee when the executive pay programs were reviewed for 2014.
Based in part on shareholder feedback, and although the Company believes that the low Say-on-Pay vote result in 2013 was due primarily to our poor share price performance and high severance payments during fiscal 2012, in September 2013, the Compensation Committee implemented the following corporate governance enhancements to the executive compensation program because of its ongoing efforts to ensure a strong alignment between executive compensation and Cliffs' performance:

•
The vesting of all future equity grants beginning in late 2013 are subject to "double-trigger" change in control equity acceleration, rather than "single-trigger" acceleration (in other words, double-trigger provides that, generally, equity is accelerated only following a qualifying termination of employment associated with a change in control or a failure to assume, continue or replace the awards in connection with the change in control).

•
We increased the required share ownership multiple of base salary from 4.5x to 6x for the CEO and the COO under our Share Ownership Guidelines. We also increased the required share ownership multiple of base salary from 2.5x to 3x for senior and executive vice presidents under these same guidelines.

Executive Summary
2013 Business Results
Cliffs is an international mining and natural resources company. Cliffs is a major global iron ore producer and a significant producer of high- and low-volatile metallurgical coal. Driven by the core values of safety, social, environmental and capital stewardship, our associates across the globe endeavor to provide all stakeholders with operating and financial transparency. The key driver of our business is global demand for steelmaking raw materials in both emerging and developed economies, with China and the United States representing the two largest markets for Cliffs. In 2013, China produced approximately 779 million metric tons of crude steel, or approximately 49 percent of total global crude steel production, whereas the United States produced approximately 87 million metric tons of crude steel, or about 5 percent of total crude steel production. These figures represent an approximate 8 percent increase and a 2 percent decrease, respectively, in crude steel production when compared to 2012.
The global price of iron ore is influenced significantly by Chinese demand and worldwide supply of iron ore. The world market price that is utilized most commonly in our sales contracts is the Platts 62 percent Fe fines price. During 2013, the year-over-year average price increased 3.9 percent to an average price of $135 per metric ton. On the contrary, the quarterly benchmark Australia to Japan price for premium low-volatile hard coking coal decreased to a full-year average of $159 per metric ton in 2013 from $210 per metric ton in 2012. These pricing dynamics for iron ore and coal, along with slightly lower year-over-year global iron ore sales volumes resulted in a 3 percent decrease in our full-year consolidated revenues to $5.7 billion. Full-year cost of goods sold decreased 3 percent to $4.5 billion driven by lower cost rates in our North America Coal segment and favorable foreign exchange rates over the prior year.
Throughout the year, we were focused on improving our financial position by reducing costs, increasing cash from operations and paying down long-term debt. Through these efforts, we decreased year-over-year selling, general & administrative, or SG&A, and exploration expenses by 32 percent, or $135 million, and more than doubled our cash from operations to $1.1 billion over the prior year. We ended the year with free cash flow (cash flow from operations less capital expenditures after dividends) of $157 million and $336 million of cash and cash equivalents on our balance sheet. See Annex C for a reconciliation to generally accepted accounting principles, or GAAP, financial measures from non-GAAP. During the year, we also paid down approximately $1 billion in long-term debt, primarily through the proceeds raised from an equity offering, cash from operations and proceeds collected from equipment loan financing.
For the full year, we recorded net income attributable to Cliffs' shareholders of $414 million, or $2.37 per diluted share, compared with a net loss of $899 million, or $6.32 per diluted share, in 2012. The full-year results for both 2013 and 2012 include special item charges related to certain asset and goodwill impairments. Excluding these special items, our full-year 2013 adjusted net income attributed to Cliffs' shareholders was $672 million, or $3.85 per diluted share, higher than full-year 2012's adjusted net income of $493 million, or $3.46 per diluted share. See Annex C for a reconciliation to GAAP of our non-GAAP financial measures.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 38

Our market capitalization at December 31, 2013 was approximately $4 billion and our total shareholder return, or TSR, was negative 30.4 percent on a year-over-year basis. There were multiple factors contributing to our lower year-over-year share price, including a significant equity offering that enabled us to de-lever our balance sheet, uncertain future iron ore pricing, and a long-term decision on Bloom Lake mine's expansion project. The following chart compares the TSR (stock price increase plus dividends paid) on our common shares from December 31, 2009 through December 31, 2013 with (1) the TSR for the SPDR Metals and Mining Exchange Traded Fund (ETF), (2) the Dow Jones Industrial Average Index (DJIA) and (3) the S&P 500 Index. The graph assumes that the value of the investment in our common shares and each index was $100 on December 31, 2009 and that all dividends were reinvested. Implications related to TSR and our payout of performance shares are discussed in detail below.

Total Shareholder Return
2009 Base
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
2009 (Base)
2010
2011
2012
2013
Cliffs Natural Resources
SPDR Metals & Mining ETF
DJIA
S&P 500

Key Incentive Features of Our Compensation Program for 2013
Our historical compensation approach has been to reward for the achievement of explicit operational, financial and strategic objectives and to align compensation with performance and shareholder return. We generally maintained our compensation program and did not make significant changes in 2013. Our present approach to compensation allows for variability in annual incentive plan payouts based on absolute performance results in the short term, while also taking into account our relative stock price performance as compared to other metals and mining companies over the long term. Specifically:

•
We measure Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, cost control and production volume as the performance metrics for the Executive Management Performance Incentive Plan, or EMPI Plan, and we do not adjust performance targets for any of our metrics for changes in the prices of our products. We also continued to measure strategic objectives in our EMPI Plan for 2013 as such non-financial goals are critical to our long-term business success. Additionally, we have included a minimum EBITDA qualifier in our plan, such that no bonus is payable under our EMPI Plan if our EBITDA is less than Cliffs’ total annual dividends, including those on common shares and mandatory convertible preferred stock, and Cliffs’ total annual interest expenses.

•
For the long-term performance share plan, we continue to measure TSR performance on a relative basis against the SPDR Metals and Mining ETF, as we find that this is the most relevant metric for evaluating our success over a multi-year period. TSR remains the sole metric of our performance share plan.

Impact of Cliffs' Performance on 2013 Compensation

•	Our EMPI Plan paid out on a formulaic basis at 102.2 percent of target for 2013 based on performance metrics set in early 2013 based on the following results:

-	EBITDA results above target;

-	Production volume achievement nearly at target for U.S. Iron Ore;

-	Production volume achievement nearly at maximum for Asia Pacific Iron Ore;

-	Production volume achievement at maximum for Pinnacle and Oak Grove Coal;

-	Production volume achievement below threshold for Bloom Lake Iron Ore and Wabush Iron Ore;

-	Below target cost control performance for U.S. Iron Ore;

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 39

-	Nearly at target cost control performance for Asia Pacific Iron Ore;

-	Maximum cost control performance for Pinnacle and Oak Grove Coal;

-	Below target cost control performance for Logan County Coal;

-	Below threshold cost control performance for Bloom Lake Iron Ore; and

-	Strategic objectives evaluated slightly above target performance.
The 2013 payout compares to a payout of 60 percent for employees and a payout of zero for our executive leadership team in 2012.

•	Performance shares for the 2011–2013 performance period did not pay out because:

-	Our three-year TSR of negative 63 percent placed us below the 35th percentile of the peer group; and

-	Cumulative free cash flow of $2.8 billion for the 2011–2013 performance period was below the threshold goal of $3.7 billion for the performance period.
These results demonstrate in practice our 2013 compensation objective of aligning our incentive plan outcomes with actual business results over the short term and share price over the long term. Our 2013 results for our EMPI Plan and performance shares are discussed in further detail on pages 46 and 48, respectively.
Relationship between Our Performance and CEO Compensation
The following chart illustrates the relationship between our principal executive officer's total target and realized compensation and two common measures of our financial performance – revenue and net income attributable to Cliffs’ shareholders – for each of fiscal years 2011 through 2013. Target compensation consists of base salary, target annual incentives under the EMPI Plan and grant date fair values of equity awards (including performance shares and restricted share units) reported in the 2013 Summary Compensation Table. Realized compensation consists of base salary, actual annual incentive payment under the EMPI Plan and the value of performance shares and restricted share units that have vested in the last year of the performance period. Realized pay does not include the value delivered through severance payments following termination of service.
For this particular illustration, we only have included Mr. Carrabba, our principal executive officer for the majority of fiscal year 2013 and for the entirety of the previous two fiscal years. We have not included Messrs. Tompkins or Halverson, because each of them served only briefly as principal executive officer during fiscal year 2013. Since Mr. Tompkins' role was interim, his compensation was not designed to reflect the responsibilities of a principal executive officer and due to Mr. Halverson joining Cliffs in November 2013, he would not have received any compensation during fiscal years 2011 or 2012 and would have received very little in realized compensation during 2013.
While Mr. Carrabba's target compensation had been relatively consistent in recent years, with some fluctuation due to the grant date value of equity awards, his realized pay decreased. For fiscal year 2013, Mr. Carrabba's realized pay represented 83 percent of his target pay. This decline and differential was driven primarily by our share price performance, which ultimately resulted in a significant reduction in the value being delivered through restricted share unit vesting and the payout of performance shares. For example, performance shares for the 2011-2013 period paid out at zero for Mr. Carrabba (and all participants), compared to $1.3 million and $8.5 million in 2012 and 2011, respectively.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 40

Other Key Policies and Practices
The Compensation Committee and Board have adopted the following key policies and practices over the past several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

•
Implementation of a policy, effective mid-September 2013, that the vesting of all future equity grants will be subject to "double-trigger" change in control equity acceleration, rather than "single-trigger" acceleration.

•	An incentive compensation clawback policy applicable to our executive officers, was adopted by the Board in November 2012.

•	Suspension of the performance-based contribution under the 401(k) Savings Plan beginning in fiscal year 2012 and continued in 2013.

•	Suspension of an additional individual EMPI opportunity, which was equal to 10 percent of the individual's target EMPI opportunity. A similar program also was canceled for all salaried employees.

•	Elimination of tax gross-ups on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits effective January 2012.

•	Elimination of all industry service credits related to the supplemental retirement plan benefit for all future hires effective April 2012.

•
Maintenance of a long-standing insider trading policy that prohibits executive officers from profiting from short- and long-term speculative swings in the value of our shares, including but not limited to short sales, put and call options, and hedging transactions.

•	Maintenance of an insider trading policy that also prohibits any officer or director pledging Cliffs' securities.

•	Retention of an independent compensation consultant to advise the Compensation Committee and keep it apprised of evolving market practices.

•	Maintenance of Share Ownership Guidelines that require our officers and directors to own a certain dollar amount of our common shares.

•	Held annual Say-on-Pay vote.

•	Offering of minimal non-compensatory perquisites and benefits for our executive officers.

•	Conduct annual compensation-related risk review.

Executive Compensation Philosophy and Core Principles
The Compensation Committee has designed our compensation structure to help attract, motivate, reward and retain high-performing executives. The goal is to align pay with Cliffs’ performance in the short term through variable cash compensation based on measures of financial performance and operational and strategic excellence, and over the long term through stock-based incentives. Our compensation philosophy is to place a significant portion of compensation at risk based on our performance, and increase this portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices. We also seek to balance this performance focus with sufficient retention incentives, including a competitive fixed salary and the use of time-based restricted share units in our long-term incentive program.
Our guiding compensation principles for 2013 were as follows:

•	Align incentive pay, both short and long term, with results delivered to shareholders.

•
Design a simple and transparent incentive plan that focuses on absolute performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any), and performance against other key objectives tied to our business strategy (including safety, protection of our core assets and SG&A cost control).

•	Provide competitive fixed compensation elements over the short term (base salary) and long term (equity and retirement benefits) to encourage long-term retention of our executives.

•
Structure programs to align with corporate governance best practices (for example, elimination of gross-ups related to change in control payments, conversion to double-trigger change in control equity vesting for future equity awards, use of Share Ownership Guidelines and adoption of a clawback policy related to incentive compensation for our executive officers).

In general, 2013 pay opportunities for existing officers were intended to deliver target total pay opportunity between the median and 75th percentile of the market in which we compete for talent in order to enable us to attract and retain the caliber of executive talent needed to meet our business and strategic objectives.

Oversight of Executive Compensation
The Compensation Committee administers our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Overseeing development and implementation of our compensation policies and programs for officers, including benefit, retirement and severance plans;

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 41

•	Reviewing and approving elected officer compensation, including setting goals, evaluating performance and determining results with the independent members of the Board;

•
Determining the compensation of our CEO (or other principal executive officer) and recommending the independent members of the Board ratify the compensation of our CEO (or other principal executive officer);

•	Participating in succession planning for our CEO and other officers;

•	Overseeing our equity-based employee incentive compensation plans, including actual plan design related to operating and strategic performance objectives, and approving grants;

•	Overseeing regulatory compliance with respect to certain other compensation matters;

•	Reviewing and approving any proposed severance agreements, retention plans or other agreements; and

•	Retaining and managing its relationship with any external compensation consultant.
When making individual compensation decisions for executives, the Compensation Committee takes a number of factors into account, including market pay practices, the individual’s performance, tenure and experience, overall Cliffs' performance, any retention considerations, the individual’s historical compensation and internal fairness considerations. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.
Decisions and approvals relating to the CEO’s pay are made by the Compensation Committee in executive session, without management present, and are subject to ratification by the independent members of the Board. In assessing the CEO’s pay, the Compensation Committee considers our performance, the CEO’s contribution to that performance and other factors as described above in the same manner as for any other executive. The Compensation Committee approves the CEO’s salary, annual incentive payout (consistent with the terms of the plan as described below) and long-term incentive grants each year subject to ratification by the independent directors. A similar process was used when making pay decisions for Mr. Halverson in 2013.
The Compensation Committee retains an independent executive compensation consultant who is engaged by and reports directly to the Compensation Committee. The compensation consultant attends portions of or all of the Compensation Committee meetings at the request of the Compensation Committee, frequently meets separately with the Compensation Committee with no members of management present and periodically works separately with the Compensation Committee Chairman between meetings.
For 2013, the Compensation Committee retained Semler Brossy as its compensation consultant. Semler Brossy was retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing its duties. In this regard, Semler Brossy advised and assisted the Compensation Committee in:

•	Designing executive compensation programs that align with our business and strategic objectives and shareholder interests;

•
Identifying mining industry and general industry peers and identifying compensation surveys for the Compensation Committee to use to initially assess the appropriateness and competitiveness of our executive compensation programs;

•	Identifying appropriate pay positioning strategies and pay levels in our executive compensation programs;

•	Reviewing external trends and best practices in executive compensation;

•	Identifying emerging good governance practices for the Compensation Committee’s consideration; and

•	Providing recommendations and guidance on pay packages for new executive officers as part of our leadership transition during 2013.
Additional services requested of Semler Brossy in 2013 included a review of the directors’ compensation practices at the request of the Governance and Nominating Committee. The additional services provided did not exceed a cost of $120,000. Semler Brossy performs no other services for Cliffs or our management except as requested by the Compensation Committee, the Governance and Nominating Committee or the Audit Committee. The independence of Semler Brossy has been assessed by the Compensation Committee, as required under NYSE-listing rules. The Compensation Committee also has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i)-(vi) under the Exchange Act, that could rise to a potential conflict of interest with respect to Semler Brossy. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Semler Brossy.
Market for Talent
The Compensation Committee conducts an annual review of market pay practices for executive officers with the assistance of its outside compensation adviser. Semler Brossy conducted a review of market pay practices in late 2012 for 2013 executive compensation decisions. This review was based on several published compensation surveys, including Hewitt Associates’ and Towers Watson’s executive compensation general industry surveys, as well as a detailed proxy analysis of executive compensation among our compensation peer group.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 42

The compensation peer group was last evaluated in September 2012 and, at Semler Brossy’s recommendation, the Compensation Committee approved the addition of Walter Energy, Inc. to the 2013 compensation peer group. The resulting compensation peer group used for the 2013 analysis included the following 20 companies:

Agrium Inc.	FMC Corporation
Airgas, Inc.	Goldcorp Inc.
Air Products and Chemicals, Inc.	Kinross Gold Corporation
Allegheny Technologies Incorporated	Mosaic Company (The)
Alpha Natural Resources, Inc.	Newmont Mining Corporation
Arch Coal, Inc.	Peabody Energy Corporation
Celanese Corporation	Praxair, Inc.
CF Industries Holdings, Inc.	Teck Resources Limited
CONSOL Energy Inc.	Vulcan Materials Company
Eastman Chemical Company	Walter Energy, Inc.
At the time of the September 2012 assessment, the peer group had median revenue and market capitalization of:

	Revenue – Trailing 4-Quarter Average ($ millions)	Revenue – 3-Year FYE Average ($ millions)	Market Value – 90-day Average ($ millions)	Market Value – 3-Year FYE Average ($ millions)
Peer Group Median	6,557	4,869	7,106	8,650
Cliffs	6,696	4,612	7,229	8,486
Source: S&P Research Insight
Pay Mix
Because our executive officers are in a position to directly influence our overall performance, a significant portion of their compensation is variable and aligned to our short- and long-term goals and shareholder interests. The variable pay components include the annual incentive (cash-based) and long-term incentive (equity-based) awards. Approximately 79 percent and 75 percent of Mr. Carrabba's and Mr. Halverson's total target compensation, respectively, and approximately 67 percent of the other NEOs’ total target compensation is variable for 2013 as illustrated by the charts below. Additionally, half of our CEO’s pay and more than one-third of the other NEOs' pay is delivered in the form of long-term compensation. The levels of performance-based variable pay are consistent with each executive’s level of responsibility and impact and are consistent with market practices for fixed versus variable pay.

	2013 Target Pay Mix*
	Base Salary	Annual Incentive	Performance Shares	Restricted Share Units
Halverson	25%	31%	—	44%	(1)
Paradie	36%	29%	24%	11%
Tompkins	25%	20%	17%	38%	(2)
Gallagher	33%	26%	28%	13%
Williams	38%	27%	24%	11%
Hart	43%	31%	18%	8%
Carrabba	21%	29%	34%	16%
Brlas	33%	26%	28%	13%
* Figures have been rounded and exclude any sign-on cash award, severance, retirement or superannuation payments made in 2013.

(1) Includes a new hire grant of restricted share units on November 18, 2013.

(2) Includes a retention grant of restricted share units on November 11, 2013.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 43

* Mr. Tompkins' compensation is included in the Other NEO Compensation Mix
Principal Elements of our 2013 Compensation
During 2013, our executive compensation and benefits primarily consisted of the components listed in the following table, which provides a brief description of the principal elements of compensation, how performance factors into each type of compensation and the objectives served by each element. These elements are discussed in more detail in the sections that follow.

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Fiscal Year 2013 Principal Compensation Elements

Element	Description	Performance Conditions	Primary Objectives
Base Salary	Fixed cash payment	Based on level of responsibility, experience and individual performance	Attraction and retention
EMPI Plan	Short-term incentive (annual cash payment)	Based on EBITDA, volume, cost control initiatives and strategic performance objectives	Motivate the achievement of short-term strategic and financial objectives
Performance Shares	Long-term incentive (equity-based payment)	Based on TSR relative to a peer group	Attraction, retention and promotion of long-term strategic and financial objectives and long-term share performance
Restricted Share Units	Long-term retention (equity-based payment)	Value related to share performance	Attraction, retention and promotion of long-term share performance
Retirement and Welfare Benefits	Health and welfare benefits, deferred compensation, 401(k) company contributions, superannuation, defined benefit pension participation and supplemental executive retirement plans	—	Attraction and long-term retention
Executive Perquisites	Financial services and company-paid parking	—	Avoid distraction from Cliffs’ duties

Analysis of 2013 Compensation Decisions
Base Salary
The Compensation Committee considered the following factors when approving 2013 annual base salaries: market median levels of base pay; individual performance; tenure and experience; location (in the United States or Australia); retention considerations; the individual’s historical compensation and internal fairness considerations. Increases in excess of 10 or more percent were primarily to move the executive's base salary closer to the market median and the 29 percent base salary increase for Mr. Paradie was to recognize his new role as CFO. Salaries approved for the NEOs in 2013 were as follows (Messrs. Williams' and Hart's base salary of AUD$470,000 and AUD$450,000, respectively, are converted at the 2013 average rate of AUD$1.00 : USD$0.9681):

	Effective April 1, 2013 ($)		Percent Change from 2012
Halverson	950,000	*	N/A
Paradie	440,000		29%
Tompkins	495,000		10%
Gallagher	575,000		12%
Williams	455,007		5%
Hart	435,645		5%
Carrabba	1,100,000		10%
Brlas	620,000		4%
* Base salary effective November 18, 2013.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 45

Annual Incentive Plan
Our annual EMPI Plan provides an opportunity for the senior executive officers, including the NEOs, to earn an annual cash incentive based on our financial performance relative to business plans and achievement against key corporate objectives. The objective of the EMPI Plan is to provide our executives with a competitive annual cash compensation opportunity while aligning actual pay results with Cliffs’ short-term financial and strategic performance. Target annual incentives generally are positioned at or above market median; thus, when combined with salaries at median, target cash compensation opportunity generally is positioned at or above market median on average. The positioning of individual executives may vary from this general target based on the factors described above.
2013 EMPI Plan Award Opportunities. For each senior executive officer, the Compensation Committee established a threshold, target and maximum EMPI Plan opportunity at the beginning of 2013, expressed as a percentage of base salary. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout. The target level of overall performance would produce a payout equal to 50 percent of the total maximum award, and an overall scoring at the threshold level would produce a payout equal to 25 percent of the maximum award. Performance below threshold would result in a payout of zero for the relevant factor. There were no changes to 2013 award opportunities for the NEOs compared to prior years. Mr. Halverson's annual incentive award opportunity was established based primarily on a market study of competitive annual incentive levels conducted by our compensation consultant, Semler Brossy, and subjective internal fairness considerations.
EMPI Plan award opportunities (expressed as a percentage of base salary) approved for each of the NEOs on March 11, 2013 (or November 18, 2013 in the case of Mr. Halverson) were as follows:

	Threshold	Target	Maximum
Halverson	60%	120%	240%
Paradie	40%	80%	160%
Tompkins	40%	80%	160%
Gallagher	40%	80%	160%
Williams	35%	70%	140%
Hart	35%	70%	140%
Carrabba	70%	140%	280%
Brlas	40%	80%	160%
For each of these NEOs, with the exception of Messrs. Carrabba and Halverson, a second EMPI Plan opportunity was made available in addition to the above 2013 awards. These maximum opportunities are equal to 10 percent of each executive’s target award and were designed to allow for the recognition of individual performance accomplishments during the year and are determined at the recommendation of the CEO (subject to approval of the Compensation Committee). During late 2013, the Compensation Committee determined that the original intent of the second EMPI award opportunity was no longer applicable to executives and eliminated this opportunity by electing full negative discretion. The 2013 EMPI Plan award opportunities, expressed as dollar amounts, are shown in the “2013 Grants of Plan-Based Awards” table on page 58.
2013 EMPI Plan Performance Measures. The EMPI Plan uses a “performance scorecard” with multiple performance standards that are related to our annual business plan and strategic priorities in order to determine final payouts under the EMPI Plan once the EMPI had funded at maximum.
The specific elements and their respective weightings for the underlying metrics are as follows:

EMPI Plan Performance Metrics	Weighting	Threshold	Target	Maximum
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	20.0%	$878.1 million	$1,130.1 million	$1,650.1 million
U.S. Iron Ore Production Volume	7.5%	18.3 million tons	20.3 million tons	22.4 million tons
Bloom Lake Iron Ore Production Volume	10.0%	6.1 million tons	6.8 million tons	6.9 million tons
Wabush Iron Ore Production Volume	2.5%	3.0 million tons	3.3 million tons	3.4 million tons
Asia Pacific Iron Ore Production Volume	5.0%	10.5 million tons	11.0 million tons	11.1 million tons
Pinnacle & Oak Grove Production Volume	5.0%	4.0 million tons	4.5 million tons	4.9 million tons
U.S. Iron Ore Cost Control	7.5%	$69.27 / ton	$64.44 / ton	$61.22 / ton
Bloom Lake Iron Ore Cost Control	7.5%	$86.65 CAD / ton	$80.60 CAD / ton	$76.57 CAD / ton
Asia Pacific Iron Ore Cost Control	5.0%	$70.97 AUD / ton	$66.02 AUD / ton	$62.72 AUD / ton
Pinnacle & Oak Grove Coal Cost Control	2.5%	$114.22 / ton	$103.84 / ton	$93.46 / ton
Logan County Coal Cost Control	2.5%	$89.42 / ton	$77.76 / ton	$73.87 / ton
Corporate Strategic Objectives	25.0%	See below	See below	See below
TOTAL	100.0%

As a top level performance metric, the EMPI Plan also includes a minimum EBITDA qualifier, such that no bonus was payable under our EMPI Plan if our EBITDA was less than Cliffs’ total annual dividends, including those on common shares and mandatory convertible preferred stock,

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and Cliffs’ total annual interest expenses. Once the metric was satisfied, then final payout was guided by performance against the metrics described in the above table.
The specific performance goals for the EMPI Plan Corporate Strategic Objectives metric are not disclosed as management and the Compensation Committee believe that disclosing specific, non-quantitative corporate objectives for the year would affect us adversely by providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. However, in 2013, the Corporate Strategic Objectives included areas such as operational excellence (safety, environmental), growth and diversification (including the Bloom Lake expansion and Ferrochrome), global execution (including talent management, labor strategy and diversity), balance sheet improvement and working capital allocation.
The Compensation Committee believes that the range of our EMPI financial, operating and strategic performance measures described above are appropriately difficult to attain and tested the performance history for those that were included in prior years’ EMPI Plans. For example, Corporate Strategic Objectives have a weighted target of 25 percent and have paid out at 30 percent, 20 percent and 50 percent for 2013, 2012 and 2011, respectively.
2013 EMPI Plan Target Setting and 2013 Results. Actual payouts were guided based on the weighted aggregate attainment for each performance element using the assigned weightings described above. Performance targets for the financial objectives under the EMPI Plan were established at the beginning of 2013. Each performance element was assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25 percent, 50 percent and 100 percent, respectively, of the EMPI Plan maximum award opportunity associated with that element. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor. The maximum payout under the Corporate Strategic Objectives in the EMPI Plan is 25 percent of the total maximum bonus opportunity and required the attainment of at least one financial performance metric. The Compensation Committee was able to exercise negative discretion for the Corporate Strategic Objectives down to zero. The Compensation Committee approved performance targets and ranges for each of the financial performance measures, taking into consideration management's financial plans for the current year. Performance targets were approved for 2013 by the Compensation Committee in the first quarter of 2013.
For 2013, the performance results under the EMPI Plan produced an overall payout level equal to 102.2 percent of the target bonus opportunities for the NEOs, which amounts were funded based on performance in accordance with the EMPI Plan once the minimum EBITDA qualifier was achieved. The Compensation Committee arrived at this funding level by taking the following performance into consideration:

EMPI Plan Performance Results	Weighting	Target	Actual	Funding *
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	20.0%	$1,130.1 million	$1,292.9 million	26.2%
U.S. Iron Ore Production Volume	7.5%	20.3 million tons	20.3 million tons	7.4%
Bloom Lake Iron Ore Production Volume	10.0%	6.8 million tons	5.9 million tons	—
Wabush Iron Ore Production Volume	2.5%	3.3 million tons	2.8 million tons	—
Asia Pacific Iron Ore Production Volume	5.0%	11.0 million tons	11.1 million tons	10.0%
Pinnacle & Oak Grove Production Volume	5.0%	4.5 million tons	5.1 million tons	10.0%
U.S. Iron Ore Cost Control	7.5%	$64.44 / ton	$65.08 / ton	7.0%
Bloom Lake Iron Ore Cost Control	7.5%	$80.60 CAD / ton	$91.90 / ton	—
Asia Pacific Iron Ore Cost Control	5.0%	$66.02 AUD / ton	$66.07 / ton	5.0%
Pinnacle & Oak Grove Coal Cost Control	2.5%	$103.84 / ton	$85.06 / ton	5.0%
Logan County Coal Cost Control	2.5%	$77.76 / ton	$85.90 / ton	1.6%
Corporate Strategic Objectives	25.0%	See below	See below	30.0%
TOTAL	100.0%			102.2%
* Figures have been rounded

For 2013, the 30 percent achievement for Corporate Strategic Objectives included the Compensation Committee's subjective assessment of achievement in areas such as operational excellence (safety, environmental), growth and diversification (including the Bloom Lake expansion and Ferrochrome), global execution (including talent management, labor strategy and diversity), balance sheet improvement and working capital allocation. Total annual incentives for 2013 under the EMPI Plan were paid in the amounts set forth in the following table to the NEOs (Messrs. Williams' and Hart's annual incentives are converted at the 2013 average rate of AUD$1.00 : USD$0.9681; and while Mr. Carrabba and Ms. Brlas were no longer participating in the EMPI at the end of 2013, under the terms of their severance arrangements, each received an amount equal to a non-prorated payout of their potential earnings under the 2013 EMPI - $1,573,880 for Mr. Carrabba and $506,912 for Ms. Brlas):

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EMPI Plan ($)
Halverson (1)	139,162
Paradie	269,808
Tompkins	364,241
Gallagher	470,120
Williams	325,512
Hart	311,660
Carrabba	—
Brlas	—
(1) Amount was prorated for 2013.
Bonus Awards. Pursuant to the terms of Mr. Halverson’s employment offer, he was awarded a cash signing bonus of $600,000. The cash signing bonus was awarded as an incentive to join Cliffs as well as a partial replacement for forfeited compensation with Mr. Halverson's former employer. This award is part of the $2.0 million signing award discussed above. This amount was reviewed with our compensation consultant, Semler Brossy, and determined in consideration of market competitive practices.
Long-Term Incentive Program
The objectives of our long-term incentive program are to reward executives for sustained performance over multiple years, to enhance retention of executives by delaying the vesting of awards and, when compensation is realized, to align the long-term interests of our executives with those of our shareholders. For long-term incentive awards, we use performance shares and restricted share units to reward and retain executives. The performance shares and restricted share units are denominated and payable in Cliffs’ common shares in order to align the interests of our executives with our shareholders through direct ownership.
Each year, we establish a target long-term incentive award opportunity for each executive as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, we seek to position target long-term incentive opportunities at or above the median of market for equivalent roles so that, in combination with salaries near median and at or above market annual incentive targets, total target compensation opportunity is between the median and 75th percentile of market on average. Actual positioning may vary from this target for individuals based on the factors described above. In addition, actual awards to each executive may vary from the target established for each job based on an assessment of individual performance in the case of executives other than the CEO and based on the Board’s assessment of the CEO performance in the case of grants made to the CEO or COO.
Administrative Process. Long-term incentive awards for executives are made annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted executives or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for new hire or promotion-related awards is the date of such approval or such later date as the Compensation Committee determines. We do not time grants to coordinate with the release of material non-public information. Beginning in 2013, all grants were awarded under the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan, as amended, referred to as the 2012 Incentive Equity Plan. Prior to 2013, grants were awarded under the Amended and Restated Cliffs 2007 Incentive Equity Plan, referred to as the 2007 Incentive Equity Plan. In addition, all equity grants awarded under the 2012 Incentive Equity Plan are eligible for payment of accrued dividends at the end of the vesting or performance period, subject to the number of shares actually earned or vested.
Performance Shares. Performance shares were the primary vehicle used to deliver long-term incentives in 2013. Performance shares comprise 75 percent of the total target annual long-term incentive grant. A performance share granted in 2013 provides an opportunity to earn common shares based on our performance over a three-year period, with potential funding between zero and 200 percent of the target grant depending on the level of performance. We use performance shares to reward for shareholder results relative to industry conditions, taking into consideration TSR, as compared to other companies’ returns in the metals and mining industries (performance share peer companies identified below).
The calibration of the pay-for-performance relationship for 2013 grants is as follows and payout is interpolated for performance between threshold, target and maximum levels:

Performance Factor	Weight	Performance Level
		Below Threshold	Threshold	Target	Maximum
Relative TSR	100%	Below 35th percentile	35th percentile	55th percentile	75th percentile
Payout		0%	50%	100%	200%

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2013 – 2015 Performance Share Peer Group. The peer group used for the performance share awards is comprised of the constituent companies in the SPDR Metals and Mining ETF on the last day of trading of the three-year performance period, or December 31, 2015. As of December 31, 2013, the index included the following companies:

AK Steel Holding Corporation	CONSOL Energy Inc.	Reliance Steel & Aluminum Co.
Alcoa Inc.	Freeport-McMoRan Copper & Gold Inc.	Royal Gold, Inc.
Allegheny Technologies Incorporated	Globe Specialty Metals, Inc.	RTI International Metals, Inc.
Allied Nevada Gold Corp.	Haynes International, Inc.	Schnitzer Steel Industries Inc.
Alpha Natural Resources, Inc.	Hecla Mining Company	Solazyme Inc.
AMCOL International Corporation	Horsehead Holding Corp.	Steel Dynamics, Inc.
Arch Coal, Inc.	Kaiser Aluminum Corporation	Stillwater Mining Company
Carpenter Technology Corporation	Materion Corporation	Suncoke Energy, Inc.
Century Aluminum Company	McEwen Mining Inc.	United States Steel Corporation
Cloud Peak Energy Inc.	Molycorp, Inc.	U.S. Silica Holdings Inc.
Coeur d’Alene Mines Corporation	Newmont Mining Corporation	Walter Energy, Inc.
Commercial Metals Company	Nucor Corporation	Worthington Industries, Inc.
Compass Minerals International, Inc.	Peabody Energy Corporation
The performance peer group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions as those that affect us. The Compensation Committee evaluates this peer group for each new cycle of the performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific peers. The performance peer group used to assess performance for performance share grants is not the same as the peer group used to assess the competitiveness of our compensation, because the latter is limited to those companies who are similar in revenue and industry. For measuring relative TSR performance, we utilized a broader peer group that was not determined solely by size or location.
Restricted Share Units. Restricted share units are earned based on continued employment and are retention-based awards. A restricted share unit award vests in full at the end of the same three-year period used for the performance shares, and is payable in our common shares. Restricted share units comprise 25 percent of each NEO’s total annual long-term incentive grant.
2013 – 2015 Performance Share and Restricted Share Unit Grants. On March 11, 2013, the Compensation Committee approved performance share and restricted share unit awards under the 2012 Incentive Equity Plan for our executives, including our NEOs. The number of shares granted to each executive was determined by dividing the total grant values by the 60-day average closing price of our common shares ending on the date of grant ($33.33 for grants made in 2013). The use of the 60-day average price to calibrate the number of shares granted limits the potential to grant an unusually high or low number of shares due to an exceptionally low or high share price on the date of the grant. In order to calibrate the grant made to Messrs. Williams and Hart in 2013, a 60-day average foreign exchange rate ending on March 11, 2013 was used to convert their base salaries from Australian dollars to U.S. dollars (AUD$1.00 : USD$1.037). The following amounts of performance shares and restricted share units, valued at the closing fair market price of $23.83 per share on March 11, 2013, the date of grant, were awarded to our NEOs for the 2013 – 2015 performance period:

	Total Grant Value ($)	Target Performance Shares (#)	Restricted Share Units (#)
Halverson	N/A	N/A	N/A
Paradie	550,711	17,340	5,770
Tompkins	637,214	20,060	6,680
Gallagher	925,081	29,120	9,700
Williams	522,830	16,460	5,480
Hart	333,858	10,510	3,500
Carrabba	3,342,634	105,210	35,060
Brlas	997,524	31,400	10,460
Mr. Halverson did not receive performance shares and restricted share units for the 2013 – 2015 performance period consistent with his offer letter.
Other Equity Awards. Pursuant to the terms of Mr. Halverson’s employment offer, he was awarded 59,940 restricted share units on November 18, 2013. The restricted share units vest 50 percent on the first anniversary and 50 percent on the second anniversary of the grant date. The number of restricted share units granted to Mr. Halverson was determined by dividing the total grant value of $1,400,000 by the 60-day average closing price of our common shares ending on the date of grant ($23.36). The restricted share units were awarded, along with the cash bonus described above, as an incentive to join Cliffs as well as a partial replacement for forfeited compensation with Mr. Halverson's former employer. This amount and the vesting terms were reviewed with our compensation consultant, Semler Brossy, and determined with consideration to market competitive practices.
Mr. Tompkins was awarded 21,600 restricted share units on November 11, 2013 for retention purposes and to incentivize Mr. Tompkins in his newly expanded role. The restricted share units vest 50 percent on the first anniversary and 50 percent on the second anniversary of the grant

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date. The number of restricted share units granted to Mr. Tompkins was determined by dividing the total grant value of $495,000 by the 60-day average closing price of our common shares ending on the date of grant ($22.92).
Payouts Determined for 2011 – 2013 Long-Term Incentive Grant – Performance Shares. In February 2014, the Compensation Committee determined that for the three-year performance period ending on December 31, 2013, we achieved relative TSR performance (negative 63 percent) below threshold compared to our peer group and free cash flow performance ($2.8 billion) below the threshold value set in 2011. Accordingly, this performance did not yield a performance share payout for the 2011 – 2013 performance period and our NEOs did not receive any payout for these awards. The payout calculation for the 2011 – 2013 grants is as follows:

Performance Factor	Weight	Performance Level
		Below Threshold	Threshold	Target	Maximum	Actual
Relative TSR	50%	Below 35th percentile	35th percentile	55th percentile	75th percentile	20th percentile
3-year Cumulative Free Cash Flow	50%	More than 50% below plan	50% below plan	At plan	75% above plan	Below threshold
Payout		0%	50%	100%	200%	0%
2009 and 2010 CEO Strategic Initiative Grants. On December 17, 2009 and March 8, 2010, the Compensation Committee approved special grants of performance-based shares at a maximum of 67,009 and 18,720, respectively, to Mr. Carrabba in order to further motivate and reward him to grow the value of our common shares through effective strategic initiatives. The 2009 and 2010 Strategic Initiative Grants were designed to provide an overall target grant value of $2,600,000, which was approximately equal to one times Mr. Carrabba’s annual long-term incentive award target at the time of grant.
By the terms established at the time of grant, the Strategic Initiative Grants became eligible for vesting when our market capitalization increased by 50 percent or more above the market capitalization as of the last 60 trading days of 2009. We refer to this condition as the “Performance Trigger”. The Performance Trigger was achieved in 2010. The grant was then eligible to pay out on December 31, 2013, subject to the Compensation Committee’s assessment of Mr. Carrabba’s performance over the performance period.
Effective July 17, 2013, the Company entered into a Severance Agreement and Release with Mr. Carrabba, which is discussed further on page 53. Pursuant to the terms of the agreement, Mr. Carrabba was entitled to a payout for the CEO Strategic Initiative Grants at the target amount of the award. In early 2014, the Compensation Committee approved a payout of 44,673 and 12,480 common shares as of December 31, 2013, equal to 100 percent of the respective original grants. The CEO Strategic Initiative award for Mr. Carrabba is disclosed under the “2013 Option Exercises and Stock Vested Table”.
2014 – 2016 Performance Share and Restricted Share Unit Grants. On February 10, 2014, the Compensation Committee approved performance share and restricted share unit grants under the 2012 Incentive Equity Plan for Cliffs’ executives, including our NEOs. The grants were determined using a 60-day average closing price of Cliffs’ common shares ending on February 10, 2014 of $23.67 per share and the grant targets described above. In order to calibrate the grant made to Messrs. Williams and Hart in 2014, a 60-day average foreign exchange rate ending on February 10, 2014 of AUD$1.00 : USD$0.8959 was used to convert their base salaries from Australian to U.S. dollars. The following amounts of performance shares and restricted share units valued at the closing fair market price of $20.58 per share on February 10, 2014, the date of grant, were granted to Cliffs’ NEOs for the 2014 – 2016 performance period under the 2012 Incentive Equity Plan:

	Total Grant Value ($)	Target Performance Shares (#)	Restricted Share Units (#)
Halverson	3,097,496	112,890	37,620
Paradie	768,457	28,010	9,330
Tompkins	791,301	28,840	9,610
Williams	472,311	17,220	5,730
Hart	452,966	16,510	5,500

The calibration of the pay-for-performance relationship for 2014 grants is the same as in prior years and the payout is interpolated for performance between threshold, target and maximum levels:

Performance Factor	Weight	Performance Level
		Below Threshold	Threshold	Target	Maximum
Relative TSR	100%	Below 35th percentile	35th percentile	55th percentile	75th percentile
Payout		0%	50%	100%	200%

Retirement and Deferred Compensation Benefits
Defined Benefit Pension Plan. We maintain a defined benefit pension plan for all U.S.-based employees, which we refer to as the Pension Plan, and a Supplemental Executive Retirement Plan, which is referred to as the SERP, in which all of the NEOs (excluding Messrs. Williams and Hart because of their non-U.S. employee status) are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours,

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and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives. In April 2012, we determined that past service credits will no longer be provided for incoming executives. Additional detail is shown in the “2013 Pension Benefits“ table.
401(k) Savings Plan. Our U.S.-based executives are eligible to contribute up to 35 percent of their base salary under Cliffs’ 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service regulations. For the 2013 calendar year, employee pre-tax contributions were limited to $17,500 ($23,000 for persons age 50 or older). We match 100 percent of employee contributions up to the first three percent, and 50 percent for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain executives.
Superannuation. Australian employees, including Messrs. Williams and Hart, are eligible, pursuant to a contractual obligation, for a company cash contribution known as superannuation of up to 15 percent of all cash payments made to the employee. Australian regulations require a superannuation contribution of at least 9.25 percent on base salary up to $183,000 per individual per year. Cliffs offers superannuation above the Australian regulatory requirement of 9.25 percent as this is common practice within the Australian mining industry and enables us to ensure we are market competitive and can attract and retain the best talent. For company superannuation contributions in excess of the minimum 9.25 percent superannuation contribution and/or the maximum superannuation guarantee, Australian employers can opt to receive a cash taxable allowance up to the 15 percent total superannuation compensation. This benefit for Messrs. Williams and Hart is disclosed below in the “2013 Summary Compensation Table” under “All Other Compensation” and described in footnotes (6)(c) and (d), respectively.
Deferred Compensation Plan. Under the 2012 Non-Qualified Deferred Compensation Plan, or 2012 NQDC Plan, the NEOs and other senior executives, excluding non-U.S. executives, are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 4.2 percent for 2013, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the 2012 NQDC Plan provides for a supplemental matching contribution annually. The amount of the supplemental matching contribution is equal to what the NEO would have received in the 401(k) Savings Plan had contributions not reached the Internal Revenue Code limits in 2013.
Other Benefits. Our other benefits and perquisites for senior executives, including NEOs, are limited to company-paid parking, executive physicals, fitness facility reimbursement and personal financial services. The Compensation Committee believes that these benefits will prevent distraction from duties as an executive officer and encourage health and well-being for the executive leadership of Cliffs. Due to the location of our corporate offices, we provide company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the “2013 Summary Compensation Table” under “All Other Compensation” and described in footnote (6).

Supplementary Compensation Policies
Cliffs uses several additional policies to ensure that the overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
Share Ownership Guidelines. Our Board adopted Share Ownership Guidelines to ensure that senior executives, including NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. The executives are required to own the dollar value of shares at least equal to the respective multiple times their base salary. To be compliant, the executives have five years from the time they are appointed to their officer position to satisfy the Share Ownership Guidelines. The guidelines are as follows:

Multiple of Base Pay
CEO or COO (1)	6x
Executive / Senior Vice President (1)	3x
Vice President	1.5x
(1) Effective mid-September 2013, the ownership guidelines were increased from 4.5x to 6x of base salary for the CEO and COO and from 2.5x to 3x of base salary for executive and senior vice presidents.

Our Share Ownership Guidelines allow for an executive to sell a limited number of common shares prior to meeting the ownership guidelines so long as the executive officer can demonstrate a long-term plan in achieving the Share Ownership Guidelines. For grants made after January 1, 2007 under our 2007 Incentive Equity Plan or 2012 Incentive Equity Plan, executives only are permitted to sell up to 50 percent of their shares received (net of taxes) under the performance share program or the restricted share unit program unless the executive is in compliance with the Share Ownership Guidelines. An executive’s direct ownership of shares, including restricted shares and restricted share units held in the 2005 Voluntary Non-Qualified Deferred Compensation Plan (or 2005 VNQDC Plan) count toward meeting the Share Ownership Guidelines. The Compensation Committee reviews at least annually compliance with the Share Ownership Guidelines. As of December 31, 2013, Mr. Tompkins was the only NEO who was in compliance with the newly revised Share Ownership Guidelines.
Change in Control Severance Agreements. Effective as of January 1, 2014, we entered into new change in control severance agreements with all of our currently employed NEOs except for Messrs. Williams and Hart as their employment agreements discussed below contain change in control provisions. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes, for example, that we may engage in a merger, be acquired in a hostile tender offer or involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of executives with the interests of our shareholders if a qualified offer is made to acquire Cliffs,

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 51

in that each of our NEOs would likely be aware of or involved in any such negotiation and it is to the benefit of our shareholders to have the executives negotiating in the shareholders’ best interests without regard to the executive’s personal financial interests. The level of benefits under these agreements was determined consistent with market practices at the time that the agreements were established. The agreements generally provide for the following change in control provisions (see accompanying narrative below for more details):

•
For grants made prior to mid-September 2013, automatic vesting of unvested equity incentives upon a change in control; however, beginning in mid-September 2013, equity grants that are replaced, assumed or continued after the change in control will vest only upon a qualifying termination of employment following the change in control;

•
Depending on position, two or three times annual base salary and target annual incentive as severance upon termination following the change in control, and continuation of welfare benefits for two or three years, depending on position, under certain circumstances; and

•	Non-compete, confidentiality and non-solicitation restrictions on executives who receive severance payments following the change in control.
The change in control severance agreements that were in effect through December 31, 2013 with our executives had eliminated gross-ups relating to excise taxes following a change in control and tax gross-ups relating to cash payments in lieu of certain health and welfare benefits. Additionally, industry service credits related to the supplemental retirement plan benefit provided upon termination after a change in control were eliminated.
We note that, as further described below under “Potential Payments Upon Termination or Change in Control,” a change in control under the change in control severance agreements will occur if a majority of the members of our Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of our incumbent Board. At the 2014 Annual Meeting, if shareholders elect nominees that are not endorsed by our Board of Directors to fill at least six of the 11 seats on the Board, including Casablanca’s slate of six nominees, then a change in control will be deemed to have occurred under the change in control severance agreements, and change in control severance payments and benefits will be owed to participants in those agreements if they experience a qualifying termination of employment after the 2014 Annual Meeting.
Employment Offer. Effective November 18, 2013, Mr. Halverson was offered employment with Cliffs. His employment offer package, which was approved by the Board of Directors and was reviewed by the compensation consultant and determined to be consistent with the market, included the following compensation:

•	Base salary ($950,000);

•	Annual incentive target (120 percent of base salary);

•	Annual long-term incentive target grant value (375 percent of base salary);

•	Sign-on award of $2.0 million, consisting of cash and equity, as an incentive to join Cliffs, as well as, a partial replacement for forfeited compensation with his former employer; and

•	Certain customary perquisites including paid parking, executive financial services, participation in our retirement plans and health and welfare benefits offered to all of our salaried employees.
Employment Agreement - Williams. Effective February 24, 2011 and amended May 16, 2011, one of our Australian subsidiaries entered into an employment agreement with Mr. Williams, which was offered as a market competitive practice of employment in Australia and occurred prior to his appointment as an executive officer of Cliffs. Mr. Williams’ employment agreement generally provides for the following:

•	Superannuation contributions at 15 percent of base salary (which is inclusive of any minimum superannuation contribution requirements under relevant law);

•	Eligibility to participate in Cliffs' incentive plans from time to time at the discretion of Cliffs;

•
Following termination of employment effected by either party with three months' notice, payment in lieu of notice (for some or all of the notice period), calculated by reference to Mr. Williams’ base salary;

•	Following termination of employment for cause, no obligation to provide notice or payment in lieu of notice;

•
Following termination of employment for redundancy, a termination payment equal to 12 months of total compensation (including a mutually agreed-upon allotment of short-term incentive pay and long-term incentive pay, in addition to accrued annual and long-service leave); and

•	For termination following a change in control or Mr. Williams’ voluntary termination within 90 days of a change in control, a termination payment equal to 24 months of total compensation.
We entered into a redundancy letter with Mr. Williams on April 2, 2014 pursuant to which Mr. Williams' employment is expected to terminate on July 1, 2014.
Employment Agreement - Hart. Effective February 22, 2011 and amended May 16, 2011, one of our Australian subsidiaries entered into an employment agreement with Mr. Hart, which was offered as a market competitive practice of employment in Australia and occurred prior to his appointment as an executive officer of Cliffs similar to Mr. Williams. Mr. Hart's employment agreement generally provides for the following:

•	Superannuation contributions at 15 percent of base salary (which is inclusive of any minimum superannuation contribution requirements under relevant law);

•	Eligibility to participate in Cliffs' incentive plans from time to time at the discretion of Cliffs;

•
Following termination of employment effected by either party with three months' notice, payment in lieu of notice (for some or all of the notice period), calculated by reference to Mr. Hart’s base salary;

•	Following termination of employment for cause, no obligation to provide notice or payment in lieu of notice;

•
Following termination of employment for redundancy, a termination payment equal to 12 months of base salary (including a mutually agreed-upon allotment of short-term incentive pay and long-term incentive pay); and

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 52

•	For termination following a change in control or Mr. Hart's voluntary termination within 90 days of a change in control, a termination payment equal to 24 months of total compensation.
We entered into a letter agreement with Mr. Hart on October 10, 2013 that sets forth additional terms regarding his assignment in Cleveland, Ohio. When he became a U.S.-based employee, Mr. Hart became eligible for Cliffs' severance guidelines for U.S.-based executive officers, which entitles him to receive 18 months of his base salary and annual bonus.
Mr. Hart's employment with Cliffs terminated on March 25, 2014, and Mr. Hart and Cliffs are parties to a severance agreement and release, the details of which are discussed below under "Potential Payments Upon Termination or Change in Control."
Severance Agreement and Release - Gallagher. Mr. Gallagher retired from Cliffs effective December 31, 2013. He received the following separation payments in exchange for his general release of claims and non-solicitation, non-complete, non-disclosure and non-disparagement undertakings:

•	An amount equal to 24 months of base pay ($1,150,000);

•	An amount equal to two times target bonus under the EMPI Plan ($920,000); and

•	Non pro rata payout of outstanding long-term incentives, subject to meeting performance criteria.
Please see footnote (6)(b) of the “2013 Summary Compensation Table” for more information regarding Mr. Gallagher’s separation-related payments, benefits and arrangements, including assumptions used in estimating these amounts.
Severance Agreement and Release - Carrabba. Mr. Carrabba retired from Cliffs effective November 15, 2013. He received the following separation payments in exchange for his general release of claims and non-solicitation, non-disclosure and non-disparagement undertakings:

•	An amount equal to 24 months of base pay ($2,200,000);

•	An amount equal to two times target bonus under the EMPI Plan ($3,080,000);

•	Payment of base salary through December 31, 2013 ($137,500);

•	Accrued but unused vacation ($42,308);

•	An amount equal to a payment under the EMPI Plan ($1,573,880) for the 2013 plan year based on performance as discussed above, which amount was not prorated;

•	Payout for the CEO Strategic Initiative Grants at the target amount of the awards;

•	Payout of outstanding long-term incentives, non pro rata for the 2011-2013 performance period and pro rata for the 2012-2014 and 2013-2015 performance periods, subject to meeting performance criteria;

•	Continued medical coverage until age 65 for Mr. Carrabba and his eligible dependents ($52,933); and

•	Payment of legal fees related to the Severance Agreement and Release ($14,500).
Please see footnote (6)(e) of the “2013 Summary Compensation Table” for more information regarding Mr. Carrabba’s separation-related payments, benefits and arrangements, including assumptions used in estimating these amounts.
Severance Agreement and Release - Brlas. Ms. Brlas retired from Cliffs effective July 31, 2013. She received the following payments in exchange for her general release of claims and non-solicitation, non-disclosure and non-disparagement undertakings:

•	An amount equal to 24 months of base pay ($1,240,000);

•	An amount equal to two times target bonus under the EMPI Plan ($992,000);

•	Accrued but unused vacation ($71,540);

•	Pro rata payout of outstanding long-term incentives, subject to meeting performance criteria;

•	An amount equal to a payment under the EMPI Plan ($506,912) for the 2013 plan year, which amount was not prorated; and

•
Continued medical coverage for two years from the date of termination for Ms. Brlas and her eligible dependents ($1,934). Ms. Brlas obtained medical coverage outside of Cliffs after she retired and is no longer is eligible for Cliffs' medical coverage.

Please see footnote (6)(f) of the “2013 Summary Compensation Table” for more information regarding Ms. Brlas’ separation-related payments, benefits and arrangements, including assumptions used in estimating these amounts.
Except for the change in control agreements, Australian employment agreements and severance agreements described above, we have no other outstanding employment-related agreements with Cliffs' executives.
Certain Material Tax and Accounting Implications. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid to the CEO and to each of the three other most highly compensated executive officers (other than the CFO) in any taxable year. The aggregate combination of salary, distributions from the 2005 VNQDC Plan or the 2012 NQDC Plan, payout from the EMPI Plan, the issuance of common shares from the 2007 Incentive Equity Plan or the 2012 Incentive Equity Plan, vesting of restricted shares and restricted share units and related dividends or dividend equivalents on restricted shares or restricted share units has caused, with respect to 2013, the $1 million limit to be exceeded with respect to certain of the NEOs, and is expected to cause the $1 million limit to be exceeded in subsequent years with respect to one or more of the NEOs. “Qualified performance-based compensation” under Section 162(m) of the Code generally is excluded from this limitation. In 2012, our shareholders approved the 2012 EMPI Plan and the 2012 Incentive Equity Plan, which replaced the respective predecessor plans. The 2012 EMPI Plan is designed to permit us to grant incentive awards, and the 2012 Incentive Equity Plan is structured to permit us to grant certain equity-based awards, that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. However, some grants of equity-based awards under the 2012 Incentive Equity Plan and some awards under the 2012 EMPI Plan may not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 53

certain circumstances. Although the Compensation Committee may take action intended to limit the impact of Section 162(m) of the Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, and it is possible that awards intended to qualify for Section 162(m) may not so qualify if all requirements for the "qualified performance-based compensation" exemption are not met.

COMPENSATION COMMITTEE REPORT
The following report has been submitted by the Compensation and Organization Committee of the Board of Directors:
The Compensation and Organization Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2014 Annual Meeting or in Cliffs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each as filed with the Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
T. W. Sullivan, Chair
B. J. Eldridge
M. E. Gaumond
J. K. Henry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the individuals who served as members of the Compensation Committee in 2013 were or have been an officer or employee of ours or engaged in transactions with us (other than in his or her capacity as director).
None of our executive officers serves as a director or member of the compensation committee of another organization whose executive officers serve as a member of either our Board or our Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT
In 2013, a team led by our Chief Risk Officer and our Chief Human Resources Officer reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. The review team analyzed a series of risk factors and concluded the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. The review team did not identify any risk within the framework of our compensation policies and plans for our NEOs and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on Cliffs. The Compensation Committee received a report summarizing the work of the review team and concurs with this conclusion.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 54

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
2013 Summary Compensation Table
The following table sets forth the compensation earned by the NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2013, 2012 and 2011 (as applicable).

Name and Principal Position (a)	Year (b)	Salary ($) (1) (2) (c)	Bonus ($) (1) (d)	Stock Awards ($) (3) (e)		Non-Equity Incentive Plan Compensation ($) (1) (4) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (5) (g)	All Other Compensation ($) (6) (h)		Total ($) (i)
Gary B. Halverson (7) President & CEO	2013	118,750	600,000	1,648,350	(8)	139,162	—	32,883		2,539,145
Terrance M. Paradie (9) EVP & CFO	2013	415,000	—	432,452		269,808	68	39,326		1,156,654
	2012	311,250	—	406,835		—	61,397	116,654	(10)	896,136
P. Kelly Tompkins (11) EVP, External Affairs & President, Global Commercial	2013	484,125	—	1,091,597	(12)	364,241	5,738	39,566		1,985,267
	2012	446,125	—	1,060,147		—	103,957	23,100		1,633,329
	2011	425,500	—	772,169		511,116	78,117	41,367		1,828,269
Donald J. Gallagher Former EVP & President, Global Commercial	2013	559,350	—	726,482		470,120	2,279	2,122,899		3,881,130
	2012	506,300	—	1,175,325		—	283,581	32,983		1,998,189
	2011	486,167	—	932,507		556,338	416,628	21,537		2,413,177
Colin Williams (13) SVP, Asia Pacific Iron Ore	2013	449,924	—	410,573		325,512	—	127,253		1,313,262
William Hart (14) Former SVP & Chief Strategy and Marketing Officer	2013	430,320	—	262,180		311,660	—	163,885		1,168,045
Joseph A. Carrabba (15) Former Chairman, President & CEO	2013	937,500	—	2,625,102		—	11,384	7,170,676		10,744,662
	2012	1,000,000	—	4,640,070		—	474,812	52,731		6,167,613
	2011	955,500	—	3,104,793		1,880,410	446,046	50,430		6,437,179
Laurie Brlas (16) Former EVP & President, Global Operations	2013	355,917	—	783,376		—	1,918	2,842,032		3,983,243
	2012	579,750	—	1,434,317		—	136,338	36,356		2,186,761
	2011	516,000	—	1,009,278		630,118	110,867	33,820		2,300,083

(1)
2013 amounts in columns (c), (d) and (f) reflect the salary, bonus and non-equity incentive plan compensation of each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2012 NQDC Plan and our benefit plans.

(2)
The 2013 salary of the NEOs include their base salary before the employees' contribution to the 401(k) Savings Plan. Each NEO, with the exception of Mr. Halverson, received a salary increase effective April 1, 2013.

The following table summarizes salary contributions for the 401(k) Savings Plan, including after-tax contributions for executives in 2013:

	401(k) Contribution ($)	Catch-Up Contribution ($)	Total ($)
Halverson	—	—	—
Paradie	14,025	—	14,025
Tompkins	17,500	—	17,500
Gallagher	17,500	750	18,250
Williams (a)	N/A	N/A	N/A
Hart (a)	N/A	N/A	N/A
Carrabba	17,500	—	17,500
Brlas	17,500	5,500	23,000
(a) Messrs. Williams and Hart are not eligible to participate due to their non-U.S. status.

(3)
2013 amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 for awards of performance shares at target and restricted share units granted during 2013. For performance shares granted during 2013, the amounts reported are based on the probable outcome as of the grant date. For additional information, refer to Item 8, Note 14 in our Annual Report on Form 10‑K for the year ended December 31, 2013. These types of awards are discussed in further detail in “Compensation Discussion and Analysis - Analysis of 2013 Compensation Decisions”, under the sub-heading “2013 – 2015 Performance Share and Restricted Share Unit Grants”.

See the “2013 Grants of Plan-Based Awards” table for more detail on the awards of performance shares and restricted share units.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 55

The fair values for the performance shares on March 11, 2013, assuming a maximum payout of 200 percent and using a grant date fair value computed in accordance with FASB ASC 718 of $17.01 per share were (excludes the FASB ASC 718 value of restricted share units):

Maximum Fair Value of 2013-2015 Performance Shares ($)
Halverson	—
Paradie	589,907
Tompkins	682,441
Gallagher	990,662
Williams	559,969
Hart	357,550
Carrabba	3,579,244
Brlas	1,068,228

(4)
The 2013 amounts in column (f) reflect the incentive awards earned in 2013 under the EMPI Plan, which is discussed in further detail in “Compensation Discussion and Analysis - Analysis of 2013 Compensation” under the sub-heading “Annual Incentive Plan.” The Cliffs' performance-based contribution under the 401(k) Savings Plan was suspended in 2012 so no NEO received a contribution. Amounts paid to Mr. Carrabba and Ms. Brlas related to their incentive awards under the 2013 EMPI Plan are detailed under "All Other Compensation" due to their nature as severance compensation.

(5)
The 2013 amounts in column (g) reflect the actuarial increase in the present value of the NEOs' benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis - Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan" determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for most of the executives has decreased from December 31, 2012 to December 31, 2013 primarily as a result of the significant increase in discount rates (2012 discount rate of 3.70 percent and 2013 discount rate of 4.57 percent) used to calculate plan obligations (which was a function of increasing corporate bond yields during the past year). Under reporting requirements, to the extent that the present value change for the NEO was negative, such negative change in benefits is not reflected in this column. This column also includes amounts for above-market interest for the executives’ deferrals into the 2005 VNQDC Plan and 2012 NQDC Plan.

The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2013:

	Present Value of Pension Accruals ($)	Above-Market Interest on Deferred Compensation ($)	Total ($)
Halverson	—	—	—
Paradie	(19,400)	68	(19,332)
Tompkins	5,500	238	5,738
Gallagher	(289,700)	2,279	(287,421)
Williams (a)	N/A	N/A	N/A
Hart (a)	N/A	N/A	N/A
Carrabba	(324,800)	11,384	(313,416)
Brlas	(59,000)	1,918	(57,082)
(a) Messrs. Williams and Hart are not eligible to participate due to their non-U.S. status.

(6)
The 2013 amounts in column (h) reflect the combined value of the NEOs' perquisites or the benefits attributable to our paid parking, executive physicals, financial services, dividends paid or accrued on equity holdings, matching contributions made on behalf of the executives under the 401(k) Savings Plan, the 2012 NQDC Plan, Australian superannuation and payments related to the retirements of Messrs. Carrabba and Gallagher and Ms. Brlas.

The following table summarizes perquisites and other compensation in 2013:

	Paid Parking ($)	Executive Physicals ($)	Financial Services ($)	Dividends Paid or Accrued ($)	401(k) Savings Plan Matching Contributions ($)		NQDC Plan Matching Contributions ($)	Other ($)		Total ($)
Halverson	—	—	—	—	—		—	32,883	(a)	32,883
Paradie	3,180	—	9,313	10,400	10,200		6,233	—		39,326
Tompkins	3,180	—	2,750	14,271	7,015		12,350	—		39,566
Gallagher	3,180	—	9,880	17,469	10,196		12,174	2,070,000	(b)	2,122,899
Williams	—	1,065	—	9,873	24,202	(c)	N/A	92,113	(c)	127,253
Hart	—	1,065	—	6,305	24,202	(d)	N/A	132,313	(d)	163,885
Carrabba	1,855	—	9,774	47,926	10,000		—	7,101,121	(e)	7,170,676
Brlas	1,855	—	10,000	8,721	9,070		—	2,812,386	(f)	2,842,032

(a)	Reflects $32,883 for relocation expenses.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 56

(b)	Other compensation for Mr. Gallagher includes payments related to his December 31, 2013 retirement and Severance Agreement and Release:
- An amount equal to 24 months of base pay ($1,150,000); and
- An amount equal to two times target bonus under the EMPI Plan ($920,000).
Additional amounts related to awards under the terms of our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan valued as of December 31, 2013 but not reflected above include vesting of restricted share units ($103,530) and performance shares ($155,687) for the 2012 - 2014 performance period and restricted share units ($254,237) and performance shares ($381,618) for the 2013 - 2015 performance period that were subject to pro rata vesting due to Mr. Gallagher's retirement as of December 31, 2013 had the Compensation Committee not approved full vesting. The shares are being valued as of December 31, 2013 at a threshold payout based on the current estimate of performance as of December 31, 2013. The value for these equity awards is not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting), and do not represent additional compensation or fair value accrued in connection with the retirement. However, to provide shareholders with context for these amounts, the values are included here in this footnote.

(c)
Reflects employer contribution to the Australian superannuation fund of $24,202. "All Other Compensation" includes company superannuation paid in excess of AUD$25,000 per annum, which was credited to Mr. Williams as a taxable superannuation allowance ($92,113).

(d)
Reflects employer contribution to the Australian superannuation fund of $24,202. "All Other Compensation" includes company superannuation paid in excess of AUD$25,000 per annum, which was credited to Mr. Hart as a taxable superannuation allowance ($87,095), and apartment rental fees and company-paid CIGNA health coverage related to Mr. Hart's overseas assignment ($23,678 and $21,540, respectively).

(e)	Other compensation for Mr. Carrabba includes payments related to his November 15, 2013 retirement and Severance Agreement and Release:
- An amount equal to 24 months of base pay ($2,200,000);
- An amount equal to two times target bonus under the EMPI Plan ($3,080,000);
- Payment of base salary through December 31, 2013 ($137,500);
- Accrued but unused vacation ($42,308);
- An amount equal to payment under the EMPI Plan ($1,573,880) for the 2013 plan year, which amount was not prorated;
- Continued medical coverage until age 65 for Mr. Carrabba and his eligible dependents ($52,933); and
- Payment of legal fees related to the Severance Agreement & Release ($14,500).
Additional amounts related to awards under the terms of our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan valued as of December 31, 2013 but not reflected above include non pro rata vesting of restricted share units ($246,112) and performance shares ($0) for the 2011 - 2013 performance period, pro rata vesting of restricted share units ($272,951) and performance shares ($409,584) for the 2012 - 2014 performance period and pro rata vesting of restricted share units ($306,316) and performance shares ($459,592) for the 2013 - 2015 performance period. The shares are being valued at a performance share threshold payout based on the actual or current estimate of performance as of December 31, 2013. Additional amounts related to the vesting of awards under the CEO Strategic Initiative Grants ($1,497,980) under the terms of our 2007 Incentive Equity Plan and which vested at target pursuant to Mr. Carrabba's Severance Agreement and Release also are not reflected above. The value for these equity awards is not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting), and because the pro rata features, or target vesting in the case of the CEO Strategic Initiative Grants, were part of the original award and do not represent additional compensation or fair value accrued in connection with the retirement. However, to provide shareholders with context for these amounts, the values are included here in this footnote.

(f)	Other compensation for Ms. Brlas includes payments related to her July 31, 2013 retirement and Severance Agreement and Release:
- An amount equal to 24 months of base pay ($1,240,000);
- An amount equal to two times target bonus under the EMPI Plan ($992,000);
- Accrued but unused vacation ($71,540);
- An amount equal to a payment under the EMPI Plan ($506,912) for the 2013 plan year, which amount was not prorated; and
- Continued medical coverage for two years from the date of termination for Ms. Brlas and her eligible dependents ($1,934). Ms. Brlas obtained medical coverage outside of Cliffs soon after she retired and is no longer eligible for Cliffs' medical coverage.
Additional amounts related to awards under the terms of our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan valued as of December 31, 2013 but not reflected above include pro rata vesting of restricted share units ($68,827) and performance shares ($0) for the 2011 - 2013 performance period, pro rata vesting of restricted share units ($66,809) and performance shares ($100,227) for the 2012 - 2014 performance period and pro rata vesting of restricted share units ($53,311) and performance shares ($80,019) for the 2013 - 2015 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2013 and are prorated to Mr. Brlas' July 31, 2013 retirement. The value for these equity awards is not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting), and because the pro rata features were part of the original award and do not represent additional compensation or fair value accrued in

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 57

connection with the retirement. However, to provide shareholders with context for these amounts, the values are included here in this footnote.

(7)
Mr. Halverson was nominated by the Governance and Nominating Committee and was elected as a director by unanimous action of the Cliffs Board effective November 18, 2013. Mr. Halverson was also was elected President & Chief Operating Officer effective November 18, 2013, and Chief Executive Officer on February 13, 2014. Since 2013 was the first year of disclosure for Mr. Halverson, compensation information is shown for 2013 only.

(8)	Includes a grant of 59,940 restricted share units on November 18, 2013.

(9)
Mr. Paradie was elected Senior Vice President & Chief Financial Officer effective October 1, 2012; he subsequently was elected Executive Vice President & Chief Financial Officer effective March 12, 2013. Since 2012 was the first year of disclosure for Mr. Paradie, compensation information is shown for 2012 and 2013 only.

(10)	Other compensation for Mr. Paradie for fiscal year 2012 reflects an additional $101,658 for relocation expenses that was not included in the proxy statement for the 2013 Annual Meeting.

(11)
Mr. Tompkins was elected Executive Vice President, Legal, Government Affairs and Sustainability, Chief Legal Officer & President, Cliffs China effective October 1, 2012; he subsequently was elected to Executive Vice President, Legal, Government Affairs and Sustainability & President, Cliffs China effective January 15, 2013; then elected Executive Vice President, Chief Administrative Officer & President, Cliffs China effective July 9, 2013; and most recently, Executive Vice President, External Affairs & President, Global Commercial effective December 5, 2013.

(12)	Includes a grant of 21,600 restricted share units on November 11, 2013.

(13)
Mr. Williams was elected Senior Vice President, Asia Pacific Iron Ore effective March 12, 2013. Since 2013 was the first year of disclosure for Mr. Williams, compensation information is shown for 2013 only. Amounts for Mr. Williams are converted using the 2013 average exchange rate of AUD$1.00 : USD$0.9681. Mr. Williams' employment is expected to terminate on July 1, 2014.

(14)
Mr. Hart was elected Senior Vice President, Global Marketing effective March 12, 2013; he subsequently was elected Senior Vice President & Chief Strategy and Marketing Officer effective May 7, 2013. Amounts for Mr. Hart are converted using the 2013 average exchange rate of AUD$1.00 : USD$0.9681. Mr. Hart's employment with Cliffs terminated on March 25, 2014. For additional details related to his departure, please refer to page 52.

(15)	Mr. Carrabba's retirement was effective on November 15, 2013. For additional details related to his retirement, please refer to page 53.

(16)
Ms. Brlas was elected Executive Vice President & President, Global Operations effective October 1, 2012. Prior to her election, Ms. Brlas served as Executive Vice President, Finance and Administration & Chief Financial Officer of Cliffs. Effective July 31, 2013, Ms. Brlas retired from the Company. For additional details related to her retirement, please refer to page 53.

2013 Grants of Plan-Based Awards
This table discloses in columns (c), (d) and (e) the potential payouts at the threshold, target and maximum levels of the awards under the EMPI Plan for 2013. See “Compensation Discussion and Analysis - Analysis of 2013 Compensation Decisions - Annual Incentive Plan” above for a description of the EMPI Plan. Actual payouts for the 2013 EMPI awards are shown in the “2013 Summary Compensation Table.”
This table shows in columns (f), (g) and (h) the potential payouts at the threshold, target and maximum levels of the 2013 - 2015 performance share awards under our 2012 Incentive Equity Plan. Such performance shares are for a three-year period ending December 31, 2015. Column (j) shows the aggregate grant date fair value of the performance shares ($17.01 per share) computed in accordance with FASB ASC 718 based on the probable outcome for the award. The table also shows in columns (i) and (j) the number of restricted share units (RSUs) granted in connection with the 2013 - 2015 performance share incentive awards and certain other RSU awards granted during 2013 and the grant date fair value of those RSU grants under FASB ASC 718, respectively.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 58

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)		Grant Date Fair Value of Stock and Option Awards ($) (j)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Halverson	11/18/2013	—	—	—	—	—	—	59,940	(3)	1,648,350
Paradie	3/11/2013	176,000	352,000	704,000	—	—	—	—		—
	3/11/2013	8,800	17,600	35,200	—	—	—	—		—
	3/11/2013	—	—	—	8,670	17,340	34,680	—		294,953
	3/11/2013	—	—	—	—	—	—	5,770		137,499
Tompkins	3/11/2013	198,000	396,000	792,000	—	—	—	—		—
	3/11/2013	9,900	19,800	39,600	—	—	—	—		—
	3/11/2013	—	—	—	10,030	20,060	40,120	—		341,221
	3/11/2013	—	—	—	—	—	—	6,680		159,184
	11/11/2013	—	—	—	—	—	—	21,600	(4)	591,192
Gallagher	3/11/2013	230,000	460,000	920,000	—	—	—	—		—
	3/11/2013	11,500	23,000	46,000	—	—	—	—		—
	3/11/2013	—	—	—	14,560	29,120	58,240	—		495,331
	3/11/2013	—	—	—	—	—	—	9,700		231,151
Williams (5)	3/11/2013	159,253	318,505	637,010	—	—	—	—		—
	3/11/2013	7,963	15,925	31,850	—	—	—	—		—
	3/11/2013	—	—	—	8,230	16,460	32,920	—		279,985
	3/11/2013	—	—	—	—	—	—	5,480		130,588
Hart (5)	3/11/2013	152,476	304,952	609,903	—	—	—	—		—
	3/11/2013	7,624	15,248	30,495	—	—	—	—		—
	3/11/2013	—	—	—	5,255	10,510	21,020	—		178,775
	3/11/2013	—	—	—	—	—	—	3,500		83,405
Carrabba	3/11/2013	770,000	1,540,000	3,080,000	—	—	—	—		—
	3/11/2013	—	—	—	52,605	105,210	210,420	—		1,789,622
	3/11/2013	—	—	—	—	—	—	35,060		835,480
Brlas	3/11/2013	248,000	496,000	992,000	—	—	—	—		—
	3/11/2013	12,400	24,800	49,600	—	—	—	—		—
	3/11/2013	—	—	—	15,700	31,400	62,800	—		534,114
	3/11/2013	—	—	—	—	—	—	10,460		249,262

(1)
For each NEO other than the Messrs. Carrabba and Halverson, an additional EMPI award opportunity was made available in conjunction with the other 2013 awards equaling a potential maximum payout of 10 percent of the target award under the normal annual EMPI Plan (the target award represents 50 percent of the maximum award value and the minimum or threshold award represents 25 percent of the maximum award value), payable only upon achievement of one of the EMPI performance objectives, but also subject to reduction based on further discretionary eligibility requirements, as determined by the Compensation Committee, based upon the CEO’s recommendation. Due to the determination that the original intent of the additional EMPI award opportunity was no longer applicable, the Compensation Committee exercised full negative discretion on the additional award opportunity for a zero payout to all participants in 2013.

(2)
The amounts in column (f) reflect the threshold payout level of the 2013 – 2015 performance shares under our 2012 Incentive Equity Plan, which is 50 percent of the target amount shown in column (g). The amounts shown in column (h) represent 200 percent of such target amounts.

(3)
This represents a grant of RSUs awarded to Mr. Halverson on November 18, 2013 pursuant to his employment letter. The RSUs vest 50 percent on the first anniversary of the date of grant and the remaining 50 percent on the second anniversary of the date of grant.

(4)
This represents a grant of RSUs awarded to Mr. Tompkins on November 11, 2013. The RSUs vest 50 percent on the first anniversary of the date of grant and the remaining 50 percent on the second anniversary of the date of grant.

(5)	Amounts for Messrs. Williams and Hart in columns (c), (d) and (e) are converted using the 2013 average exchange rate of AUD$1.00 : USD$0.9681.
Our NEOs are parties to change in control severance agreements with Cliffs. For more information, refer to the “Potential Payouts Upon Termination or Change in Control” below. For more information about the NEOs’ relative mix of salary and non-equity incentive plan compensation in proportion to total compensation, refer to “Compensation Discussion and Analysis - Oversight of Executive Compensation - Pay Mix".
Outstanding Equity Awards at 2013 Fiscal Year-End
The following table shows in column (b) the number of unvested RSUs held by each NEO as of December 31, 2013 and, in column (c), the market value of the common shares underlying those awards (based on the closing market price for our common shares on such date of $26.21 per share). In addition, the table shows in column (d) the number of unearned performance shares held by each NEO as of December 31, 2013 and, in column (e), the market value of the common shares underlying those awards (again based on the same price mentioned in the preceding sentence). These awards were granted under the 2007 Incentive Equity Plan or the 2012 Incentive Equity Plan. Normally, outstanding option awards also would be listed in this table, but there were no outstanding option awards for any NEO as of December 31, 2013.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 59

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (1) (b)		Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
Halverson	59,940	(2)	1,571,027	—		—
Paradie	1,370	(3)	35,908	2,055	(4)	53,862
	5,770	(5)	151,232	8,670	(6)	227,241
Tompkins	3,570	(3)	93,570	5,355	(4)	140,355
	6,680	(5)	175,083	10,030	(6)	262,886
	21,600	(7)	566,136	—		—
Gallagher	3,950	(3)	103,530	5,940	(4)	155,687
	9,700	(5)	254,237	14,560	(6)	381,618
Williams (8)	1,310	(3)	34,335	1,980	(4)	51,896
	5,480	(5)	143,631	8,230	(6)	215,708
Hart (8)	1,250	(3)	32,763	1,885	(4)	49,406
	3,500	(5)	91,735	5,255	(6)	137,734
Carrabba (9)	10,414	(3)	272,951	15,627	(4)	409,584
	11,687	(5)	306,316	17,535	(6)	459,592
Brlas (10)	2,549	(3)	66,809	3,824	(4)	100,227
	2,034	(5)	53,311	3,053	(6)	80,019

(1)	The amounts shown in this column reflect the number of unvested RSUs granted under our 2007 Incentive Equity Plan or 2012 Incentive Equity Plan.

(2)
This represents a grant of RSUs granted to Mr. Halverson on November 18, 2013 pursuant to his employment arrangement. The RSUs vest 50 percent on the first anniversary of the date of grant and the remaining 50 percent on the second anniversary of the date of grant.

(3)
This represents a grant of restricted share units for the 2012 – 2014 vesting period granted on March 12, 2012. If these shares vest, it will be on December 31, 2014, as approved by the Compensation Committee and generally subject to continued employment through December 31, 2014.

(4)
This represents a grant of performance shares for the 2012 – 2014 performance period granted on March 12, 2012. If these shares vest, it will be on December 31, 2014, as approved by the Compensation Committee and generally subject to continued employment through December 31, 2014. These numbers are being reported at threshold of 50 percent based on the current estimate of performance as of December 31, 2013.

(5)
This represents a grant of RSUs for the 2013 – 2015 vesting period granted on March 11, 2013. If these shares vest, it will be on December 31, 2015, as approved by the Compensation Committee and generally subject to continued employment through December 31, 2015.

(6)
This represents a grant of performance shares for the 2013 – 2015 performance period granted on March 11, 2013. If these shares vest, it will be on December 31, 2015, as approved by the Compensation Committee and generally subject to continued employment through December 31, 2015. These numbers are being reported at threshold of 50 percent based on the current estimate of performance as of December 31, 2013.

(7)
This represents a grant of RSUs granted to Mr. Tompkins on November 11, 2013. The RSUs vest 50 percent on the first anniversary of the date of grant and the remaining 50 percent on the second anniversary of the date of grant.

(8)
Regarding Mr. Hart’s outstanding equity awards at the time of his termination, he will continue to vest in a prorated portion (through March 31, 2014) of his outstanding performance share awards based on actual performance and in a prorated portion (through March 31, 2014) of his outstanding restricted share unit awards. Mr. Williams is expected to continue to vest in a prorated portion (through July 1, 2014) of his outstanding performance share awards based on actual performance and in a prorated portion (through July 1, 2014) of his outstanding restricted share unit awards.

(9)	Mr. Carrabba's RSUs and performance shares have been prorated through December 31, 2013.

(10)	Ms. Brlas' RSUs and performance shares have been prorated based on her July 31, 2013 retirement.
2013 Option Exercises and Stock Vested
Columns (b) and (c) in the following table set forth certain information regarding performance shares and RSUs awards that vested during 2013 for the NEOs based on the applicable fair market value. None of our NEOs had outstanding option awards during the fiscal year ended

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 60

December 31, 2013.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (b)		Value Realized on Vesting ($) (1) (c)
Halverson (2)	—		—
Paradie	—	(3)	—
	1,020	(4)	26,734
Tompkins	—	(3)	—
	2,330	(4)	61,069
Gallagher	—	(3)	—
	2,820	(4)	73,912
Williams	—	(3)	—
	910	(4)	23,851
Hart	—	(3)	—
	860	(4)	22,541
Carrabba (5)	—	(3)	—
	9,390	(4)	246,112
	44,673	(6)	1,170,879
	12,480	(6)	327,101
Brlas (7)	—	(3)	—
	2,626	(4)	68,827

(1)	The values shown in column (c) were computed by multiplying the number of vested RSUs and performance shares by the closing price of a common share on December 31, 2013, which was $26.21.

(2)	Mr. Halverson did not have equity vest in 2013.

(3)	This represents a performance share award granted during 2011 for the 2011 – 2013 performance period that paid out at zero percent of the award based on the performance criteria.

(4)	This represents an award of RSUs granted during 2011 for the 2011 – 2013 performance period.

(5)	Mr. Carrabba's performance shares and RSUs were not prorated pursuant to the terms of his Severance Agreement and Release.

(6)
This represents the 2009 and 2010 CEO Strategic Initiative Grants made on December 17, 2009 and March 8, 2010, respectively, and vested on December 31, 2013. The number of shares paid out under these awards was determined by the Compensation Committee in December 2013 based upon the achievement of certain performance factors noted above that were evaluated at the Compensation Committee’s discretion in light of Mr. Carrabba's Severance Agreement and Release.

(7)	Ms. Brlas' performance shares and RSUs have been prorated based on her July 31, 2013 retirement.
2013 Pension Benefits
The table below shows the present value of accumulated benefits payable to each NEO and the number of years of service credited to each such NEO under the Pension Plan and the SERP. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Cliffs’ financial statements.
The Pension Plan provides a participant, including the NEOs, with the greater of:

(a)	the sum of:

(1)	for service with Cliffs through June 30, 2008, his or her accrued benefit under the plan’s Final Average Pay Formula described below; and

(2)	for service with Cliffs after June 30, 2008, his or her cash balance credits and interest under the Cash Balance Formula described below; or

(b)	the sum of:

(1)	for service with Cliffs through June 30, 2003, his or her accrued benefit under the Final Average Pay Formula described below; and

(2)	for service with Cliffs after June 30, 2003, his or her cash balance credits and interest after June 30, 2003 under the Cash Balance Formula described below.
The Final Average Pay Formula provides a benefit that generally is based on a 1.65 percent pension formula. For each year of service up to June 30, 2003 or June 30, 2008, as the case may be, the plan provides 1.65 percent of Average Monthly Compensation. Average Monthly Compensation is defined as the average annual compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable date. The benefit is subject to an offset of 50 percent of Social Security benefits through the applicable date. Benefits are payable as an annuity, unreduced for early commencement, upon the attainment of normal retirement at age 65, or at 30 years of service. None of the NEOs were eligible for an accrued benefit under the Final Average Pay Formula on December 31, 2013 other than Mr. Gallagher.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 61

The Cash Balance Formula provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the officer’s pay ranging from four percent to 10 percent based upon his or her age and service with transitional pay credits up to 13 percent during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of Cliffs’ NEOs during 2013 include the amount shown for 2013 in column (c) of the “2013 Summary Compensation Table” above, plus the amount of incentive compensation earned in 2013 and paid in 2014, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ pension and SERP benefits, refer to the “Compensation Discussion and Analysis - Retirement and Deferred Compensation Benefits.”

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Halverson	Salaried Pension Plan	—	—	—
	SERP	—	—	—
Paradie	Salaried Pension Plan	6.3	97,000	—
	SERP	6.3	66,600	—
Tompkins (1)	Salaried Pension Plan	3.6	68,500	—
	SERP	17.3	141,300	—
Gallagher	Salaried Pension Plan	32.4	1,197,400	—
	SERP	32.4	1,968,000	—
Williams (2)	Salaried Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Hart (2)	Salaried Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Carrabba	Salaried Pension Plan	8.4	177,500	—
	SERP	8.4	2,414,300	—
Brlas	Salaried Pension Plan	6.6	128,900	—
	SERP	6.6	306,400	—

(1)
For purposes of calculating the supplemental retirement benefit, the Compensation Committee approved a hire date of 1996 for Mr. Tompkins. Effective April 2012, Cliffs determined that it would no longer offer service credits for incoming executives.

(2)	Messrs. Williams and Hart are not eligible to participate due to their non-U.S. status.
2013 Non-Qualified Deferred Compensation
Pursuant to the 2012 NQDC Plan, in 2013 the NEOs were permitted to defer, on a pre-tax basis, up to 50 percent of their base salary and all or a portion of their annual incentive under the EMPI Plan. Prior to 2012, in the 2005 VNQDC Plan, executives were permitted to defer their EMPI awards in stock as well as the performance shares and RSUs from the long-term awards. Additionally, we matched 25 percent of the EMPI awards deferred into stock units; matched amounts vest at the end of five years. The 2012 NQDC Plan discontinued the stock deferrals and the 25 percent match.
Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan. Stock awards, permitted under the 2005 VNQDC Plan, which could be deferred into only stock units, are denominated in Cliffs common shares and vary with our share price performance.
Additionally, the 2012 NQDC Plan provides to the extent performance-based contributions credited to the 401(k) Savings Plan exceed Code limits for a qualified deferred compensation plan, the contributions are credited to the accounts of executives under the non-qualified deferred compensation plan. These specific cash accounts are not convertible to share units. Similarly, if a NEO’s salary reduction contributions to the 401(k) Savings Plan are limited by Code limitations, the amount that exceeds the limit will be credited to the executive’s account under the 2012 NQDC Plan together with the Cliffs match he or she would have had under the 401(k) Savings Plan.
This table discloses in column (b) the contributions by each NEO to the 2012 NQDC Plan. The contributions include any pre-tax contributions of salary and EMPI awards.
Column (c) of the table below includes matching contributions we made on behalf of the NEOs to the 2012 NQDC Plan and performance-based contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan, if any.
Column (d) of the table below includes interest earned on cash deferrals and dividends earned on deferred shares.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 62

Name(a)	Executive Contributions in Last FY ($) (1) (b)	Registrant Contributions in Last FY ($) (2) (c)	Aggregate Earnings in Last FY ($) (3) (d)	Aggregate Withdrawals / Distribution ($) (e)		Aggregate Balance at Last FYE ($) (4) (f)
Halverson	—	—	—	—		—
Paradie	—	6,233	4,451	—		190,479
Tompkins	—	12,350	3,911	—		148,587
Gallagher	—	12,174	78,008	—		3,137,213
Williams (5)	N/A	N/A	N/A	N/A		N/A
Hart (5)	N/A	N/A	N/A	N/A		N/A
Carrabba	—	—	74,894	—		1,628,956
Brlas	—	—	21,922	(156,392)	(6)	654,451

(1)
No NEOs elected to defer base salary or EMPI amounts, so no amounts are disclosed in column (b). Any amounts that could have been disclosed here also would have been included in the "Salary" or "Non-Equity Incentive Plan Compensation" columns in the "2013 Summary Compensation Table".

(2)	The amounts shown in column (c) consist of Cliffs' matching contributions disclosed in the column “All Other Compensation” in the “2013 Summary Compensation Table".

(3)
The amounts shown in column (d) include above-market earnings disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in the “2013 Summary Compensation Table”.

(4)	The aggregate balances in column (f) include compensation earned in prior years, beginning in 2006, that previously was reported in prior Summary Compensation Tables as follows:

Name(a)	Total ($)
Halverson	—
Paradie	151,956
Tompkins	152,315
Gallagher	147,677
Williams	N/A
Hart	N/A
Carrabba	1,530,005
Brlas	377,601

(5)	Messrs. Williams and Hart are not eligible to participate due to their non-U.S. status.

(6)	Reflects a 2013 distribution.

Potential Payments Upon Termination or Change in Control
The tables and discussion below reflect the compensation payable to each of the NEOs, other than Mr. Carrabba and Ms. Brlas (who departed during 2013), in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2013. All amounts shown are estimates of the amounts that would be paid to the executives upon their termination; the actual amounts only can be determined at the time of such executive’s separation from Cliffs.
In addition, we note below that a change in control under the change in control severance agreements will occur if a majority of the members of our Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of our incumbent Board. At the 2014 Annual Meeting, if shareholders elect nominees that are not endorsed by our Board of Directors to fill at least six of the 11 seats on the Board, including Casablanca’s slate of six nominees, then a change in control will be deemed to have occurred under the change in control severance agreements, and the change in control severance payments and benefits described below will be owed to participants in those agreements if they experience a qualifying termination of employment after the 2014 Annual Meeting.
A discussion of the payments and benefits actually paid or payable to Messrs. Carrabba and Gallagher and Ms. Brlas in connection with their respective 2013 separations is provided at the end of this section. We also discuss at the end of this section our severance agreement and release with Mr. Hart. Mr. Williams' payments and benefits will be provided on terms substantially similar to those described below, but accounting for his service through July 1, 2014.
Payments Made Upon All Terminations
If a NEO’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment no matter the cause of termination. Such amounts may include:

•	Salary through the date of termination;

•	Unused vacation pay;

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 63

•	Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan, 2005 VNQDC Plan and 2012 NQDC Plan, if applicable; and

•	Undistributed performance shares, performance share units and RSUs for periods that have been completed.
The terms of Messrs. Williams’ and Hart's employment agreements are described in “Compensation Discussion and Analysis - Supplementary Compensation Policies” on page 52.
Additional Payments Upon Involuntary Termination Without Cause
In the event that a NEO is terminated involuntarily without cause, he or she typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the executive’s service with Cliffs, and the executive’s current incentive targets:

•	Severance payments;

•	Continued health insurance benefits;

•	Outplacement services;

•
Pursuant to the terms of our 2007 Amended and Restated Incentive Equity Plan and 2012 Incentive Equity Plan, as amended, a pro rata portion, subject to the Compensation Committee’s discretion, in which it can increase or decrease the proration, from time to time, of his or her performance shares and RSUs. Such shares will be paid when such shares and units would otherwise be paid; and

•	Financial services.
There is no legally binding agreement requiring that any such payments or benefits be paid to any NEO, except in the case of a change in control and resulting qualifying termination. Because all such benefits are at the discretion of the Compensation Committee, it is impossible to estimate the amount that would be paid in such circumstances. However, Mr. Williams has, and Mr. Hart had, an employment agreement that specifies that if he is involuntarily terminated without cause because his position becomes redundant, he is entitled to 12 months of base salary, but if either party terminates employment with a three months' written notice, a payment of three months' base salary may be paid in lieu of the notice.
Additional Payments Upon Retirement
Executives are eligible for retirement at age 65 and eligible for early retirement at age 55 with at least 15 years of service. Early retirement eligibility for EMPI, performance shares and RSUs is at age 55 and five years of service. Our cash balance pension plan has only a service requirement of three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he or she retires unless otherwise determined by the Compensation Committee;

•	Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement;

•
A pro rata portion, subject to the Compensation Committee’s discretion, in which it can increase or decrease the proration, from time to time, of his or her performance shares and RSUs. Such shares will be paid when such shares and units would otherwise be paid;

•
If the employee was hired prior to 1993, as in the case of Mr. Gallagher, he or she will be entitled to retiree medical and life insurance for the rest of his or her life and the life of his or her spouse on the same terms as any other salaried employee hired prior to 1993; and

•	He or she will become vested in certain matching contributions under the 2005 VNQDC Plan provided that the amounts are not withdrawn until the end of the five-year vesting period.
Additional Payments Upon Change in Control (Without Termination)
Under the terms of the Participant Long-Term Incentive Grant Agreements entered into prior to September 2013, the NEOs are entitled to the following benefits upon the occurrence of a change in control, regardless of whether the employment of the NEO is terminated:

•	The restrictions on the restricted shares lapse immediately; and

•	The performance shares at the original target grant and RSUs vest immediately.
Effective September 2013 upon a change in control, all future equity granted to participants will be subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediately vesting and payout (or immediate vesting and payout if such assumed, replaced or continued awards are not provided).
For this purpose, a "change in control" generally means the occurrence of any of the following events:

(1)
Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35 percent or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);

(2)	A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election; or

(3)	Approval by Cliffs’ shareholders of a complete liquidation or dissolution of Cliffs.

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Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•
Owners of Cliffs common shares immediately prior to the business transaction own more than 50 percent of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;

•
No one person, or more than one person acting as a group (subject to certain exceptions), owns 35 percent or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and

•
At least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Board of Cliffs when the business transaction agreement was signed or approved by the Cliffs Board. For purposes of this exception, the incumbent board of directors of Cliffs generally means those directors who were serving as of August 11, 2008 (or a prior date in the case of certain pre-2007 equity awards) or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

Except as it pertains to the definition of business combination or similar transactions, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs.
Our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan also clarify that the following two plan provisions do not apply to the definition of “Business Combination”: (1) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs; and (2) if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
Additional Payments Upon Termination Without Cause after Change in Control
Each of the NEOs, with the exception of Messrs. Carrabba and Gallagher and Ms. Brlas due to their separation from Cliffs and Messrs. Williams and Hart, has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. The terms of Mr. Williams' employment agreement, which includes change in control benefits, is described on page 51 in "Compensation Discussion and Analysis - Supplementary Compensation Policies" and Mr. Hart's employment agreement, which also included change in control benefits, is described on page 51. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he or she will be entitled to the following additional benefits:

(1)
A lump sum payment in an amount equal to three times the sum, or two times in the case of Mr. Paradie, of (A) base salary (at the highest rate in effect during the five-year period prior to the termination date), plus (B) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.

(2)	Coverage for a period of 24 or 36 months following the termination date, for health, life insurance and disability benefits.

(3)
A lump sum payment in an amount equal to the sum of the additional future pension benefits that the executive would have been entitled to receive for two or three years following the termination date under the SERP.

(4)	Incentive pay at target levels for the year in which the termination date occurs.

(5)	Outplacement services in an amount up to 15 percent of the executive’s base salary.

(6)
Post-retirement medical, hospital, surgical and prescription drug coverage for the lifetime of the executive, his or her spouse and any eligible dependents at the normal participant cost based on the executive’s age at retirement.

(7)	He or she will become immediately vested in certain matching contributions under the 2005 VNQDC Plan.

(8)
He or she will be provided perquisites for a period of 36 months, or 24 months in the case of Mr. Paradie, comparable to the perquisites he or she was receiving before the termination of his or her employment or the change in control, whichever was greater.

Similar benefits are paid if the executive voluntarily terminates his or her employment during the two years following a change in control by reason of any one of the following occurring and the executive provides notice to Cliffs and Cliffs fails to cure:

(a)	a material diminution in the executive’s base pay;

(b)	a material diminution in the executive’s authority, duties or responsibilities;

(c)	a material change in the geographic location at which the executive must perform services;

(d)	a reduction in the executive’s incentive pay opportunity that results in a material diminution of the executive’s potential total compensation; or

(e)	breach of employment agreement, if any, under which the executive provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of an executive for the following acts: (A) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with Cliffs or any subsidiary of Cliffs; (B) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (C) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (D) intentional wrongful engagement in any competitive activity.

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In order to receive benefits under the change in control severance agreements, the NEOs may not disclose Cliffs’ confidential and proprietary information, may not go into competition with Cliffs, and may not solicit Cliffs’ employees to leave Cliffs’ employment.
Additional Payments Upon Death or Disability
In the event of any NEO's death or disability, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	Full vesting, subject to the Compensation Committee’s discretion, from time to time, of his or her target performance shares and RSUs.
Potential Termination Payments to Named Executive Officers
The following tables show the benefits payable to the NEOs other than Mr. Carrabba and Ms. Brlas upon various types of terminations of employment and change in control assuming an effective date of December 31, 2013.
Gary B. Halverson

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)	Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	—	—	6,441,000	—	—
Non-Equity Incentive Plan Compensation	—	—	—	—	1,197,000	—	—
Equity	—	—	94,262	1,571,027	1,571,027	94,262	94,262
Retirement Benefits	—	—	—	—	444,274	—	—
Non-Qualified Deferred Compensation	—	—	—	—	—	—	—
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	183,116	—	—
TOTAL	—	—	94,262	1,571,027	9,836,417	94,262	94,262

Terrance M. Paradie

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)	Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	—	—	1,619,200	—	—
Non-Equity Incentive Plan Compensation	—	—	—	—	369,600	—	—
Equity	—	—	297,658	749,344	749,344	297,658	297,658
Retirement Benefits	163,601	—	163,601	—	288,862	165,246	165,246
Non-Qualified Deferred Compensation	190,479	—	190,479	190,479	190,479	190,479	190,479
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	118,118	—	—
TOTAL	354,080	—	651,738	939,823	3,335,603	653,383	653,383

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 66

P. Kelly Tompkins

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)	Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	—	—	2,732,400	—	—
Non-Equity Incentive Plan Compensation	—	—	—	—	415,800	—	—
Equity	—	—	517,106	1,641,271	1,641,271	517,106	517,106
Retirement Benefits	209,836	—	209,836	—	478,410	215,058	215,058
Non-Qualified Deferred Compensation	148,587	—	148,587	148,587	148,587	148,587	148,587
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	131,890	—	—
TOTAL	358,423	—	875,529	1,789,858	5,548,358	880,751	880,751

Donald J. Gallagher

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)	Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	—	—	3,174,000	—	—
Non-Equity Incentive Plan Compensation	—	437,000	—	—	483,000	—	—
Equity	—	615,761	615,761	1,432,377	1,432,377	615,761	615,761
Retirement Benefits	3,319,852	3,319,852	3,319,852	—	3,711,776	2,252,903	3,321,807
Non-Qualified Deferred Compensation	3,137,213	3,137,213	3,137,213	3,137,213	3,137,213	3,137,213	3,137,213
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	164,359	—	—
TOTAL	6,457,065	7,509,826	7,072,826	4,569,590	12,102,725	6,005,877	7,074,781

Colin Williams

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)		Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	907,853	(1)	—	1,815,706	—	—
Non-Equity Incentive Plan Compensation	—	—	—		—	334,430	—	—
Equity	—	—	283,767		713,175	713,175	283,767	283,767
Retirement / Superannuation Benefits	—	—	—		—	—	—	—
Non-Qualified Deferred Compensation	—	—	—		—	—	—	—
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—		—	—	—	—
TOTAL	—	—	1,191,620		713,175	2,863,311	283,767	283,767

(1)	This amount includes the 12-month redundancy payment. If either party terminates Mr. Williams' employment, he is entitled to three months' base salary ($103,829) in lieu of notice.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 67

William Hart

Benefit	Voluntary Termination ($)	Retirement ($)	Involuntary (without Cause) Termination ($)		Change in Control without Termination ($)	Termination without Cause after Change in Control ($)	Death ($)	Disability ($)
Cash Severance	—	—	869,221	(1)	—	1,738,442	—	—
Non-Equity Incentive Plan Compensation	—	289,704	—		—	320,199	—	—
Equity	—	210,116	210,116		498,777	498,777	210,116	210,116
Retirement / Superannuation Benefits	—	—	—		—	—	—	—
Non-Qualified Deferred Compensation	—	—	—		—	—	—	—
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—		—	—	—	—
TOTAL	—	499,820	1,079,337		498,777	2,557,418	210,116	210,116

(1)	This amount includes the 12-month redundancy payment. If either party terminates Mr. Hart's employment, he is entitled to three months' base salary ($99,305) in lieu of notice.
Payments in Connection with Mr. Gallagher’s Departure
In connection with Mr. Gallagher’s retirement on December 31, 2013, he received certain payments and benefits pursuant to a Severance Agreement and Release. The 2013 compensation for Mr. Gallagher in the “2013 Summary Compensation Table” includes the following payments and benefits in connection with his retirement (all of which are reflected in the “All Other Compensation” column of that table): a lump sum payment equal in value to 24 months base pay ($1,150,000) plus an amount equal to two times target bonus under the EMPI Plan ($920,000).
Restricted share units ($103,530) and performance shares ($155,687) for the 2012 - 2014 performance period and restricted share units ($254,237) and performance shares ($381,618) for the 2013 - 2015 performance period that were subject to pro rata vesting due to Mr. Gallagher's retirement as of December 31, 2013 had the Compensation Committee not approved full vesting. The shares are being valued as of December 31, 2013 at a threshold payout based on the current estimate of performance as of December 31, 2013. The value of $895,072 for these equity awards are not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting) and do not represent additional compensation or fair value accrued in connection with the retirement.
Please see the “2013 Pension Benefits” table for Mr. Gallagher accumulated benefits under the Pension Plan and SERP and the “2013 Non-Qualified Deferred Compensation” table for his accrued benefits under the 2005 VNQDC Plan.
Payments in Connection with Mr. Carrabba’s Departure
In connection with Mr. Carrabba’s retirement as of November 15, 2013, he received certain payments and benefits pursuant to a Severance Agreement and Release. The 2013 compensation for Mr. Carrabba in the “2013 Summary Compensation Table” includes the following payments and benefits in connection with his retirement (all of which are reflected in the “All Other Compensation” column of that table): a lump sum payment equal in value to 24 months base pay ($2,200,000) plus an amount equal to two times target bonus under the EMPI Plan ($3,080,000); incentive award earned in 2013 under the EMPI Plan ($1,573,880); base salary continuation ($137,500); accrued but unused vacation ($42,308); continued medical coverage until age 65 ($52,933) for Mr. Carrabba and his spouse and legal fees ($14,500).
Additional amounts related to awards under the terms of our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan valued as of December 31, 2013 but not reflected above include non pro rata vesting of restricted share units ($246,112) and performance shares ($0) for the 2011 - 2013 performance period, pro rata vesting of restricted share units ($272,951) and performance shares ($409,584) for the 2012 - 2014 performance period and pro rata vesting of restricted share units ($306,316) and performance shares ($459,592) for the 2013 - 2015 performance period. The shares are being valued at a performance share threshold payout based on the actual or current estimate of performance as of December 31, 2013. Additional amounts related to the vesting of awards under the CEO Strategic Initiative Grants ($1,497,980) under the terms of our 2007 Incentive Equity Plan and that vested at target pursuant to Mr. Carrabba's Severance Agreement and Release also are not reflected above. The value of $3,192,535 for these equity awards are not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting) and because the pro rata features, or target vesting in the case of the CEO Strategic Initiative Grants, were part of the original award and do not represent additional compensation or fair value accrued in connection with the retirement.
Please see the “2013 Pension Benefits” table for Mr. Carrabba’s accumulated benefits under the Pension Plan and SERP and the “2013 Non-Qualified Deferred Compensation” table for his accrued benefits under the 2005 VNQDC Plan.
Payments in Connection with Ms. Brlas’ Departure
In connection with Ms. Brlas’ retirement on July 31, 2013, she received certain payments and benefits pursuant to a Severance Agreement and Release. The 2013 compensation for Ms. Brlas in the “2013 Summary Compensation Table” includes the following payments and benefits in connection with her retirement (all of which are reflected in the “All Other Compensation” column of that table): a lump sum payment equal in

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 68

value to 24 months base pay ($1,240,000) plus an amount equal to two times target bonus under the EMPI Plan ($992,000); an amount equal in value to her incentive award earned in 2013 under the EMPI Plan ($506,912); accrued but unused vacation ($71,540); and continued medical coverage for up to two years ($1,934) for Ms. Brlas and her spouse. Ms. Brlas obtained medical coverage outside of Cliffs after she retired and is no longer is eligible for Cliffs' medical coverage.
Additional amounts related to awards under the terms of our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan valued as of December 31, 2013 but not reflected above include pro rata vesting of restricted share units ($68,827) and performance shares ($0) for the 2011 - 2013 performance period, pro rata vesting of restricted share units ($66,809) and performance shares ($100,227) for the 2012 - 2014 performance period and pro rata vesting of restricted share units ($53,311) and performance shares ($80,019) for the 2013 - 2015 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2013 and are prorated to Mr. Brlas' July 31, 2013 retirement. The value of $369,193 for these equity awards are not included in the “All Other Compensation” column of the “2013 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting) and because the pro rata features were part of the original award and do not represent additional compensation or fair value accrued in connection with the retirement.
Please see the “2013 Pension Benefits” table for Ms. Brlas’ accumulated benefits under the Pension Plan and SERP and the “2013 Non-Qualified Deferred Compensation” table for her accrued benefits under the 2005 VNQDC Plan.
Payments in Connection with Mr. Hart’s Departure
In connection with Mr. Hart’s termination of employment with Cliffs as of March 25, 2014, Cliffs and Mr. Hart entered into a Severance Agreement and Release. Under the terms of this arrangement, Mr. Hart received the following payments and benefits, which payments and benefits are not reflected in the “2013 Summary Compensation Table” or elsewhere in this report because this arrangement was not entered into during 2013 (amounts in USD and converted at the rate of $1.00 AUD : $0.9689 USD, and subject to applicable taxes): a lump sum cash payment equal in value to 18 months base pay (approximately $654,008) plus an amount equal to one and one-half times target bonus under the EMPI Plan (approximately $457,805). This amount included the required payment in lieu of notice described above, and a 15% superannuation contribution will be made on this cash payment.
In addition, Mr. Hart: will participate in the 2014 EMPI Plan on a 1/3 prorated basis based on actual performance for the performance period; received salary continuation through March 31, 2014 (approximately $8,176); is eligible to receive a health insurance reimbursement of approximately $1,686; and will receive tax services paid for by Cliffs for tax years 2013 through 2015. In terms of Mr. Hart’s outstanding equity awards, he will continue to vest in a prorated portion (through March 31, 2014) of his outstanding performance share awards based on actual performance (estimated at target performance to be approximately $175,567.26 as of March 31, 2014) and in a prorated portion (through March 31, 2014) of his outstanding restricted share unit awards (approximately $58,413.30 as of March 31, 2014).

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 69

PROPOSAL 3	APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICERS' COMPENSATION
In accordance with Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing our shareholders with an opportunity at the 2014 Annual Meeting to vote, on an advisory basis, to approve our named executive officers' compensation, which is commonly known as “Say-on-Pay.” Say-on-Pay gives our shareholders an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs conducts annual Say-on-Pay votes, and the next Say-on-Pay vote will occur at the 2015 Annual Meeting.
We are asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” and related narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee of our Board, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by our shareholders in their vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of a majority of the voting power of the common shares and shares of our mandatory convertible preferred stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote on our NEOs' compensation, voting together as a single class, is required to approve our NEOs' compensation.
The Board unanimously recommends a vote “FOR” Proposal 3 to approve, on an advisory basis, our named executive officers' compensation.

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PROPOSAL 4	APPROVE CLIFFS NATURAL RESOURCES INC. AMENDED AND RESTATED 2012 INCENTIVE EQUITY PLAN
General
On February 10, 2014, upon recommendation by the Compensation Committee, the Cliffs Board unanimously approved and adopted, subject to the approval of Cliffs’ shareholders at the 2014 Annual Meeting, the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan, or Revised Incentive Plan. The Revised Incentive Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to Cliffs’ needs and includes authorization for a variety of awards designed to advance the interests and long-term success of Cliffs by encouraging stock ownership among officers and other key employees of Cliffs.
The Revised Incentive Plan amends and restates in its entirety the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan, as amended, or 2012 Incentive Equity Plan. If the Revised Incentive Plan is approved by shareholders, it will be effective as of February 10, 2014. Outstanding awards under the 2012 Incentive Equity Plan will continue in effect in accordance with their terms. If the Revised Incentive Plan is not approved by our shareholders, no awards will be made under the Revised Incentive Plan. In addition, our ability under the 2012 Incentive Equity Plan to make certain performance awards to certain participants will be limited.
Our principal reason for amending and restating the 2012 Incentive Equity Plan is to increase the number of common shares available for issuance. The Revised Incentive Plan will increase the maximum number of shares available for awards from 6,000,000 to 11,000,000, an increase of 5,000,000 common shares (or 3.26 percent of our outstanding common shares as of May 19, 2014). Shareholder approval of the Revised Incentive Plan also is intended to constitute renewed approval of the material terms for qualified performance-based compensation under Section 162(m) of the Code to preserve our ability to potentially design certain types of awards under the Revised Incentive Plan so that they may be able to satisfy the requirements for “performance-based compensation,” and may permit Cliffs to avoid having certain tax deductions limited under Section 162(m) of the Code.
The Revised Incentive Plan also includes various other substantive changes and non-substantive and conforming changes. The material substantive changes are described in the summary of material changes below, which is followed by a description of the highlights of the Revised Incentive Plan and a summary description of other key features of the Revised Incentive Plan. The actual text of the Revised Incentive Plan is attached to this proxy statement as Annex B. The following description of the Revised Incentive Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex B.
Why We Recommend That You Vote for Proposal 4
The Revised Incentive Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (SARs), restricted shares, restricted share units (RSUs), deferred shares, performance shares, performance units, retention units and dividends or dividend equivalents for the purpose of providing our officers and other key employees, and those of our subsidiaries, incentives and rewards for performance. Some of the key features of the Revised Incentive Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and that the ability to provide equity-based and incentive-based awards under the Revised Incentive Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers and other employees.
The use of our common shares as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.
As of May 19, 2014, 1,156,910 common shares remained available for issuance under the 2012 Incentive Equity Plan (however, under the 2012 Incentive Equity Plan’s fungible share counting mechanics, awards other than stock options and SARs will be counted against the aggregate share limit as two common shares for every one share that actually is issued or transferred under such awards). If the Revised Incentive Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our shareholders.
The following includes aggregated information regarding the overhang and dilution associated with the 2012 Incentive Equity Plan and the potential shareholder dilution that would result if our proposed share increase under the Revised Incentive Plan is approved. Please note that we also are seeking approval for a proposed share increase under the Proposed Directors’ Plan as described above in Proposal 2, and you may want to take the information set forth in Proposal 2 into consideration when evaluating this Proposal 4 to fully determine the consequences of both that proposed share request and this proposed share increase. The information is as of May 19, 2014. As of that date, there were approximately 153,180,929 of our common shares outstanding:

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 71

•
Outstanding full-value awards (performance share awards, unvested restricted share awards and unvested RSUs) assuming that the outstanding performance share awards achieve maximum performance: 2,419,338 common shares (1.58 percent of our outstanding common shares);

•	Outstanding stock options: zero common shares (zero percent of our outstanding common shares);

•	Total common shares available for future awards under the 2012 Incentive Equity Plan: 1,156,910 common shares (0.76 percent of our outstanding common shares);

•
The total number of common shares subject to outstanding awards (2,419,338 common shares), plus the total number of common shares available for future awards under the 2012 Incentive Equity Plan (1,156,910 common shares), represents a current overhang percentage of 2.33 percent (in other words, the maximum potential straight dilution of our shareholders represented by the 2012 Incentive Equity Plan);

•
Proposed additional common shares available for future issuance under the Revised Incentive Plan: 5,000,000 common shares (3.26 percent of our outstanding common shares - this percentage reflects the simple dilution of our shareholders that would occur if the Revised Incentive Plan is approved); and

•
The total common shares subject to outstanding awards as of May 19, 2014 (2,419,338), plus the total common shares available for future awards under the 2012 Incentive Equity Plan as of that date (1,156,910), plus the proposed additional common shares available for future issuance under the Revised Incentive Plan (5,000,000), represent a total fully-diluted overhang of 8,576,248 shares (5.60 percent) under the Revised Incentive Plan.

Please also see the information contained in the “New Plan Benefits” table below in this Proposal 4.
In 2011, 2012, 2013 and 2014, we granted awards under either our 2007 Incentive Equity Plan or the 2012 Incentive Equity Plan actually covering 306,070 shares (all shares were issued under the 2007 Incentive Equity Plan), 451,185 shares (all shares were issued under the Amended and Restated Cliffs 2007 and 2012 Incentive Equity Plans), 1,119,725 shares, and 723,360 shares (all shares were issued under the 2012 Incentive Equity Plan), respectively.
In determining the number of shares to request for approval under the Revised Incentive Plan, our management team worked with Semler Brossy, the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Revised Incentive Plan and the Proposed Directors’ Plan.
If the Revised Incentive Plan is approved, we intend to utilize the shares authorized under the Revised Incentive Plan to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the shares requested in connection with the approval of the Revised Incentive Plan combined with the shares available for future awards will last for about two years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted in "Other Revised Incentive Plan Highlights" and elsewhere below, our Compensation Committee would retain full discretion under the Revised Incentive Plan to determine the number and amount of awards to be granted under the Revised Incentive Plan, subject to the terms of the Revised Incentive Plan, and future benefits that may be received by participants under the Revised Incentive Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this Proposal 4, shareholders should consider the factors set forth under “Summary of Material Changes”, plus the remaining information in this Proposal 4.
Summary of Material Changes
Increase in the Number of Available Shares. The 2012 Incentive Equity Plan authorizes the issuance or transfer of an aggregate of 6,000,000 common shares, $0.125 par value per share. As of May 19, 2014, 9,068 of these shares had been issued (exclusive of outstanding awards), 2,419,338 shares were subject to outstanding awards and 1,156,910 shares were available for future awards under the 2012 Incentive Equity Plan (however, under the 2012 Incentive Equity Plan’s fungible share counting mechanics, awards other than stock options and SARs will be counted against the aggregate share limit as two common shares for every one share that actually is issued or transferred under such awards; these fungible share counting mechanics are reflected in the numbers provided in this sentence). The Revised Incentive Plan increases the total aggregate number of shares available for issuance or transfer under the Revised Incentive Plan by 5,000,000 shares to 6,388,926 common shares. The number and kind of shares available under the Revised Incentive Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Revised Incentive Plan.
No Dividends or Dividend Equivalents on Certain Awards. Provisions have been added to and clarified in the Revised Incentive Plan to make it clear that stock options and SARs granted under the Revised Incentive Plan may not provide for dividends or dividend equivalents.
No Current Dividends or Dividend Equivalents on Certain Awards. Provisions have been added to and clarified in the Revised Incentive Plan to make it clear that any dividends or dividend equivalents on awards subject to the achievement of performance objectives must be deferred until and paid contingent on the achievement of the applicable performance objectives.
Revised Change in Control Definition. The default change in control definition to be used for awards under the Revised Incentive Plan has been changed from the 2012 Incentive Equity Plan to conform to the definition used in Cliffs’ severance agreements. Under this new definition, except as otherwise provided in an award agreement, a “Change in Control” will be deemed to have occurred for awards granted under the Revised Incentive Plan if:

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 72

•
any individual, entity or group (excluding certain purchases directly from Cliffs or by Cliffs, by Cliffs’ employee benefit plans or related trusts, or by any person or group that constitutes a “business combination” as described in the second-to-last bullet of this paragraph) acquires beneficial ownership of 35 percent or more of the outstanding common shares or the combined voting power of Cliffs’ then-outstanding voting securities entitled to vote generally in the election of Cliffs’ directors (which we refer to as voting power);

•
individuals who as of the effective date of the Revised Incentive Plan constitute the Board (as modified as described in the Revised Incentive Plan, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Revised Incentive Plan;

•
Cliffs or any of its subsidiaries consummates a reorganization, merger, statutory share exchange or consolidation (or similar transaction), or a sale or other disposition of all or substantially all of Cliffs’ assets, or an acquisition of assets or securities of another entity by Cliffs or its subsidiaries (a “business combination”) unless generally, following the business combination (1) owners of Cliffs’ outstanding common shares and the voting power before the business combination generally own more than 50 percent of the outstanding common shares and voting power of the resulting entity in substantially the same relative proportions, (2) no individual, entity or group (excluding certain entities) beneficially owns 35 percent or more of the outstanding common stock or voting power of the resulting entity (except to the extent such ownership existed prior to the business combination), and (3) at least a majority of the board of the resulting entity were members of the Incumbent Board when the initial agreement for the business combination was signed or the Board approved the business combination; or

•	Cliffs’ shareholders approve a complete liquidation or dissolution of Cliffs.
Revision to Change in Control Acceleration Provisions. Under the 2012 Incentive Equity Plan, in the event of a change in control, unless otherwise provided in an applicable award agreement, outstanding awards automatically become fully vested, with performance conditions deemed fully earned and vested at a deemed achievement level equal to the target performance level. Under the Revised Incentive Plan, as set forth in the applicable award agreements, awards granted under the Revised Incentive Plan may provide for the earlier vesting of such awards in the event of a change in control if either (1) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason (as defined in such award agreement) or (2) such awards are not assumed or converted into replacement awards in a manner described in the award agreements.
Extension of Term of the Revised Incentive Plan. The 2012 Incentive Equity Plan provides for its termination when all common shares subject to the 2012 Incentive Equity Plan have been purchased or issued. The Revised Incentive Plan will terminate on May 14, 2024.
Other Revised Incentive Plan Highlights
Administration. The Revised Incentive Plan will be administered by the Compensation Committee.
Reasonable Revised Incentive Plan Limits. Subject to adjustment as described in the Revised Incentive Plan, total awards under the Revised Incentive Plan are limited to 11,000,000 shares (6,000,000 of which were approved by Cliffs’ shareholders in 2012 and 5,000,000 of which will be added upon shareholder approval of the Revised Incentive Plan in 2014, if at all), plus any shares recycled into the Revised Incentive Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
The Revised Incentive Plan also provides that, subject to adjustment as described in the Revised Incentive Plan;

•	The maximum number of common shares available with respect to incentive stock options, or ISOs, is 11,000,000 common shares;

•
The maximum number of common shares underlying awards granted under the Revised Incentive Plan to any one participant in any fiscal year (regardless of whether such awards are thereafter canceled, forfeited or terminated) may not exceed 750,000 common shares;

•
The aggregate fair market value of the common shares underlying awards granted under the Revised Incentive Plan (determined as of the date of grant) to any one participant in any fiscal year, when combined with the aggregate amount of cash that may be paid to such participant in such fiscal year under awards granted under the Revised Incentive Plan (regardless of whether such Awards are thereafter canceled, forfeited or terminated) may not exceed $15,000,000; and

•	The aggregate fair market value of the common shares with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000.
Common shares subject to awards under the Revised Incentive Plan again will be available for awards if the original awards for any reason are canceled, terminated, forfeited or expire without the issuance of common shares. Common shares subject to an award that are used to pay the exercise price of or withholding taxes related to outstanding awards, and common shares not actually issued or delivered as a result of the settlement of an award in cash in lieu of common shares, will not again be made available for issuance. The number of common shares covered by an SAR, to the extent that it is exercised and settled in common shares, and whether or not all common shares covered by the SAR actually are issued to the participant upon exercise, will be considered issued pursuant to the Revised Incentive Plan. In the event that Cliffs repurchases common shares with stock option proceeds, those common shares will not be added to the aggregate Revised Incentive Plan limit above.
Fungible Share Counting Mechanics. The Revised Incentive Plan contains fungible share counting mechanics, which generally means that awards other than stock options and SARs have been and will be counted against the aggregate share limit as two common shares for every one share that actually is issued or transferred under such awards. This means, for example, that only 2,500,000 common shares could be issued in settlement of performance share awards from the 5,000,000 common shares additionally requested under the Revised Incentive Plan.
No Repricing Without Shareholder Approval.  We have never repriced underwater option rights or SARs, and the repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the Revised Incentive Plan) is prohibited without shareholder approval under the Revised Incentive Plan.
Other Features.

•	The Revised Incentive Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of Cliffs’ common shares on the date of grant; and

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 73

•	The Revised Incentive Plan is designed to allow awards made under the Revised Incentive Plan to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
Section 162(m)
The Internal Revenue Code limits to $1 million per taxable year the deduction allowed for federal income tax purposes for compensation paid to the CEO and the next three most highly compensated executive officers (other than the principal financial officer) of public companies, known as the Deduction Limit. The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation.”
Summary of Other Key Provisions of the Revised Incentive Plan

Key Provisions	Description
Eligible Participants	Officers and key employees as selected by the Compensation Committee (approximately 230 persons)
Common Shares Subject to the Plan
11,000,000; however, any common shares covered by an award or portion of an award granted under the Revised Incentive Plan that is terminated, forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of common shares available for issuance under the Revised Incentive Plan

Shares Deducted from the Plan	2:1 for restricted shares, RSUs, deferred shares, performance shares and performance units; 1:1 for stock options and SARs
Stock Option Terms
Exercise period of up to 10 years; exercise price that equals or exceeds the closing stock price on the grant date; vest 100% upon death or disability but must be exercised within one year, or such other period as the Compensation Committee determines at the time of grant, unless original term is shorter; upon retirement or termination without cause, vested options will vest on a pro rata basis and must be exercised within one year, or such other period as the Compensation Committee determines at the time of grant, unless original term is shorter; if other than death, disability, retirement or for cause, vested options may be exercised for up to three months from date of termination , or such other period as the Compensation Committee determines at the time of grant, unless original term is shorter

Performance Goals for Certain Performance-Based Awards
Net earnings or net income; operating earnings or operating income; pretax earnings; earnings per share; share price, including growth measures and total shareholder return; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and/or amortization; sales or revenues; production or sales volume; gross or operating margins or margin growth; return measures; working capital; residual economic profit, economic profit or economic value added; cash flow; productivity ratios; expense or cost control; market share; financial ratios; working capital targets; completion of acquisitions or divestitures of businesses, companies or assets; strategic partnering; geographic expansion goals; safety performance; management of employee practices and benefits; research and development and product development; customer or employee satisfaction; and any combination of any of the foregoing business criteria

Payment of Dividends	Awards may earn dividends or dividend equivalents at the discretion of the Compensation Committee
Transferability of Awards	Only upon death or in limited situations to immediate family members or trust or in connection with domestic relations order if permitted by the Compensation Committee
Vesting of Restricted Shares, RSUs, and Deferred Shares
100% upon death or disability and vest pro rata upon retirement or termination not for cause, based upon period from date of grant until such retirement or termination date compared to the respective restricted or deferral period

Vesting of Performance Shares and Performance Share Units
100% upon death or disability and vest pro rata upon retirement or termination not for cause, based upon period from date of grant until such retirement or termination date compared to the total performance period, except that no payments will be made until the end of the respective performance period

Forfeiture and Clawback
Awards are forfeited if participant leaves the Company or is terminated for cause due to a conviction of a criminal violation involving fraud, embezzlement or theft; intentional wrongful damage to property or disclosure of confidential information of the Company or its affiliates; or intentional wrongful engagement in competitive activity; the Compensation Committee may implement any clawback policies and procedures adopted by the Company

Adjustments
In the event of certain capitalization changes (for example, a stock split), the Compensation Committee will adjust equitably the number of shares available and subject to outstanding awards and the option price, exercise price, purchase price, or any performance objective, subject to certain limitations

Amendment and Discontinuation of the Plan
Board may amend or discontinue the Revised Incentive Plan at any time, but cannot materially and adversely affect the rights of participants under an award granted prior to the Board action without the participant's written consent nor, without shareholder approval, make any changes that would require shareholder approval, such as increase the number of shares that may be issued or grant options below the fair market value of the Common Shares on the grant date

Tax Withholding
We will withhold the minimum amount of taxes that we determine is required by law or required by the terms of the Revised Incentive Plan to be withheld in connection with awards under the Revised Incentive Plan. In the event of a taxable event occurring with regard to common shares on or after the date that the shares become nonforfeitable, we will reduce the fewest number of such shares owed to a participant or beneficiary for the fair market value of such shares to equal (or exceed by not more than the fair market value of a single share) the participant’s or other person’s minimum withholding tax liability resulting from such recognition of income.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 74

New Plan Benefits
Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan

Name and Position	Grant Value ($) (1)
Gary B. Halverson, President & CEO	—
P. Kelly Tompkins, Executive Vice President, External Affairs & President, Global Commercial	—
Terrance M. Paradie, Executive Vice President & Chief Financial Officer	—
Donald J. Gallagher, Former Executive Vice President & President, Global Commercial	—
Colin Williams, Senior Vice President, Asia Pacific Iron Ore	—
William Hart, Former Senior Vice President & Chief Strategy and Marketing Officer	—
Joseph A. Carrabba, Former Chairman, President & CEO	—
Laurie Brlas, Former Executive Vice President & President, Global Operations	—
Executive Officer Group (2)	—
Non-Executive Director Group (3)	—
Non-Executive Officer Employee Group (4)	7,774,412

(1)
Consists of the dollar value of the awards that we currently expect will be granted to employees after approval of the Revised Incentive Plan, of which 25 percent are expected to be granted in the form of three-year time-vesting RSUs and 75 percent are expected to be granted in the form of performance shares for the 2014 - 2016 performance period.

(2)	This includes all of Cliffs’ current executive officers who are not receiving an award under the Revised Incentive Plan.

(3)	Cliffs' non-executive directors are not participants in the Revised Incentive Plan.

(4)	This group includes all of Cliffs’ employees, including its officers who are not executive officers.

With respect to other grants under the Revised Incentive Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Revised Incentive Plan because the grant and actual pay-out of awards under the Revised Incentive Plan are subject to the discretion of the plan administrator.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the Revised Incentive Plan based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Revised Incentive Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Shares. A recipient of shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

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If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.
Restricted Share Units and Deferred Shares. No income generally will be recognized upon the award of RSUs or deferred shares. The recipient of a RSU or deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs or deferred shares), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to Cliffs or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, Cliffs or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the Revised Incentive Plan cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the Revised Incentive Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Revised Incentive Plan by our shareholders.
The affirmative vote of the holders of a majority of the voting power of our common shares and shares of our mandatory convertible preferred stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote on the Revised Incentive Plan, voting together as a single class, is required to approve the Revised Incentive Plan.
The Board of Directors unanimously recommends a vote “FOR” Proposal 4 to approve the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 76

EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth as of December 31, 2013 certain information regarding securities to be issued pursuant to outstanding restricted shares, RSUs, performance-based awards and securities remaining available for issuance under our equity plans. The 2012 Incentive Equity Plan, the 2007 Incentive Equity Plan and the Directors' Plan have been approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	2,467,471(1)	N/A	3,029,242(2)
Equity compensation plans not approved by security holders	-	-	-

(1)
Includes 816,333 and 1,179,325 performance share awards from the 2007 Incentive Equity Plan and 2012 Incentive Equity Plan, respectively, which assumes a maximum payout of 200 percent upon meeting certain performance targets; 146,144 and 192,362 RSUs from the 2007 Incentive Equity Plan and 2012 Incentive Equity Plan, respectively, for which issuance is based upon a three-year vesting period; and 1,200 and 130,107 RSUs from the 2007 Incentive Equity Plan and 2012 Incentive Equity Plan, respectively, for which issuance is based on various vesting periods.

(2)	Includes 2,988,310 common shares remaining available under the 2012 Incentive Equity Plan and 40,392 common shares remaining available under the Directors' Plan.
2012 Incentive Equity Plan
The Board approved and adopted the 2012 Incentive Equity Plan on March 13, 2012, subject to the approval of the shareholders of the Company, which was obtained at the annual meeting in May 2012. The maximum number of common shares that may be issued pursuant to awards granted under this plan is 6,000,000 common shares, which shares may be newly issued shares or shares that have been reacquired in the open market or in private transactions.The 2012 Incentive Equity Plan authorizes the Compensation Committee to make awards of option rights, restricted shares, RSUs, retention shares, deferred shares, performance shares and performance units. At the 2014 Annual Meeting, Cliffs is requesting that shareholders approve an additional 5,000,000 common shares that may be issued under the Revised Incentive Plan.
Directors' Plan
The Directors' Plan authorizes the award of restricted shares, which we refer to as the annual equity grant, to the directors upon their election or re-election to the Board at the annual meeting. Through December 31, 2013, the Directors' Plan (i) required the directors to take $24,000 of their annual retainer in common shares unless they met the director Share Ownership Guidelines, and (ii) permitted them to take up to 100 percent of their retainer and other fees in common shares.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Cliffs Board is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board of Directors. The Audit Committee reviewed the existing charter in November 2013 and recommended changes to the Board of Directors that clarified that the Audit Committee’s responsibilities are focused on risks related to accounting and financial reporting. The revised charter was adopted by the Board on November 11, 2013 and a copy is available at http://www.cliffsnaturalresources.com.
The members of the Audit Committee are Janice K. Henry (Chair), Mark E. Gaumond, Andrés R. Gluski, Susan M. Green and Stephen M. Johnson, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent auditors.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2013, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board, or PCAOB, standards and to issue a report thereon. The independent auditors also are responsible for performing an audit of the Company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2013.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting.
In this context, the Audit Committee met 10 times in 2013 and held discussions with management and the independent auditors. The Audit Committee also regularly met in separate executive sessions with the independent auditors, the Company’s Chief Risk Officer, who oversees internal audit and risk management, and Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements and critical accounting policies with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed under PCAOB standards and any other matters required to be discussed under applicable standards, including Auditing Standard No 16.
The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent auditors that firm’s independence, including consideration of the compatibility of non-audit services with the auditors’ independence.
Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
J. K. Henry, Chairman
M. E. Gaumond
A. R. Gluski
S. M. Green
S. M. Johnson

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 78

PROPOSAL 5	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP, or Deloitte, as Cliffs’ independent registered public accounting firm, for the year ending December 31, 2014. We expect representatives of Deloitte to be present at the 2014 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2013	2012
Audit Fees(1)	$3,754	$3,656
Audit-Related Fees(2)	301	273
Tax Fees(3)	—	—
All Other Fees	—	—
TOTAL	$4,055	$3,929

(1)
Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2013 and 2012; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.

(2)
Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.

(3)	Tax fees consist of fees billed, or to be billed, related to tax consulting services.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in her absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees,” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
The affirmative vote of the holders of a majority of the voting power of our common shares and shares of our mandatory convertible preferred stock present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm, voting together as a single class, is required to approve Deloitte & Touche LLP as our registered public accounting firm.
The Board unanimously recommends that you vote “FOR” Proposal 5 for the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 79

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS
Company Documents
Cliffs’ 2013 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders together with this proxy statement in satisfaction of SEC requirements. Additional copies of the proxy materials and 2013 Annual Report are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@cliffsnaturalresources.com or visit our website at http://www.cliffsnaturalresources.com under the “Investors” section. You also may call this number to obtain directions to attend the annual meeting and vote in person.
Pursuant to SEC regulations, the material appearing under the captions “Audit Committee Report” and “Compensation Committee Report” are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.
Shareholder Proposals
To be included in the proxy statement and proxy card for the 2015 Annual Meeting of Shareholders, a shareholder proposal must be received by us on or before February 10, 2015 (or, if the date of the 2015 Annual Meeting is more than 30 days before or after the date of the 2014 Annual Meeting, a reasonable time before we begin to print and send our proxy materials) and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2015 Annual Meeting is received by us after April 26, 2015 (or, if the date of the 2015 Annual Meeting is more than 30 days before or after the date of the 2014 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2015 Annual Meeting.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.

OTHER INFORMATION
Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which may properly come before the meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement 80

ANNEX A	2014 NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
1.Purposes. The purpose of this 2014 Nonemployee Directors’ Compensation Plan is to allow for the payment to the non-employee Directors of the Company of a portion of the compensation earned by them for services as Directors in Shares or other Share-based awards in order to further align the interests of such Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company. In addition, this Plan is intended to provide Directors with opportunities to defer receipt of any or all of such compensation.
2.Definitions. As used in this Plan:
a.“Accounting Date” means, as applicable, December 31 of each year and the last day of each calendar quarter.
b.“Accounting Period” means the quarterly period beginning on the date immediately following an Accounting Date and ending the next subsequent Accounting Date.
c.“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.
d.“Beneficiary” means the person or persons (natural or otherwise) designated pursuant to Section 9(d) of this Plan.
e.“Board” means the Board of Directors of the Company.
f.“Change in Control” has the meaning set forth in Section 13 of this Plan.
g.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
h.“Committee” means the Governance and Nominating Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two Non-Employee Directors.
i.“Company” means Cliffs Natural Resources Inc., an Ohio corporation, and its successors.
j.“Date of Grant” means the date specified by the Committee on which an award granted under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
k.“Deferral Commitment” means an agreement made by a Participant to have all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Shares deferred under the Plan for a specified period and shall include any Payment Election made by a Participant with respect to such awards deferred.
l.“Deferred Shares” means the awards granted under this Plan that are denominated or payable solely in Shares that are credited to a Participant’s Deferred Share Account pursuant to Sections 7 and 8 and payable to a Participant pursuant to Section 9.
m.“Deferred Share Account” means the account maintained on the books of the Company for each Participant pursuant to Section 8.
n.“Director” means a duly elected or chosen member of the Board.
o.“Effective Date” means December 1, 2014 if, prior to such date, this Plan has been approved by the shareholders of the Company.
p.“Eligible Director” means a Director who is not an employee of the Company or any of its subsidiaries.
q.“Election Filing Date” means, with respect to awards granted under this Plan during a Plan Year, December 31 of the calendar year next preceding the first day of such Plan Year.
r.“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the award(s) granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
s.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
t.“Fair Market Value” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Fair Market Value of a Share will be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
u.“Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.
v.“Other Award” means an award granted pursuant to Section 6 of this Plan.
w.“Participant” means an Eligible Director who is selected by the Committee to receive benefits under this Plan.
x.“Payment Election” has the meaning set forth in Section 7(c) of this Plan.
y.“Plan” means this 2014 Nonemployee Directors’ Compensation Plan.
z.“Plan Year” means the 12-month period beginning January 1 and ending December 31.
aa.“Predecessor Plan” means the Company’s Nonemployee Directors’ Compensation Plan, as amended and restated.

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ab.“Restricted Shares” means Shares granted or sold pursuant to Section 4 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
ac.“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 5 of this Plan.
ad.“Restricted Stock Units” means an award made pursuant to Section 5 of this Plan of the right to receive Shares, cash or a combination of Shares and cash at the end of a specified period.
ae.“Settlement Date” means the date which is the earliest to occur of the following: (i) the date of a Participant’s Termination of Service, (ii) the date of a Participant’s death, and (iii) the date of the occurrence of a Change in Control of the Company that constitutes a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5), or any successor provision.
af. “Shares” means the common shares of the Company, par value $0.125 per share, or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.
ag.“Specified Employee” means a specified employee with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code.
ah.“Termination of Service” means a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).
ai.“Trust” has the meaning set forth in Section 10(b) of this Plan.
aj.“Vested Deferred Shares” has the meaning set forth in Section 9(a) of this Plan.
3.Shares Available Under the Plan.
a.Maximum Shares Available Under Plan.

i.
Subject to adjustment as provided in Section 12 of this Plan, the number of Shares that may be issued or transferred (A) as Restricted Shares and released from substantial risks of forfeiture thereof, (B) in payment of Restricted Stock Units, (C) as Other Awards, (D) in settlement of Deferred Shares, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 300,000 Shares (less one Share for every Share that is issued or transferred on or after January 1, 2014 under the Predecessor Plan, provided that no awards may be granted under the Predecessor Plan after the Effective Date). Such Shares may be Shares of original issuance or treasury Shares or a combination of the foregoing.

ii.
Shares covered by an award granted under this Plan will not be counted as used unless and until the Shares are actually issued and delivered to a Participant, but the total number of Shares available under this Plan as of a given date will not be reduced by any Shares relating to prior awards granted under this Plan that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under this Plan, any Shares that were covered by the applicable portion of such award will again be available for issue or transfer hereunder. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate plan limit described above.

b.Individual Participant Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary, in no event will any Participant be granted in any calendar year Shares or other Share-based awards under this Plan having an aggregate value at the Date of Grant(s) in excess of $1,000,000.
4.Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.Subject to Sections 7, 8 and 9, each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and/or restrictions on transfer hereinafter referred to.
b.Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
c.Each such grant or sale will provide that the Restricted Shares covered by such grant or sale that vest upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant, which period of time will be no shorter than one year.
d.Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).
e.Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.
f.Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.
g.Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee and subject to Sections 7, 8 and 9, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and

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covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
5.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.Each such grant or sale will constitute the agreement by the Company to deliver Shares, cash or a combination of Shares and cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.
b.Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.
c.Each such grant or sale will be subject to a Restriction Period of not less than one year.
d.Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the Termination of Service, death or disability of a Participant or (ii) in the event of a Change in Control.
e.During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Shares.
f.Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.
g.Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
6.Other Awards.
a.Subject to applicable law and the limit set forth in Section 3(b) of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon any other factors designated by the Committee, and awards valued by reference to the book value of the Shares or the value of securities of the Company. The Committee will determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 6 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.
b.Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 6.
c.The Committee may grant Shares or other awards in lieu of obligations of the Company or any of its subsidiaries to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
d.Notwithstanding anything to the contrary contained in this Plan, any grant of an Other Award under this Section 6 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the Termination of Service, death or disability of the Participant or (ii) in the event of a Change in Control.
7.Deferral of Awards.
a.Deferral Election. A Participant may elect to defer, until the Settlement Date, the receipt of all or a portion of his or her awards granted under this Plan that are denominated or payable solely in Shares awarded during any Plan Year by filing a Deferral Commitment with the Committee by the applicable Election Filing Date for that Plan Year. Such Deferral Commitment shall be effective and irrevocable as of the applicable Election Filing Date for the Plan Year. A Participant’s Deferral Commitment applicable to a Plan Year shall continue to be effective for awards granted under this Plan in each Plan Year thereafter until terminated or modified by filing a new Deferral Commitment with the Committee, provided that such Deferral Commitment must be filed by the applicable Election Filing Date for the Plan Year for which it is to be effective.
b.Crediting of Deferred Shares. Each award (or portion thereof) granted under this Plan that a Participant defers pursuant to a Deferral Commitment will be automatically converted into a number of Deferred Shares equal to the number of Shares subject to the award (or portion thereof) that the Participant has elected to defer, and the Deferred Shares shall be credited to the Participant’s Deferred Share Account as of the date on which the award is granted. To the extent an award granted under this Plan is subject to a Deferral Commitment, no Shares shall be issued to the Participant until the time provided in Section 9, and the Participant will have no voting, dividend, or other ownership rights until such Shares are issued.
c.Form of Payment Election. A Participant may elect to receive the Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan in a number of substantially equal annual installments, not to exceed three, at the time specified in Section 9(c) in the event that the Settlement Date is the Participant's Termination of Service (a "Payment Election"). Any such Payment Election must be made in the Deferral Commitment pursuant to which the Deferred Shares were deferred by the applicable Election Filing Date and in accordance with the other requirements applicable to Deferral Commitments in Section 7(a). If a Payment Election is not made in the applicable Deferral Commitment or in the event that the Settlement Date is not the Participant's Termination of Service, the applicable Deferred Shares credited to his or her Deferred Share Account to which he or she is entitled under the terms of this Plan will be paid to the Participant (or his or her Beneficiary in the event of the Participant's death) in a lump sum at the time specified in Section 9(c).

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8.Deferred Share Account.
a.Determination of Deferred Share Account. On any particular date, a Participant’s Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 7(b), plus any dividend equivalents credited pursuant to Section 8(b), minus the aggregate amount of (i) Deferred Shares with respect to which distributions, if any, have been made pursuant to Section 9 and (ii) forfeitures, if any, of Deferred Shares with respect to unvested awards granted under this Plan.
b.Crediting of Dividend Equivalents. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value per Share on the Accounting Date next following the dividend payment date. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 8(b).
c.Adjustments to Deferred Share Accounts. Each Participant’s Deferred Share Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his or her death, his or her Beneficiary.
d.Statements of Deferred Share Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Participant or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Plan Year, any changes in such Account since the end of the immediately preceding Plan Year, and such other information as the Committee shall determine.
e.Vesting of Deferred Share Account. A Participant shall vest in the Deferred Shares credited to his or her Deferred Share Account, and in any dividend equivalents credited pursuant to Section 8(b) that are attributable to such Deferred Shares, in accordance with the vesting schedule and terms and conditions set forth in the Evidence of Award documenting the grant of the applicable award deferred under this Plan. Any Deferred Shares that are not vested on the Settlement Date will be forfeited and the Participant shall cease to have any rights to such forfeited amount.
9.Distribution of Deferred Benefits.
a.Settlement Date. A Participant, or in the event of such Participant’s death, his or her Beneficiary, shall be entitled to receive the Deferred Shares credited to the Participant’s Deferred Share Account that are vested as of the Settlement Date, as provided in this Section 9 (“Vested Deferred Shares”).
b.Amount to be Distributed. The amount to which a Participant, or in the event of such Participant’s death, his or her Beneficiary is entitled in accordance with the following provisions of this Section 9 shall be based on the Participant’s adjusted balances in his or her Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date that is vested as of the Settlement Date.
c.Time and Form of Distribution. If a Participant has made a Payment Election pursuant to Section 7(c), in the event the Participant’s Settlement Date is a Termination of Service, the Company shall distribute or cause to be distributed to the Participant, a number of Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in the number of substantially equal annual installments elected in the Participant’s applicable Deferral Commitment commencing thirty days after the end of the Accounting Period in which the Settlement Date occurs and continuing on each anniversary of such payment date thereafter until all such installments have been paid. If a Participant has not made a Payment Election or in the event the Participant’s Settlement Date is not a Termination of Service, the Company shall distribute or cause to be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) a number of Shares equal to the number of Vested Deferred Shares in the Participant’s Deferred Share Account in a single distribution thirty days after the end of the Accounting Period in which the Participant’s Settlement Date occurs. A Participant's Vested Deferred Shares may, at the discretion of the Committee, be paid in cash in lieu of Shares at the times otherwise specified by this Section 9(c) for the payment of Vested Deferred Shares. If the Vested Deferred Shares are paid in cash in lieu of Shares, the Company shall pay to the Participant (or his or her Beneficiary in the event of the Participant's death) a cash amount equal to the Fair Market Value of a Share as of the Accounting Date immediately preceding the payment date for each Vested Deferred Share that is scheduled to be distributed on such payment date. This Section 9(c) shall be subject to the requirements of Section 16(d).
d.Beneficiary Designation. As used in the Plan the term “Beneficiary” means: (i) the person last designated as Beneficiary by the Participant in writing on a form prescribed by the Committee; (ii) if there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or (c) if no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the distribution of the Participant’s balance in his or her Deferred Share Account, then the legal representative of the last survivor of the Participant and such persons, or, if the Committee shall not receive notice of the appointment of any such legal representative by five days prior to the later of (x) the end of the calendar year in which the first payment date specified in Section 9(c) occurs or (y) the 15th day of the third month following the first payment date under Section 9(c), the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining vested balance of such Deferred Share Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property). Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 9(d) shall be effective unless and until the Committee actually receives such notice.
e.Facility of Payment. Whenever any Participant or his or her Beneficiary entitled to payment hereunder shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment to his or her own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payment to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Committee shall in each case be final and binding upon all persons in interest.
10.Financing of Benefits.
a.Financing of Benefits. The Shares and benefits payable in cash under the Plan to a Participant or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets. The right to receive payment of the Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

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b.Security for Benefits. Notwithstanding the provisions of Section 10(a), nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust (“Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, no Participant or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all Shares or funds contained in the Trust shall remain subject to the claims of the Company’s general creditors. Notwithstanding the foregoing, in no event shall any amount of Shares be transferred to a Trust if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.
11.Administration of this Plan.
a.This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
b.The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
c.To the extent permitted by Ohio law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan.
12.Adjustments. The Committee shall make or provide for such adjustments in the number of Shares covered by outstanding Restricted Shares and Restricted Stock Units granted hereunder and, if applicable, in the number of Shares covered by Other Awards, the number of Deferred Shares, and in the kind of Shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards granted under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all such awards so replaced in a manner that complies with Section 409A of the Code. The Committee shall also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12.
13.Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence after the Effective Date of any of the following events:
a.any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 13(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 13(c)(i), 13(c)(ii) and 13(c)(iii), below.
b. individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
c.consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were

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members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
d.approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards granted under this Plan to Participants who are foreign nationals or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further shareholder approval.
15.Transferability.
a.Except as otherwise determined by the Committee, no Restricted Share, Restricted Stock Unit, Other Award, dividend equivalents paid with respect to awards made under this Plan, or Deferred Share will be transferable by the Participant except pursuant to a domestic relations order that contains any information required by the Company to effectuate the transfer (to the extent permitted by Section 409A of the Code) or by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value.
b.The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the termination of the Restriction Period applicable to Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 4 of this Plan, will be subject to further restrictions on transfer.
16.Taxes, Compliance with Section 409A of the Code.
a.Any applicable taxes shall be withheld from any distribution or payment hereunder to the extent that the Company believes is required by law.
b.To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
c.Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its subsidiaries.
d.If, at the time of a Participant’s Termination of Service, (i) the Participant will be a Specified Employee and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such Termination of Service.
e.Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
17.Amendments.
a.The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
b.If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of service as a Director by reason of death, disability or a Termination of Service, or in the event of a Change in Control, to the extent a Participant holds any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time when such other award will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such award.
c.Subject to Section 17(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her

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consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
18.Governing Law. This Plan and all grants and awards granted under this Plan and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
19.Effective Date. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. All elections to defer future compensation or other payments or awards shall cease and no further deferrals will be permitted under the Predecessor Plan starting on the first day of the calendar year coincident with or next following the Effective Date. No grant will be made under this Plan after May 13, 2024, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
20.Miscellaneous Provisions.
a.The Company will not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
b.No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
c.The Committee may condition the grant of any award under this Plan or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive compensation otherwise payable by the Company or any of its subsidiaries to the Participant.
d.If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award granted under this Plan under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

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ANNEX B	CLIFFS NATURAL RESOURCES INC. AMENDED AND RESTATED 2012 INCENTIVE EQUITY PLAN

ARTICLE 1
GENERAL PURPOSE OF PLAN; DEFINITIONS
1.1    Name and Purpose. The name of this Plan is the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the “Plan”). The purpose of the Plan is to attract and retain officers and key employees of Cliffs Natural Resources Inc. and its Subsidiaries and to provide such persons with incentives and rewards for performance.
1.2    Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this Plan:
(a)“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion.
(b)“Award” means, individually or collectively, a grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Deferred Share, Performance Share, or Performance Unit to any Participant. An Award denominated in Shares (other than Stock Option and Stock Appreciation Rights) may include dividends or dividend equivalents.
(c)“Award Agreement” means any written or electronic agreement, contract, or other instrument or document setting forth the terms and conditions of an Award.
(d)“Beneficiary” means the person or persons designated in writing by the Participant as his or her beneficiary in respect of Awards or, in the absence of such a designation or if the designated person or persons predecease the Participant, the person or persons who shall acquire the Participant’s rights in respect of Awards by bequest or inheritance in accordance with the applicable laws of descent and distribution. In order to be effective, a Participant’s designation of a beneficiary must be on file with the Company before the Participant’s death. Any such designation may be revoked and a new designation substituted therefore by the Participant at any time before his or her death without the consent of the previously designated beneficiary.
(e)“Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
(f)“Business Combination” has the meaning set forth in Section 14.1.
(g)“Cause” means that, prior to termination of employment, the Participant shall have committed: (i) and been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with the Company or any Affiliate; (ii) intentional wrongful damage to property of the Company or any Affiliate; (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any Affiliate; or (iv) intentional wrongful engagement in any competitive activity; and any such act shall have been demonstrably and materially harmful to the Company or any Affiliate. For purposes of this Plan, no act or failure to act on the part of the Participant shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate.
(h)“Change in Control” has the meaning set forth herein in Section 14.1.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Code section, such reference shall be deemed to be a reference to any successor Code section or sections with the same or similar purpose.
(j)“Committee” means the entity administering this Plan as provided in Section 2.1 or, if none has been appointed, then the Board of Directors as a whole.
(k)“Company” means Cliffs Natural Resources Inc., a corporation organized under the laws of the State of Ohio, and any successor corporation or business organization that shall assume the duties and obligations of Cliffs Natural Resources Inc. under this Plan.
(l)“Date of Grant” means the date on which the Committee, or the Company’s Chief Executive Officer or other Executive Officer pursuant to the delegated authority of the Committee, grants an Award or a future date that the Committee, the Company’s Chief Executive Officer or other Executive Officer designates at the time of granting the Award.
(m)“Deferred Shares” means an Award that may result in the delivery or sale to a Participant at a future date of Shares after a specified period or after the satisfaction of specified performance goals.
(n)“Director” means a member of the Board of Directors, as constituted from time to time.
(o)“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and that results in the Participant: (i) being unable to engage in any substantial gainful activity; or (ii) receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company. Notwithstanding the foregoing, for an Award that constitutes “deferred compensation” subject to Section 409A of the Code and is settled or distributed as a

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result of the Participant’s “Disability,” “Disability” shall mean a Participant is disabled under Treasury Regulation Section 1.409A-3(i)(4)(i).
(p)“Early Retirement” means a Participant's retirement from active employment with the Company or a Subsidiary on and after the attainment of any of the following: (i) at least age 55 and at least a 5-year period of service with the Company and/or a Subsidiary, but, for this purpose, only recognizing service with the Company and/or Subsidiary during the period of time when the Company and the applicable Subsidiary are treated as a members of the same controlled group of corporations under Section 414(b) of the Code or as trades or business under common control under Section 414(c) of the Code, with additional service, if any, as may be recognized by the Committee in its sole discretion; (ii) at least age 55 and at least 15 years of Continuous Service; or (iii) at least 30 years of Continuous Service. For this purpose, “Continuous Service” shall be determined pursuant to Part A of the Pension Plan for Employees of Cliffs Natural Resources Inc. and Its Associated Employers (“Part A”), and if the Participant is not a participant in Part A, such Participant's years of Continuous Service shall be determined as if he or she is a participant of Part A and applying the rules thereof to such Participant.
(q)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific ERISA Section, such reference shall be deemed to be a reference to any successor ERISA Section or Sections with the same or similar purpose.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any lawful regulations or pronouncements promulgated thereunder. Whenever reference is made to a specific Exchange Act Section, such reference shall be deemed to be a reference to any successor Exchange Act Section or Sections with the same or similar purpose.
(s)“Executive Officer” means the “Executive Officers” of the Company as established from time to time under Rule 3b-7 under the Exchange Act.
(t)“Exercise Price” means the purchase price of a Share covered by a Stock Option.
(u)“Fair Market Value” means the last closing price of a Share as reported on the New York Stock Exchange, or, if applicable, on another national securities exchange on which the Shares are principally traded, on the date for which the determination of fair market value is made or, if there are no sales of Shares on such date, then on the most recent immediately preceding date on which there were any sales of Shares on such principal trading exchange. If the Shares are not or cease to be traded on the New York Stock Exchange or another national securities exchange, the “Fair Market Value” of Shares shall be determined in the manner prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Shares shall be determined in a manner consistent with Section 409A of the Code.
(v)“Incentive Stock Option” and “ISO” mean a Stock Option that is clearly identified as such and that meets the requirements of Section 422 of the Code and, therefore, qualifies for favorable tax treatment.
(w)“Incumbent Board” has the meaning set forth herein in Section 14.1.
(x)“Non-Qualified Stock Option” and “NQSO” mean a Stock Option that: (i) is governed by Section 83 of the Code; and (ii) does not meet the requirements of Section 422 of the Code.
(y)“Normal Retirement” means retirement from active employment with the Company or a Subsidiary on or after the age of 65.
(z)“Outside Director” means a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in the New York Stock Exchange rules, and “Non-Employee Director” set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service, the New York Stock Exchange and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations.
(aa)“Participant” means each officer or other key employee of the Company or a Subsidiary who has been selected to participate in this Plan in accordance with Section 4.1 and to whom an Award has been made pursuant to this Plan.
(bb)    “Performance Period” means the period described in Section 10.3 hereof.
(cc)    “Performance Shares” means an Award that may result in the delivery to a Participant at a future date of Shares or cash, or both, upon the satisfaction of specified performance goals by the end of a specified Performance Period.
(dd)    “Performance Units” means an Award that may result in the payment of cash to a Participant at a future date or the delivery to a Participant at a future date of Shares, or a combination of cash and Shares, upon the satisfaction of specified performance goals by the end of a specified Performance Period.
(ee)    “Plan” means this Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan, as amended from time to time.
(ff)    “QDRO” means a qualified domestic relations order as defined by the Code.
(gg)    “Restricted Shares” means an Award of Shares to a Participant at no cost or at a purchase price that may be below Fair Market Value, but that are subject to forfeiture and/or restrictions on sale or transfer for a specified restriction period.
(hh)    “Restricted Share Units” means an Award that may result in the delivery at no cost or sale at a purchase price that may be below Fair Market Value to a Participant at a future date of Shares, but that Award is subject to forfeiture and/or restrictions on sale or transfer for a specified restriction period.

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(ii)    “Retention Units” means a type of Restricted Share Units that are typically paid in cash and that do not have any performance goals.
(jj)    “Retirement” means Normal Retirement or Early Retirement.
(kk)    “Share” or “Shares” means one or more common shares, par value, $.125 per share, of the Company.
(ll)    “Shareholder” means an individual or entity that owns one or more Shares.
(mm)    “Stock Appreciation Right” and “SAR” mean an Award that may result in the delivery or sale to a Participant at a future date of cash or Shares, or both, upon the exercise thereof in an amount not in excess of the difference between the Fair Market Value of a Share minus the Strike Price, multiplied by the number of Shares in respect of that the Stock Appreciation Right is exercised.
(nn)    “Stock Option” means any right to purchase a specified number of Shares at a specified Exercise Price that is granted pursuant to Article 5 herein and may be an Incentive Stock Option or a Non-Qualified Stock Option.
(oo)    “Stock Power” means a power of attorney executed by a Participant and delivered to the Company that authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Shares from the Participant to the Company or a third party.
(pp)    “Strike Price” means, for a tandem Stock Appreciation Right, the Exercise Price of the related Stock Option, or for any other Stock Appreciation Right, an amount not less than 100% of the Fair Market Value of a Share on the Date of Grant of such Stock Appreciation Right.
(qq)    “Subsidiary” means, with respect to grants of Awards (other than Incentive Stock Options), any entity directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a controlling interest (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), as determined by the Committee, in its sole discretion, provided such entity is considered a service recipient (within the meaning of Section 409A of the Code) that may be aggregated with the Company. With respect to grants of Incentive Stock Options, the term “Subsidiary” means any corporation and any other entity considered a subsidiary as defined in Section 424(f) of the Code.
(rr)    “Term” means the period commencing on the effective date of the Plan as described in Article 19 and ending on the date that all Shares subject to the Plan shall have been purchased or issued according to the Plan’s provisions, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16.
(ss)    “Vested” means that the time has been reached: with respect to Stock Options, when an option to purchase Shares first becomes exercisable; with respect to Stock Appreciation Rights, when a Stock Appreciation Right first becomes exercisable; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture or restrictions on transferability; with respect to Deferred Shares, when the Shares are deliverable to the Participant; with respect to Restricted Share Units and Performance Shares, when the Restricted Share Units or Performance Shares are no longer subject to forfeiture and are convertible to Shares or cash; and with respect to Performance Units, when the Units are no longer subject to forfeiture and are convertible to Shares or cash. The words “Vest” and “Vesting” have meanings correlative to the foregoing.
ARTICLE 2
ADMINISTRATION
2.1    Authority and Duties of the Committee
(a)    The Plan shall be administered by the Committee of not less than three Directors who are appointed by the Board of Directors and serve at its pleasure. Unless otherwise determined by the Board of Directors, the Compensation and Organization Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.
(b)    The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers and other key employees of the Company and its Subsidiaries.
(c)    In particular, the Committee has the authority, subject to any limitations specifically set forth in this Plan, to:
(i)select the officers and other key employees to whom Awards are granted;
(ii)determine the types of Awards granted and the timing of such Awards;
(iii)determine the number of Shares to be covered by each Award granted hereunder;
(iv)determine whether an Award is, or is intended to be, “qualified performance-based compensation” within the meaning of Section 162(m) of the Code;
(v)determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the Strike Price, the time or times when Stock Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Stock Option or Stock Appreciation Rights or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

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(vi)determine and certify whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;
(vii)subsequently modify or waive any terms and conditions, restrictions, contingencies or limitations contained in, and grant extensions to the terms or exercise periods of, or accelerate the Vesting of, any outstanding Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement, provided that any such modifications, waivers, extensions, or accelerations shall not either have the effect of increasing the payment to the Participant under an Award that is intended to be a “qualified performance-based compensation” under Section 162(m) of the Code, or cause the Award to be treated as the granting of a new Award or an extension of the Award under Code Section 409A that is not exempt from, or compliant with, the requirements of Section 409A of the Code;
(viii)determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to any Award are deferred either automatically or at the election of the Participant;
(ix)adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;
(x)promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan;
(xi)construe, interpret and implement the terms and provisions of this Plan, any Award and any related agreements;
(xii)correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements; and
(xiii)otherwise supervise the administration of this Plan.
(d)    All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Participants, but may be made by their terms subject to ratification or approval by the Board of Directors, another committee of the Board of Directors or the Shareholders. No member of the Committee shall be liable to any person for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all members of the Committee shall be indemnified by the Company and its Subsidiaries for any liability and expenses that they may incur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.
2.2    Delegation of Authority. The Committee may delegate its powers and duties under this Plan to the Company’s Chief Executive Officer or other Executive Officer, subject to applicable law and such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its powers and duties under this Plan with regard to Awards to the Company’s Executive Officers or any Participant who is a “covered employee” as defined in Section 162(m) of the Code. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. In addition, the Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers.
2.3    Right to Recoup. The Committee shall have full authority to adopt and enforce any policies and procedures adopted by the Company in respect of Section 10D of the Exchange Act and such regulations as are promulgated thereunder from time to time, or in respect to any other applicable law, regulation or Company policy relating to the recoupment of amounts on account of a restatement of a financial statement that, if initially reported properly, would have resulted in a lower amount being paid to a Participant under the Plan, or in respect of any other policy of the Company relating to the recoupment of amounts on account of the Participant’s breach of a non-competition, non-solicitation, non-disparagement or confidentiality obligation as it deems necessary or appropriate in its sole discretion.
2.4    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement substantially in the form approved by the Committee from time to time. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.
ARTICLE 3
SHARES SUBJECT TO PLAN
3.1    Total Shares Limitation. Subject to the provisions of this Article 3, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 11,000,000 Shares (6,000,000 of which were approved by Shareholders in 2012 and 5,000,000 of which will be added upon approval by Shareholders in 2014), which Shares may be newly issued Shares or Shares that have been reacquired in the open market or in private transactions.
3.2    Other Limitations.
(a)ISO Limitation. The maximum number of Shares available with respect to all Stock Options granted under this Plan that may be Incentive Stock Options is 11,000,000 Shares.
(b)Individual Participant Annual Limitations. The maximum number of Shares underlying Awards granted under this Plan to any one Participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 750,000 Shares. Additionally, the aggregate Fair Market Value of the number of Shares underlying Awards granted under this Plan (determined as of the Date of Grant), when combined with the aggregate amount of cash that may be paid under Awards granted under this Plan, to any one Participant in any fiscal year, regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed $15,000,000. The foregoing limitations are intended to include the grant of all Awards under the Plan including, but not limited to, Awards representing “qualified

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performance-based compensation” under Section 162(m) of the Code, and shall be applied based upon the assumption that the maximum number of Shares or maximum amount of cash payable shall be earned under any performance-based Award.
(c)Reduction of Limitations. For purposes of Section 3.1 and Section 3.2, each Share issued or transferred pursuant to an Award other than a Stock Option or a Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by two Shares and each Share issued or transferred pursuant to a Stock Option or a Stock Appreciation Right shall reduce the number of Shares available for issuance under the Plan by one Share. If Stock Options and Stock Appreciation Rights are issued in tandem so that only one can be exercised, for purposes of Section 3.1 and 3.2, the number of Shares available for issuance under the Plan shall be reduced by one Share for each tandem pair of Stock Options and Stock Appreciation Rights.
3.3    Awards Not Earned or Exercised. In the event any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the expired, terminated, canceled or forfeited portion of such Award shall be available for subsequent Awards under this Plan.
Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in Sections 3.1 and 3.2 as if the full Award had been issued in Shares. In addition, the number of Shares covered by a Stock Appreciation Right Award, to the extent that it is exercised and settled in Shares, and whether or not all Shares covered by the Stock Appreciation Right Award are actually issued to the Participant upon exercise of the Stock Appreciation Right Award, will be considered issued pursuant to this Plan. In the event that the Company repurchases Shares with Stock Option proceeds, those Shares will not be added to the aggregate plan limit described in Section 3.1 above.
3.4    Dilution and Other Adjustments. In the event that there is a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or other similar corporate transaction or event that affects the number of outstanding Shares of the Company, (a) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (c) the limitations set forth in Sections 3.1 and 3.2 above and (d) the purchase price, Exercise Price, Strike Price or any performance objective with respect to any Award shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates shall always be a whole number. Further, for each Stock Option with an Exercise Price or Stock Appreciation Right with a Strike Price greater than the consideration offered in connection with any transaction or event described in this Section 3.4, the Committee may in its sole discretion elect to cancel such Stock Option or Stock Appreciation Right without any payment to the person holding such Stock Option or Stock Appreciation Right.
In addition, if the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it deems equitable, make the adjustments described in the preceding paragraph; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number.
Notwithstanding the foregoing, the adjustments described in this Section 3.4 shall be made in compliance with: (x) Sections 422 and 424 of the Code with respect to ISOs; (y) Section 162(m) of the Code with respect to “qualified performance-based compensation”; and (z) Section 409A of the Code with respect to Non-Qualified Stock Options and Stock Appreciation Rights to the extent the Committee determines it is necessary to continue to avoid its application to such Awards.
ARTICLE 4
PARTICIPANTS
4.1    Eligibility. Officers and other key employees of the Company or any of its Subsidiaries may be eligible to participate in this Plan. The Participants shall be selected from time to time by the Committee in its sole discretion, or, with respect to employees other than Executive Officers or Participants who are “covered employees” as defined in Section 162(m) of the Code, by the Company’s Chief Executive Officer or other Executive Officer in his or her sole discretion with proper delegation from the Committee.
ARTICLE 5
STOCK OPTION AWARDS
5.1    Stock Option Awards. Each Stock Option granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to grant Stock Options) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant.
5.2    Terms and Conditions of Stock Option Awards. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise, not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)    Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee that provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant either by lowering the Exercise Price, by canceling the outstanding Stock Option in exchange for cash, other Awards or a replacement Stock Option with a lower Exercise Price, or by the Company repurchasing a Stock Option with an Exercise Price that is in excess of the Fair Market Value of the Shares at the time of such repurchase.

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(b)    Stock Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.
(c)    Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any required tax withholding pursuant to Section 18.3 hereof. Subject to the approval of the Committee, the Exercise Price may be paid:
i.in cash in any manner satisfactory to the Committee;
ii.by tendering (by either actual delivery of Shares or by attestation) previously-owned Shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;
iii.by a combination of cash and Shares;
iv.to the extent permitted by applicable law, from the proceeds of sale through a bank or a broker on the date of exercise of some or all of the Shares to which the exercise relates in whole or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and delivery of all or a part of the sales proceeds to the Company in payment of the Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable; or
v.by another method permitted by law that assures full and immediate payment of the Exercise Price.
The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment or adverse tax treatment for the Company.
If the Exercise Price of a NQSO is paid by tendering Restricted Shares, then the portion of the Shares received upon the exercise equal in number to the number of tendered Restricted Shares will contain identical restrictions as the Restricted Shares so tendered. Except as otherwise provided by law and in the Committee’s sole discretion, required tax withholding may be paid only by cash or through a same day sale transaction.
(d)    Issuance of Shares. The Company will issue or cause to be issued such Shares promptly upon exercise of the Option without any restrictions other than those described in paragraph (c) above and Section 17.2 hereof. No Shares will be issued until full payment has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.
(e)    Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are also subject to the terms and conditions stated in Article 6 hereof.
(f)    Special Limitations on Stock Option Awards. Unless an Award Agreement provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.
(g)    Performance-Based Restrictions. The Committee may, in its sole discretion, grant Stock Options that Vest only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 may be used for such specified performance objectives.
ARTICLE 6
SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS
6.1    Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or a Subsidiary.
6.2    Special ISO Rules.
(a)    Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant (110% of the Fair Market Value of the Shares if Section 6.2(c) applies). If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee that provides a floor not less than 100% or 110% of the Fair Market Value as of the Date of Grant, as the case may be. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% or 110% of the Fair Market Value of the Shares as of the Date of Grant, whichever is applicable.
(b)    Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant (the fifth anniversary if Section 6.2(c) applies), and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See Section 19.1 hereof.)
(c)    Ten Percent Shareholder. No Participant may receive an ISO under this Plan if such Participant, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities

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representing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.
(d)Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan adopted by the Company or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.
(e)Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except upon the Participant’s death to his or her Beneficiary, nor may such ISO (or related Stock Appreciation Right) be exercisable during a Participant’s lifetime other than by him or her (or his or her guardian or legal representative to the extent permitted by applicable law).
(f)Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or disability (as defined in Section 22(e)(3) of the Code), nor more than one year following termination of employment for the reason of death or disability (as defined in Section 22(e)(3) of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment with the Company and all of its Subsidiaries.
(g)Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.
6.3    Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any ISO that fails to comply with Section 422 of the Code for any reason is automatically treated as a NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1    SAR Award and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to grant SARs) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant.
7.2    SARs Granted in Conjunction with an Option. Stock Appreciation Rights may be granted in conjunction with, and at the same time as, all or part of any Stock Option granted under this Plan and will be subject to the following terms and conditions:
(a)    Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.
(b)    Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 12 hereof or otherwise as the Committee may determine at or after the time of grant.
(c)    Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options that have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 hereof on the number of Shares to be issued under this Plan. However, if a Stock Option is exercised, then the related Stock Appreciation Right will be surrendered and it will no longer be exercisable to the extent the related Stock Option has been exercised. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 18.3, the holder of the Stock Appreciation Right is entitled to receive up to, but not more than, an amount in cash or Shares, or a combination of cash and Shares, equal in value to the excess of the Fair Market Value of one Share over the Strike Price, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Strike Price of the Stock Appreciation Right does not exceed the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
7.3    Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:
(a)    Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.
(b)    Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, in accordance with the provisions of Article 12 hereof or at such time or times as otherwise determined by the Committee at or after the time of grant.
(c)    Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation

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Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements pursuant to Section 18.3, the holder of the Stock Appreciation Right is entitled to receive an amount in cash or Shares, or a combination of cash and Shares, equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Strike Price, multiplied by the number of Stock Appreciation Rights being exercised, with the Committee having the right in its discretion to determine the form of payment. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Strike Price, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
(d)    Strike Price. Except as otherwise provided in Section 3.4 hereof, no subsequent amendment of an outstanding SAR may reduce the Strike Price to less than 100% of the Fair Market Value of a Share as of the Date of Grant either by lowering the Strike Price, by canceling the outstanding SAR in exchange for cash, other Awards or a replacement SAR with a lower Strike Price, or by the Company repurchasing a Stock Appreciation Right with a Strike Price that is in excess of the Fair Market Value of the Shares at the time of such repurchase.
7.4    Other Terms and Conditions of SAR Grants; Performance-Based Restrictions. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant SAR Awards only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 may be used for such specified performance objectives.
7.5    Special Limitations on SAR Awards. Unless an Award Agreement provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.
ARTICLE 8
RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS
8.1    Restricted Share Awards and Agreements. Restricted Share Awards consist of Shares that are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee that may be below their Fair Market Value, but that are subject to forfeiture and/or restrictions on their sale or other transfer by the Participant. Each Restricted Share Award granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to make Restricted Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by an Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Article 3 hereof) are to be determined by the Committee in its discretion (or by the Company’s Chief Executive Officer or other Executive Officer if such officer has been delegated such authority). By accepting a grant of Restricted Shares, the Participant agrees to remit to the Company when due any required tax withholding as provided in Section 18.3 hereof.
8.2    Terms and Conditions of Restricted Share Awards. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)    Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the Date of Grant.
(b)    Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
(i)a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such Shares, or otherwise, but subject to the Change in Control provisions in Article 14);
(ii)a requirement that the Participant forfeit such Restricted Shares in the event of termination of the Participant’s employment with the Company and its Subsidiaries to the extent not otherwise Vested under Article 12;
(iii)a prohibition against employment or retention of the Participant by, or the provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;
(iv)any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and
(v)such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.
The Committee (or the Company’s Chief Executive Officer or other Executive Officer with respect to Awards made by them) may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
(c)    Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 may be used for such specified performance objectives.

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(d)    Delivery of Shares. With respect to Restricted Shares, the Committee may require the Participant to deliver a duly signed Stock Power, endorsed in blank, relating to such Shares. The Committee may also require that each stock certificate evidencing such Shares be held in custody by the Company until the restrictions on them shall have lapsed. Such certificate will bear an appropriate legend, including:
“The transferability of this certificate and the Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan, and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”
At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares will be delivered free of all restrictions (except for any pursuant to Section 17.2 hereof) to the Participant and with the foregoing legend removed.
(e)    Voting and Other Rights. Except to the extent prohibited by Section 162(m) of the Code and the terms of the applicable Restricted Share Award Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the Participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including the right to vote such Shares, provided, however, the Participant shall not have the right to receive any dividends or other distributions on such Restricted Shares until the forfeiture conditions and restrictions on transfer that apply to the Restricted Shares lapse with respect to such Restricted Shares.
8.3    Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a Participant at a future time or times at no cost or at a purchase price determined by the Committee, which may be below their Fair Market Value if continued employment and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to make Restricted Share Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and the Participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Article 3 hereof) are to be determined by the Committee in its sole discretion (or by the Company’s Chief Executive Officer or other Executive Officer if such officer has been delegated such authority). By accepting a Restricted Share Unit Award, the Participant agrees to remit to the Company when due any required tax withholding as provided in Section 18.3 hereof.
8.4    Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards, including Retention Units, are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)    Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a Participant after Vesting of Restricted Share Units, which may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the Date of Grant.
(b)    Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
(i)    a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;
(ii)    a requirement that the Participant forfeit such Restricted Share Unit in the event of termination of the Participant’s employment with the Company and its Subsidiaries to the extent not otherwise Vested under this Section 8.4;
(iii)    a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;
(iv)    any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which the Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws;
(v)    the restrictions described in Section 17.2 hereof; and
(vi)such additional restrictions as are required in order to avoid adverse tax consequences under Section 409A of the Code.
The Committee (or the Company’s Chief Executive Officer or other Executive Officer with respect to Awards made by them) may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
(c)    Performance-Based Restrictions. Except in the case of Retention Units, the Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 may be used for such specified performance objectives.
(d)    Voting and Other Rights. A Participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such Units. Such Participant shall have no rights of a Shareholder with respect to such Units.
(e)    Lapse of Restrictions. If a Participant who holds Restricted Share Units or Retention Units satisfies the restrictions and other conditions relating to the Restricted Share Units or Retention Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units or Retention Units shall be converted to cash, or replaced with, Shares

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that are free of all restrictions except for any restrictions required pursuant to Section 17.2 hereof. Notwithstanding the foregoing, the Committee may, in lieu of the conversion and distribution of the Restricted Share Units or Retention Units, establish procedures to permit deferral of Restricted Share Units or Retention Units of one or more Participants who are highly compensated employees or members of a select group of management in accordance with the terms of a deferred compensation plan sponsored by the Company.
ARTICLE 9
DEFERRED SHARE AWARDS
9.1    Deferred Share Awards and Agreements. A Deferred Share Award is the right to receive Shares at the end of a specified deferral period or upon the satisfaction of specified performance goals as determined by the Committee. Each Deferred Share Award granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to make Deferred Share Awards) will be evidenced by minutes of a meeting, or by unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of the Deferred Share Awards and the number of Shares to be issued (subject to Article 3 hereof) are to be determined by the Committee in its discretion (or by the Company’s Chief Executive Officer or other Executive Officer if such officer has been delegated such authority). By accepting a grant of Deferred Shares, the Participant agrees to remit to the Company when due any required tax withholding as provided in Section 18.3 hereof.
9.2    Terms and Conditions of Deferred Share Awards. Deferred Shares granted under this Plan are subject to the following terms and conditions, and that need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)    Purchase Price. The Committee shall determine the prices, if any, at which Deferred Shares are to be issued to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the Date of Grant.
(b)    Restrictions. All Deferred Shares awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
(i)    a prohibition against the sale, transfer, pledge or other encumbrance of the Deferred Shares;
(ii)    a requirement that the Participant forfeit such Deferred Shares in the event of termination of the Participant’s employment with the Company and its Subsidiaries to the extent not otherwise Vested under Article 12;
(iii)    a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate;
(iv)    any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of the New York Stock Exchange or any other stock exchange or transaction reporting system upon which the Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws;
(v)    the restrictions described in Section 17.2 hereof; and
(vi)    such additional restrictions as are required in order to avoid adverse tax consequences under Section 409A of the Code.
The Committee (or the Company’s Chief Executive Officer or other Executive Officer with respect to Awards made by them) may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
(c)    Deferral Period. Each Award of Deferred Shares shall provide that the Deferred Shares covered thereby shall not be delivered to the Participant until the end of the Deferral Period fixed by the Committee on the Date of Grant (“Deferral Period”).
(d)    Performance-Based Restrictions. The Committee may, in its sole discretion, grant Deferred Share Awards only upon the attainment of specified performance objectives. In such case, the provisions of Sections 10.3, 10.4 and 10.5(d) will apply and only the enumerated performance objectives stated in Section 10.3 may be used for such specified performance objectives.
9.3    Special Limitations on Deferred Share Awards. Unless an Award Agreement provides otherwise and the Participant is not eligible to elect to defer an Award under the Cliffs Natural Resources Inc. 2012 Non-Qualified Deferred Compensation Plan or any other similar non-qualified deferred compensation plan, Deferred Shares awarded under this Plan are intended to satisfy the requirements of Section 409A of the Code and all Deferred Share Awards shall be construed and administered accordingly.
ARTICLE 10
PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS
10.1    Performance Share Awards and Agreements. A Performance Share Award is a right to receive cash or Shares, or a combination of cash and Shares, in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to make Performance Share Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Article 3 hereof) are to be determined by the Committee in its discretion (or by the Company’s Chief Executive Officer or other Executive Officer if such officer has been delegated such authority).

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By accepting a grant of Performance Shares, the Participant agrees to remit to the Company when due any required tax withholding as provided in Section 18.3 hereof.
10.2    Performance Unit Awards and Agreements. A Performance Unit Award is a right to receive cash or Shares, or a combination of cash and Shares, in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine if continued employment and/or other terms and conditions specified by the Committee are satisfied. Each Performance Unit Award granted under this Plan (or delegation of authority to the Company’s Chief Executive Officer or other Executive Officer to make Performance Unit Awards) will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Performance Unit Awards and the number of Shares covered by each Award (subject to Article 3 hereof) are to be determined by the Committee in its discretion (or by the Company’s Chief Executive Officer or other Executive Officer if such officer has been delegated the right to make Performance Unit Awards to certain Participants). By accepting a grant of a Performance Unit, the Participant agrees to remit to the Company when due any required tax withholding as provided in Section 18.3 hereof.
10.3    Performance Objectives. At the time of grant of a Performance Share and/or Performance Unit Award, the Committee will specify the performance objectives that, depending on the extent to which they are met, will determine the number of Shares/Units that will be distributed to the Participant. The Committee also will specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. The performance objectives and periods need not be the same for each Participant or for each Award. The Committee may use performance objectives based on any one or more of the following measures, whether measured in absolute terms or relative to an external benchmark, and whether measured in dollars, rates of growth, or relative ratios to sales in the case of profit measures:
(a)    net earnings or net income;
(b)    operating earnings or operating income;
(c)    pretax earnings;
(d)    earnings per Share;
(e)    Share price, including growth measures and total shareholder return;
(f)    earnings before interest and/or taxes;
(g)    earnings before interest, taxes, depreciation and/or amortization;
(h)    sales or revenues, whether in general, by type of product or service, or by type of customer, or by growth;
(i)    production or sales volume, whether in general, by type of product or service, or by type of customer;
(j)    gross or operating margins, or gross or operating margin growth;
(k)    return measures, including pre-tax or after-tax, before or after depreciation and amortization, return on assets, capital, investment, equity, sales or revenue;
(l)    working capital;
(m)    residual economic profit, economic profit or economic value added;
(n)    cash flow, including operating cash flow, free cash flow, total cash flow, cash flow return on equity and cash flow return on investment;
(o)    productivity ratios;
(p)    expense or cost control, including production or sales cost per unit of volume;
(q)    market share;
(r)    financial ratios as provided in credit agreements of the Company and its Affiliates;
(s)    working capital targets, including net working capital, inventory, accounts payable, and accounts receivable measured in absolute terms or as turnover metrics (e.g., relative to sales or cost of goods sold, including number of days);
(t)    completion of acquisitions of business or companies;
(u)    completion of divestitures and asset sales;
(v)    strategic partnering;
(w)    geographic expansion goals;
(x)    safety performance;
(y)    management of employee practices and employee benefits;
(z)    research and development and product development;
(aa)    customer or employee satisfaction; and
(bb)    any combination of any of the foregoing business criteria.
The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on consolidated or business unit or divisional performance and/or on performance

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as compared with that of other publicly-traded companies. The foregoing criteria may have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of energy price fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); effects of price escalators; expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to a Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.
10.4    Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share and/or Performance Unit Awards if it determines that, due to an event as described below, an adjustment would be consistent with the objectives of this Plan taking into account the interests of the Participants. The types of events that could cause an adjustment in the performance objectives include, without limitation, accounting changes that substantially affect the determination of performance objectives, changes in applicable laws or regulations that affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or shares. Any such adjustments shall comply with the requirements of Section 162(m) of the Code to the extent applicable.
10.5    Other Terms and Conditions of Performance Share and Performance Unit Awards. Performance Share and Performance Unit Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
(a)    Delivery of Award. As soon as practicable after the applicable Performance Period has ended, but no later than the last day on which a payment or the delivery of Shares would qualify as a short-term deferral under Treasury Regulation § 1.409A-1(b)(4), the Participant will receive a distribution of the amount in cash or the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the Participant and will be free of all restrictions except for any restrictions pursuant to Section 17.2 hereof.
(b)    Voting and Other Rights. Awards of Performance Shares and/or Performance Units do not provide the Participant with voting rights or rights to dividends prior to the Participant becoming the holder of record of Shares issued pursuant to an Award. Prior to the issuance of Shares, Performance Share and Performance Unit Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.
(c)    Performance-Based Compensation. The Committee may designate Performance Share and/or Performance Unit Awards as being “remuneration payable solely on account of the attainment of one or more performance goals“ as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162(m) of the Code to the extent applicable, unless the Committee indicates a contrary intention.
10.6    Special Limitations on Performance Share and Performance Unit Awards. Unless an Award Agreement provides otherwise or unless the Participant is not eligible to elect to defer an Award under the Cliffs Natural Resources Inc. 2012 Non-Qualified Deferred Compensation Plan, Performance Shares and Performance Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share and Performance Unit Awards shall be construed and administered accordingly.
ARTICLE 11
DIVIDENDS AND DIVIDEND EQUIVALENTS
11.1    Grant of Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide that Awards (other than Stock Option and Stock Appreciation Rights) shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company; provided, however, that any dividends or dividend equivalents with respect to such Awards that are subject to performance objectives shall be deferred until and paid contingent upon the achievement of the applicable performance objectives. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional Shares or Share equivalents. Any Shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6.1, provided that such Shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at Fair Market Value at the time of purchase.
ARTICLE 12
VESTING AND OTHER TERMS AND CONDITIONS OF AWARDS
12.1    Stock Option Awards and Stock Appreciation Rights. Unless otherwise provided in an employment or other agreement entered into between the Participant and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise provided in an Award Agreement, and subject to Article 6 hereof with respect to ISOs, the following early termination provisions apply to all Stock Options and Stock Appreciation Rights:
(a)    Termination by Death. If a Participant’s employment with the Company or its Subsidiaries terminates by reason of his or her death, all Stock Options and Stock Appreciation Rights held by such Participant will immediately become Vested, but thereafter may only be exercised by the Participant’s Beneficiary for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option or Stock Appreciation Right, whichever period is the shorter.
(b)    Termination by Reason of Disability. If a Participant’s employment with the Company or its Subsidiaries terminates by reason of his or her Disability, all Stock Options and Stock Appreciation Rights held by such Participant will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination of employment, or until the expiration of the original term of the Stock Option or Stock Appreciation Right, whichever period is the shorter. If the Participant dies within such one-year period (or such other period as applicable), any unexercised Stock Option or Stock Appreciation Right

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held by such Participant will thereafter be exercisable by the Participant’s Beneficiary for the greater of the remainder of the one-year period (or other period as applicable) or for a period of one year from the date of such death, but in no event shall any portion of the Stock Option or Stock Appreciation Right be exercisable after its original stated expiration date.
(c)    Termination by Reason of Retirement or Termination not for Cause. If a Participant’s employment with the Company or its Subsidiaries terminates by reason of his or her Retirement or the termination by the Company or Subsidiary not for Cause, the Stock Options and Stock Appreciation Rights held by such Participant shall Vest pro rata upon such Retirement or termination not for Cause based upon the period from the Date of Grant until his or her Retirement or termination not for Cause compared to the total vesting period of the Award and such Vested Stock Options and Stock Appreciation Rights may be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option or Stock Appreciation Right, whichever period is the shorter. If the Participant dies within such one-year period (or such other period as applicable), any unexercised Stock Option or Stock Appreciation Right held by such Participant will thereafter be exercisable by the Participant’s Beneficiary for the greater of the remainder of the one-year period (or such other period as applicable) or for a period of one year from the date of such death, but in no event shall any portion of the Stock Option or Stock Appreciation Right be exercisable after its original stated expiration date. Stock Options and Stock Appreciation Rights that do not Vest on Retirement or termination of the Participant’s employment by the Company or Subsidiary not for Cause will be forfeited immediately.
(d)    Termination for Cause. If a Participant’s employment with the Company or its Subsidiaries is terminated by the Company or Subsidiary for Cause, all Stock Options and Stock Appreciation Rights (or portions thereof), which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.
(e)    Other Termination. If a Participant’s employment with the Company or its Subsidiaries terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options and Stock Appreciation Rights held by such Participant at the time of termination may be exercised by the Participant for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option or Stock Appreciation Right, whichever period is the shorter. No portion of any Stock Option that is not Vested at the time of such termination will thereafter become Vested.
12.2    Restricted Shares, Restricted Share Unit and Deferred Share Awards. Unless otherwise provided in an employment or other agreement entered into between the Participant and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise provided in an Award Agreement, the following early termination provisions apply to all Restricted Shares, Restricted Share Units and Deferred Shares:
(a)    Termination by Reason of Death, Disability, Retirement or Termination not for Cause. Restricted Shares, Restricted Share Units and Deferred Shares shall Vest 100% in the event of the death or Disability of the Participant and shall Vest pro rata upon the Retirement of the Participant or the termination of the Participant’s employment by the Company or Subsidiary not for Cause based upon the period from the Date of Grant until his or her Retirement or termination of employment by the Company or Subsidiary not for Cause compared to the total period of the Award. Any Restricted Shares, Restricted Share Units and Deferred Shares that do not Vest on Retirement or termination of the Participant’s employment by the Company or Subsidiary not for Cause will be immediately forfeited.
(b)    Termination for Cause. If a Participant’s employment with the Company or its Subsidiaries is terminated by the Company or Subsidiary for Cause, all Restricted Shares, Restricted Shares, Restricted Share Units and Deferred Shares (or portions thereof) that have not been delivered to the Participant without restrictions under Section 8.2(d) above, whether Vested or not, are automatically forfeited immediately upon termination of employment.
(c)    Other Termination. In the event that the employment of a Participant terminates for a reason other those described in paragraphs (a) or (b) above, any Restricted Shares, Restricted Share Units and Deferred Shares that had not previously Vested will be immediately forfeited.
(d)    Accelerated Lapsing for Tax Liability Associated with Restricted Shares. If, for any reason, all or any portion of a Participant's Restricted Shares becomes taxable to the Participant prior to the delivery of Shares free of all restrictions under Section 12.2(a) above by reason of such Vesting, the Restrictions on 50% of the Shares so taxable will immediately lapse unless there are performance conditions on the Shares that cannot be measured until the end of the restriction period. If there are such performance conditions, the restrictions will continue to apply until the end of the restriction period and it can be determined whether all or a part of the performance conditions have been satisfied.
(e)    Consideration for Forfeiture of Restricted Shares. If a Participant who holds Restricted Shares forfeit all or portion of such Shares, the Participant shall transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or such other amount that may be specifically set forth in the Award Agreement.
12.3    Performance Share and Performance Unit Awards. Unless otherwise provided in an employment or other agreement entered into between the Participant and the Company and approved by the Committee, either before or after the Date of Grant, or otherwise provided in an Award Agreement, the following early termination provisions apply to all Performance Shares and Performance Units:
(a)    Termination by Reason of Death, Disability, Retirement or Termination not for Cause. Performance Shares and Performance Units shall Vest at 100% of target levels in the event of the death or Disability of the Participant holding the Award and shall Vest pro rata upon the Retirement of such Participant or termination of the Participant’s employment by the Company or Subsidiary not for Cause based upon the period from the Date of Grant of the Award until his or her Retirement or termination by the Company or Subsidiary not for Cause compared to the total Performance Period. However, no payments will be made with respect to the Award until after the end of the Performance Period and it is determined whether all or a part of the performance conditions have been satisfied. Any Performance Shares or Performance Units that do not Vest on Retirement or termination by the Company or Subsidiary not for Cause will be immediately forfeited.

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(b)    Termination for Cause. If a Participant’s employment with the Company or its Subsidiaries is terminated by the Company or Subsidiary for Cause, all Performance Shares and Performance Units (or portions thereof) that have not been paid to the Participant, whether Vested or not, are automatically forfeited immediately upon termination of employment.
(c)    Other Termination. In the event that the employment of a Participant terminates for a reason other those described in paragraphs (a) or (b) above, any Performance Shares and Performance Units that had not previously Vested will be immediately forfeited.
ARTICLE 13
TRANSFERS AND LEAVES OF ABSENCE
13.1    Transfer of Participant. For purposes of this Plan, except as provided in Section 6.2(f) with respect to Incentive Stock Options, the transfer of a Participant among the Company and its Subsidiaries is deemed not to be a termination of employment. The term “termination from employment” or “terminated from employment” or similar phrases used herein shall mean a “separation from service” within the meaning of Section 409A of the Code.
13.2    Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:
(a)    a leave of absence, approved in writing by the Company or Subsidiary, for military service, sickness or any other bona-fide leave of absence approved by the Company or Subsidiary, if the period of such leave does not exceed six months;
(b)    a leave of absence for a reason specified in paragraph (a) above in excess of six months, approved in writing by the Company or Subsidiary, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and
(c)    subject to the restrictions of Code Section 409A, any other absence determined by the Committee in its discretion not to constitute a separation from service.
ARTICLE 14
EFFECT OF CHANGE IN CONTROL
14.1    Change in Control Defined. Except as otherwise provided in an Award Agreement, a “Change in Control” means:
(a)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (D) any acquisition pursuant to a transaction that complies with Sections 14.1(c)(i), (c)(ii) and (c)(iii) below;
(b)    individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;
(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or
(d)    approval by the Shareholders of a complete liquidation or dissolution of the Company.
14.2    Acceleration of Awards. As set forth in the applicable Award Agreements, Awards granted under this Plan may provide for the earlier Vesting of such Awards in the event of a Change in Control if either (a) within a specified period the Participant

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is involuntarily terminated for reasons other than for Cause or terminates his or her employment for good reason (as defined in such Award Agreement) or (b) such Awards are not assumed or converted into replacement awards in a manner described in the Award Agreements. Moreover, in the event of any transaction or event described in Section 3.4 or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code.
ARTICLE 15
TRANSFERABILITY OF AWARDS
15.1    Awards Are Non-Transferable. Except as provided in Sections 15.2 and 15.3 or as otherwise set forth herein, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.
15.2    Inter-Vivos Exercise of Awards. During a Participant’s lifetime, Awards are exercisable only by the Participant or, as permitted by applicable law and notwithstanding Section 15.1 to the contrary, the Participant’s guardian or other legal representative.
15.3    Limited Transferability of Certain Awards. The Committee, in its discretion, may allow at or after the time of grant the transferability of Awards that are Vested, provided that the permitted transfer (a) is made pursuant to a QDRO or other applicable domestic relations order to the extent permitted by law; (b) if the Award is an Incentive Stock Option, is consistent with Section 422 of the Code; (c) is made to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or is otherwise determined by the Committee to be in the interests of the Company or an Affiliate; or (d) is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members“ mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award, and no Stock Option, Stock Appreciation Right or other derivative security granted under the Plan may be transferred for value. The Committee in its discretion may impose additional terms and conditions upon transferability.
ARTICLE 16
AMENDMENT AND DISCONTINUATION
16.1    Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:
(a)    that would materially and adversely affect the rights of a Participant under any Award granted prior to the date such action is adopted by the Board of Directors without the Participant’s written consent thereto; and
(b)    without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or securities exchange requirements.
16.2    Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options and SARs with an Exercise or Strike Price less than 100% of the Fair Market Value of the Shares on the Date of Grant), would materially and adversely affect the rights of any holder without his or her written consent, or would, in the case of Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, violate the terms and provisions of Section 162(m) of the Code.
16.3    Effect of Non-Approval of this Plan. This Plan shall cease to be operative if it is not approved by a majority of the outstanding Shares present (in person, telephonically, electronically, by proxy or its equivalent or as otherwise permitted by the Company’s governing documents) and entitled to vote on the approval of this Plan at a meeting of Shareholders of the Company (or as otherwise required under applicable law, rules and regulations or the Company’s governing documents). In the event of such a cessation, any Awards under the Plan shall be revoked and this Plan shall be deemed null and void ab initio. In the event of such a cessation, the Company, the Board of Directors and the Committee shall not be liable for any such Awards under this Plan.
16.4    Term. Unless sooner discontinued by the Board of Directors under Section 16.1 hereof, this Plan shall terminate on the date that all Shares subject to the Plan shall have been purchased or issued according to the Plan’s provisions. No further Awards shall be granted under this Plan after May 13, 2024, 10 years from the date on which this Plan is expected to be approved by the Shareholders, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
16.5    Effect of Termination. Upon termination or discontinuance of this Plan, all Awards previously granted under this Plan shall continue in full force and effect in accordance with the terms of the Award and the terms of this Plan as in effect when the Award was made.
ARTICLE 17
SHARE CERTIFICATES
17.1    Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:
(a)    payment in full of any required tax withholding (as provided in Section 18.3 hereof);
(b)    completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body that the Committee in its discretion deems necessary or advisable;
(c)    admission of such Shares to listing on the New York Stock Exchange or any stock exchange on which the Shares are listed;

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(d)    in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;
(e)    obtaining of any approval or other clearance from any Federal or state governmental agency that the Committee in its discretion determines to be necessary or advisable; and
(f)    the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.
17.2    Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the New York Stock Exchange or any stock exchange upon which the Shares are then listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.
In addition, the Committee may restrict 50% of the Shares issued with respect to Awards so that they cannot be sold by the Participant unless immediately after such sale, the Participant is in compliance with any share ownership or share retention guidelines established by the Company that are applicable to the Participant at the time of sale.
17.3    Book Entry. In lieu of the issuance of share certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.
ARTICLE 18
GENERAL PROVISIONS
18.1    No Implied Rights to Awards or Employment. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee’s determination under the Plan (including, without limitation, determination of the officers and key employees who shall be granted Awards, the form, amount and timing of such Awards, the terms and conditions of Awards and the Award Agreements and the establishment of performance objectives) need not be uniform and may be made by it selectively among eligible employees who receive or are eligible to receive Awards under the Plan, whether or not such eligible employees are similarly situated. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment with the Company or any Affiliate. The Plan does not constitute a contract of employment, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.
18.2    Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
18.3    Withholding. The Company shall withhold the minimum amount of taxes that it determines is required by law or required by the terms of this Plan to withhold in connection with any recognition of income incident to this Plan payable in cash or Shares to a Participant or Beneficiary. In the event of a taxable event occurring with regard to Shares on or after the date that the Shares become nonforfeitable, the Company shall reduce the fewest number of such Shares owed to the Participant or Beneficiary for the Fair Market Value of such Shares to equal (or exceed by not more than the Fair Market Value of a single Share) the Participant’s or other person’s “Minimum Withholding Tax Liability” resulting from such recognition of income. The Company shall pay cash equal to such Fair Market Value to the appropriate taxing authority for purposes of satisfying such withholding responsibility. If a distribution or other event does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not reduce the Shares owed to the Participant or Beneficiary. For purposes of this Section 18.3, a person’s “Minimum Withholding Tax Liability” is the product of: (a) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (b) the Fair Market Value of the Shares recognized as income to the Participant or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.
18.4    Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders of the Company.
18.5    Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time. All transactions involving any Participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such Participants.
18.6    Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to Awards that are intended to comply with the “qualified performance-based compensation” exception to Section 162(m) of the Code. Unless the Committee shall otherwise determine, any provision of this Plan that is contrary to such requirements does not apply to such Participants.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement B-16

18.7    Exemption From, or Compliance With, Section 409A. For federal income tax purposes, the Plan and the Awards granted hereunder are intended to be either exempt from, or compliant with, Section 409A of the Code. This Plan and all Awards granted hereunder shall be interpreted in a manner consistent with these intentions.
Notwithstanding anything herein or in an Award Agreement to the contrary, in the case of any Participant who is a specified employee (as defined in Section 409A of the Code) as of the date of his or her termination from employment, no payment (including the delivery of Shares) of an Award that is subject to Section 409A shall be made under this Plan that is contrary to the 6-month delay requirement of Section 409A(a)(2)(B) of the Code. Any payments (including the delivery of Shares) of an Award that is delayed to comply with this 6-month delay requirement shall be accumulated and paid on the first day of the seventh month following the date of termination of employment (or, if earlier, the date of the Participant’s death).
18.8    Unfunded Plan. For purposes of ERISA, this Plan is intended to constitute an unfunded plan of incentive compensation, and it is not intended to provide retirement income, to result in a deferral of income for periods extending to the termination of employment or beyond, or to provide welfare benefits, and it shall be so construed and administered. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries and any Participant or any other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.
18.9    No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the Shareholders to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business; (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof; (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate; (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, Beneficiary or any other person shall have any claim against any member of the Board of Directors or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.
18.10    Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
18.11    Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
18.12    Governing Law. To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio, without regard to the principles of conflict of laws.
18.13    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Ohio or the United States District Court for the Northern District of Ohio and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to this Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Ohio, the United States District Court for the Northern District of Ohio, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Ohio State court or, to the extent permitted by law, in such federal court; (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient forum and agree not to plead or claim the same; (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Plan or any Award Agreement; (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel; and (e) agree that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Ohio.
18.4    Use of Electronic Media and Written Communications. All Plan notices and all Participant or Beneficiary notices, designations, elections, consents or waivers must be in writing (which may include an electronic communication) and made in a form the Plan specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to applicable law. The Plan, using any electronic medium, may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under applicable law. A Participant, a Participant's spouse or a Beneficiary may use any electronic medium to provide any Beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under applicable law. Any reference in this Plan to a “form,” a “notice,” an “election,” a “consent,” a “waiver,” a “designation,” a “policy” or to any other Plan-related communication includes an electronic version thereof as permitted under applicable law.
ARTICLE 19
EFFECTIVE DATE
19.1    Effective Date. The Cliffs Natural Resources Inc. 2012 Incentive Equity Plan first became effective on March 13, 2012, subject to its approval by the Shareholders on May 8, 2012, and was amended effective September 11, 2012. Subject to the approval of the Shareholders of the Company at the Annual Meeting of Shareholders held in 2014, the effective date of this Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan is the date of its adoption by the Board of Directors at its February

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement B-17

10, 2014 meeting. To the extent that Awards are made under this Plan prior to its approval by Shareholders, they shall be contingent upon Shareholder approval of this Plan and subject to the provisions of Section 16.3 hereof.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement B-18

ANNEX C    USE OF NON-GAAP FINANCIAL
MEASURES - FREE CASH FLOW

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Free Cash Flow, which is a non-GAAP financial measure that management uses in evaluating operating performance. This non-GAAP measure is presented in the proxy statement for the year ended December 31, 2013. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to its most directly comparable GAAP measure in the table below.

(In Millions)
Year Ended December 31,
2013
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,145.9
Less:
Purchase of property, plant and equipment	(861.6)
Common stock dividends	(91.9)
Preferred stock dividends	(35.7)
FREE CASH FLOW	$156.7

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement C-1

ANNEX C	USE OF NON-GAAP FINANCIAL MEASURES - ADJUSTED NET INCOME ATTRIBUTABLE TO CLIFFS' SHAREHOLDERS
The proxy statement contains financial measures that are not calculated in accordance with U.S. GAAP. Cliffs has presented Adjusted Net Income attributable to Cliffs' shareholders, which is a non-GAAP financial measure that management uses in evaluating operating performance. This non-GAAP measure is presented in the proxy statement for the years ended December 31, 2013 and 2012 on a total dollar value and a per diluted share basis. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to its most directly comparable GAAP measure in the table below.

	(In Millions, Except Per Share Amounts)
	Year Ended December 31,
	2013	2012
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$359.8	$(1,162.5)
Less non-cash items:
Goodwill impairment charges	(80.9)	(1,000.0)
Wabush-related costs*	(184.3)	(49.9)
Other impairment charges	(15.3)	—
Amapá impairment charge	(67.6)	(365.4)
MRRT valuation allowance	13.6	—
AMT valuation allowance	(24.4)	(226.4)
Tax impact	55.2	—
NET INCOME ATTRIBUTABLE TO CONTINUING OPERATIONS, net of tax - ADJUSTED	663.5	479.2
INCOME and GAIN ON SALE FROM DISCONTINUED OPERATIONS, net of tax	2.0	35.9
NET INCOME - ADJUSTED	$665.5	$515.1
LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	51.7	227.2
Less special charges:
Noncontrolling interest adjustment	(45.1)	(249.3)
NET INCOME ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - ADJUSTED	672.1	493.0
PREFERRED STOCK DIVIDENDS	(48.7)	—
NET INCOME ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS - ADJUSTED	$623.4	$493.0
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - ADJUSTED BASIC
Continuing operations	$4.10	$3.21
Discontinued operations	0.01	0.25
	4.11	3.46
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - ADJUSTED DILUTED
Continuing operations	3.84	3.21
Discontinued operations	0.01	0.25
	$3.85	$3.46
Weighted average number of shares:
Basic	151.7	142.4
Employee stock plans	0.5	—
Depositary Shares	22.1	—
Diluted**	174.3	142.4

*
Wabush-related costs include write-downs of $28 million and $30 million in the fourth-quarter and full-year of 2013, respectively. This was attributed to a supplies inventory write down, which is reported in Cost of Goods Sold on the Statement of Operations.

** Quarterly weighted-average diluted shares outstanding include shares that were considered antidilutive for calculating earnings per share.

CLIFFS NATURAL RESOURCES INC. - 2014 Proxy Statement C-2

Notice of
Annual Meeting
of Shareholders
to be held on
July 29, 2014
and
Proxy Statement

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 P.M Eastern Time, July 28, 2014.

VOTE BY INTERNET **WWW.FIRSTCOASTRESULTS.COM/CLIFFS**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, July 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE **1-800-223-9572**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, July 28, 2014. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Sign, date and mark your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign, date and mark the card below and fold and detach card at perforation before mailing.

WHITE PROXY

CLIFFS NATURAL RESOURCES INC. PROXY SOLICITED BY CLIFFS NATURAL RESOURCES INC. BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR ALL nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

Proposal 1 Election of the following nominees:

(01) Gary B. Halverson	(04) Susan M. Green	(07) James F. Kirsch
(02) Barry J. Eldridge	(05) Janice K. Henry	(08) Richard K. Riederer
(03) Mark E. Gaumond	(06) Stephen M. Johnson	(09) Timothy W. Sullivan

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominees(s) on the line: ______________________

	FOR	AGAINST	ABSTAIN
Proposal 2 Approval of the 2014 Nonemployee Directors' Compensation Plan.	☐	☐	☐
Proposal 3 Approval, on an Advisory Basis, our Named Executive Officers' Compensation.	☐	☐	☐
Proposal 4 Approval of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan.	☐	☐	☐
Proposal 5 Ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm to serve for the 2014 fiscal year.	☐	☐	☐

Note: In their discretion, Gary B. Halverson, James F. Kirsch, Richard K. Riederer and P. Kelly Tompkins, the proxies named in this card, are authorized to vote upon such business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

____
Signature

____
Signature (Capacity)

____
Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

RETIREMENT PLAN PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 P.M Eastern Time, July 24, 2014.

VOTE BY INTERNET WWW.FIRSTCOASTRESULTS.COM/CLIFFSPLAN

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, July 24, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE 1-800-254-6492

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, July 24, 2014. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Sign, date and mark your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign, date and mark the card below and fold and detach card at perforation before mailing.

W H I T E P R O X Y

CLIFFS NATURAL RESOURCES INC. PROXY SOLICITED BY CLIFFS NATURAL RESOURCES INC. BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR ALL nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

Proposal 1 Election of the following nominees:

(01) Gary B. Halverson	(04) Susan M. Green	(07) James F. Kirsch
(02) Barry J. Eldridge	(05) Janice K. Henry	(08) Richard K. Riederer
(03) Mark E. Gaumond	(06) Stephen M. Johnson	(09) Timothy W. Sullivan

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominees(s) on the line: ____________________

	FOR	AGAINST	ABSTAIN
Proposal 2 Approval of the 2014 Nonemployee Directors' Compensation Plan.	☐	☐	☐
Proposal 3 Approval, on an Advisory Basis, our Named Executive Officers' Compensation.	☐	☐	☐
Proposal 4 Approval of the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan.	☐	☐	☐
Proposal 5 Ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm to serve for the 2014 fiscal year.	☐	☐	☐

Note: In their discretion, T. Rowe Price, the proxies named in this card, are authorized to vote upon such business as may properly come come before the Annual Meeting or any adjournment thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

____
Signature

Signature (Capacity)

____
Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.